    As filed with the Securities and Exchange Commission on December 10, 1999

                                                     Registration No. 333-81981
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                     Pre-Effective Amendment No. 3 to
                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------
                                  COPE, INC.
                (Name of small business issuer in its charter)

                                ---------------

           Delaware                       7370                 87-0427731
   (State or jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
       incorporation or
         organization)        Classification Code Number)  Identification No.)

                                Grundstrasse 14
                           6343 Rotkreuz Switzerland
                                 4141-798-3344
  (Address and telephone number of principal executive offices and principal place of business)

                                ---------------
                                 Adrian Knapp
                                Grundstrasse 14
                          6343 Rotkreuz, Switzerland
                                 4141-798-3344
           (Name, address and telephone number of agent for service)
                                  Copies to:

            Daniel K. Donahue, Esq.                     Thomas S. Ward, Esq.
             Thomas C. Bacon, Esq.                     Wendell C. Taylor, Esq.
       Oppenheimer Wolff & Donnelly LLP                   Hale and Dorr LLP
      500 Newport Center Drive, Suite 700                  60 State Street
            Newport Beach, CA 92660                       Boston, MA 02109
                (949) 719-6000                             (617) 526-6000

                                ---------------
   Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
                                                                          Proposed
                                                             Proposed      maximum
                                               Amount        maximum      aggregate   Amount of
          Title of each class of               to be      offering price  offering   registration
       securities to be registered         registered(1)   per share(2)   price(2)      fee(3)
-------------------------------------------------------------------------------------------------
Common Stock, $.001 par value............  900,000 Shares      $33       $29,700,000  $8,256.67
-------------------------------------------------------------------------------------------------
Total....................................  900,000 Shares      $33       $29,700,000  $8,256.67
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(1) Includes shares the Underwriters will have the option to purchase solely to cover over-allotments, if any.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. The shares registered hereby are being sold for Euros, the official currency of the European Monetary Union. All financial information in this table has been calculated based on a Euro-U.S. dollar exchange rate of .96 to one as of June 25, 1999.

(3) In June 1999, COPE paid registration fees of $6,421.80 in connection with the registration of 700,000 shares of common stock. COPE is amending its registration to offer an additional 200,000 and pursuant to Section 457(a) of the Securities Act of 1933, shall pay only that portion of the registration fee associated with the additional 200,000 shares being registered pursuant to this amendment.

                                ---------------
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to
Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an +
+offer to sell securities, and we are not soliciting offers to buy these       +
+securities, in any state where the offer or sale is not permitted.            +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                  Subject to completion December   , 1999

PROSPECTUS

                              800,000 Shares

                                   COPE, INC.

                                  Common Stock

  We are offering 800,000 shares of common stock to non-U.S. persons outside the United States. Our common stock is traded on the OTC Bulletin Board under the symbol "COPE." We have applied to list our common stock on the NASDAQ National Market System under the symbol "COPE" and on the Neuer Markt of the Frankfurt Stock Exchange under the symbol "CVX."

  We expect that the public offering price will be between (Euro) 30 and
(Euro) 34 per share.

  Please see "Risk Factors" beginning on page 7 to read about certain factors you should consider before buying shares of our common stock.

  Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                                     Underwriting
                                         Price to    Discounts And  Proceeds to
                                          Public      Commissions      COPE
                                       ------------- ------------- -------------
   Per Share.......................... (Euro)        (Euro)        (Euro)
   Total(1)........................... (Euro)        (Euro)        (Euro)

(1) Before deducting expenses we will pay, estimated to be approximately $1,120,000.

  Our Chief Executive Officer, Stephan Isenschmid, and a major shareholder, Uwe Hinrichs, have granted Norddeutsche Landesbank Girozentrale the right to purchase up to an additional 100,000 shares to cover any over-allotments. Norddeutsche Landesbank Girozentrale expects to deliver the shares to the purchasers within 30 calendar days from the initial listing on the Neuer Markt. Norddeutsche Landesbank Girozentrale may exercise the over allotment option within 30 calendar days of the initial listing on the Neuer Markt.

                            Norddeutsche Landesbank
                                  Girozentrale

                           HSBC Trinkaus & Burkhardt
                        Kommanditgesellschaft auf Aktien

             The date of this prospectus is                  , 1999

   You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Prospectus Summary.......................................................   3
Risk Factors.............................................................   7
Market for Common Stock and Related Stockholder Matters..................  14
Dividend Policy..........................................................  14
Use of Proceeds..........................................................  15
Dilution.................................................................  16
Capitalization...........................................................  17
The Company..............................................................  18
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  19
Business of COPE.........................................................  26
Management...............................................................  33
Principal Stockholders and Beneficial Ownership of Management............  38
Description of Securities................................................  39
Anti-Takeover Provisions.................................................  40

                                                                          Page
                                                                          ----
Book-Entry-Only Issuance of Common Stock Trading on German Stock
 Exchanges...............................................................  42
Taxation.................................................................  42
Underwriters.............................................................  47
Internet Subscriptions...................................................  48
Shares Eligible for Future Sale..........................................  49
Legal Matters............................................................  49
Experts..................................................................  49
Available Information....................................................  50
Index to Financial Statements............................................ F-1

Alternate Pages
  General Information.................................................... A-1
  The Offering........................................................... A-1
  Investments............................................................ A-7
  Research and Development............................................... A-8
  Patents and Licenses................................................... A-8
  Quality Management (ISO 9001).......................................... A-8
  Recent Developments and Outlook........................................ A-8

   Until     , 2000 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

   You should read this summary together with the more detailed information and financial statements and notes appearing elsewhere in this prospectus. Most financial figures are denominated in U.S. dollars and are designated by the symbol $, however some financial figures are denominated in Euros and are designated by the symbol (Euro).

   The sale of the offered shares will be settled in Euros and the estimated offering price is (Euro)32 per share. However, to provide for a consistent financial presentation, the disclosure concerning our application of the net proceeds of this offering is set forth in U.S. dollars and assumes an offering price of $32.24 per share based on a Euro-U.S. dollar exchange rate of .9924 Euros for one U.S. dollar as of November 30, 1999. The actual offering price will be between (Euro)30 and (Euro)34. The actual offering price will be based on further negotiations between us and our underwriters.

                                      COPE

   We are a provider of enterprise data storage and security consulting, services and solutions to customers located primarily in Western Europe. Our business consists of the analysis, design and implementation of storage and security systems that integrate the software and hardware products that best meet the identified objective. We generally provide our data storage and security systems on a turn-key basis and purchase for resale the software and hardware components made part of the systems solutions. We resell software and hardware products offered by the major vendors in the data storage and security industry. We also offer our own proprietary storage software products, Hiback and Hibars. We provide our enterprise data storage and security systems and solutions to a variety of companies in the financial, insurance, pharmaceutical and telecommunication industries located primarily in Germany, Switzerland, and Austria.

   High availability of stored enterprise data is a critical factor in today's business environment. To reduce costs, improve productivity and improve customer service, large organizations are streamlining their processes by implementing strategic software applications to manage their data. To be competitive, an organization needs immediate access to necessary data, regardless of where it is stored. Without this access, productivity, and the cost of doing business, suffers. The importance and volume of stored, complex data has created a demand for secure and reliable methods of storage that allow for efficient and cost-effective protection and management of this data.

   Our goal is to become the leading independent provider of enterprise data storage and security services and solutions in Western Europe. The key elements of our strategy are:

  . Emphasize Consulting Services. By emphasizing the quality of our consulting services, we believe that we can establish and foster a reputation in Western Europe as a leading provider of enterprise data storage and security services and solutions.

  . Foster a Reputation for Independence. We intend to foster the reputation and image of an independent organization firm dedicated exclusively to providing storage and security services and solutions to the enterprise data storage market only.

  . Expand Through Targeted Acquisitions. We intend to aggressively seek out and acquire high quality independent consulting firms throughout Western Europe.

   Our executive offices are located at Grundstrasse 14, 6343 Rotkreuz, Switzerland; telephone + 4141-798-3344.

                                  The Offering

 Common stock outstanding prior to
  this offering...................  3,405,423 shares(1)

 Common stock offered(2):.........  800,000 shares

 Common stock to be outstanding
  after the offering..............  4,205,423 shares

 Use of proceeds..................  We intend to use the net proceeds from the offering for acquisitions and working
                                    capital, repayment of indebtedness, and
                                    research and development.

 Dividend policy..................  We have no immediate plans to pay dividends. Because we are an emerging
                                    enterprise, we will use all earnings to
                                    fund our ongoing operation and the growth
                                    of the business.

 Proposed NASDAQ National Market
  System symbol...................  COPE

 Proposed Neuer Markt symbol......  CVX

--------

(1) Does not include options and warrants outstanding as of the date of this prospectus to purchase an aggregate of 377,931 shares of common stock.

(2) Does not include the right of Norddeutsche Landesbank Girozentrale to purchase up to an additional 100,000 shares of common stock from our Chief Executive Officer, Stephan Isenschmid, and from one of our major shareholders, Uwe Hinrichs, to cover any over-allotments.

                             Summary Financial Data

   The income statement and cash flow data set forth below for the years ended December 31, 1998, 1997 and 1996 are derived from the audited financial statements included elsewhere in this prospectus. The balance sheet information as of September 30, 1999 and the income statement and cash flow data as of September 30, 1999 and 1998 are derived from the unaudited financial statements included elsewhere in this prospectus. Our financial statements are presented in U.S. dollars and have been prepared in accordance with U.S. generally accepted accounting principles.

                                                                   Nine Months Ended
                               Year Ended December 31,               September 30,
                         -------------------------------------  ------------------------
                            1998         1997         1996         1999         1998
                         -----------  -----------  -----------  -----------  -----------
Statement of Operations
 Data:
Total revenue........... $29,059,150  $17,916,171  $12,515,123  $24,905,521  $17,324,933
Cost of sales...........  20,281,131   12,817,738    8,829,711   16,561,361   12,106,255
Operating expenses......   7,685,600    4,557,179    3,275,185   10,013,462    4,826,608
Net income (loss).......   1,011,571      632,897      315,823   (1,668,247)     435,630
Basic earnings (loss)
 per share..............        0.34         0.23         0.12        (0.49)        0.14
Diluted earnings (loss)
 per share..............        0.34         0.23         0.12        (0.49)        0.14
Weighted average shares
 outstanding:
  Basic.................   2,936,589    2,740,833    2,700,000    3,418,217    3,132,654
  Diluted...............   2,948,709    2,740,833    2,700,000    3,418,217    3,144,432
Cash Flow Data:
Net cash flow provided
 (used) by operating
 activities............. $   725,309  $   290,935  $   658,632  $(1,517,528) $(1,324,482)
Net cash flow provided
 (used) by investing
 activities.............      33,827   (1,055,772)    (230,295)  (1,527,548)     512,288
Net cash flow provided
 (used) by financing
 activities.............    (194,601)   1,197,081     (293,085)   2,758,316      846,603

                                                         September 30, 1999
                                                     ---------------------------
                                                       Actual     As Adjusted(1)
                                                     -----------  --------------
Balance Sheet Data:
Working capital (deficit)........................... $(2,439,130)   20,943,270
Total assets........................................  28,532,410    45,839,810
Total liabilities...................................  12,339,259     6,264,259
Stockholders' equity................................  16,193,151    39,575,551

Earnings before
 interest, taxes,
 depreciation and
 amortization (2)...... 1,463,467     800,063     759,711      87,342    605,276

--------

(1) As adjusted to reflect the sale of 800,000 shares of common stock sold by us at an assumed public offering price of $32.24 per share, after deducting underwriting discounts and estimated offering expenses, and our application of the net proceeds towards the repayment of approximately $6,075,000 of short-term borrowings as of November 30, 1999 as described under "Use of Proceeds."

(2) Earnings before interest, taxes, depreciation and amortization is defined as net income plus the following:

    . extraordinary items and cumulative effect of accounting change;

    . provision for income taxes;

    . interest expense; and

    . depreciation and amortization

   Earnings before interest, taxes, depreciation and amortization is presented not as an alternative measure of operating results or cash flow from operations as determined in accordance with generally accepted accounting principles, but because it is a widely accepted financial indicator of a company's ability to incur and service debt.

Pro Forma Financial Data

   The pro forma financial information set forth below is derived from the historical financial statements of COPE, Forum and Hicomp and the unaudited pro forma consolidated financial statements and related notes that are included elsewhere in this prospectus. The information sets forth on an unaudited pro forma basis for the periods presented the consolidated results of operations of COPE, Forum and Hicomp as if COPE's acquisitions of Forum and Hicomp had occurred on January 1, 1998.

                                                            Year Ended       Nine Months
                                                           December 31,  Ended September 30,
                                                               1998             1999
Pro Forma Consolidated COPE, Forum and Hicomp              ------------  -------------------
Total revenue:                                             $38,578,226       $25,356,428
Net loss:                                                   (1,875,736)       (2,464,983)

                                  RISK FACTORS

   This offering and an investment in our common stock involve a high degree of risk. You should carefully consider the following risk factors and the other information in this prospectus before investing in our common stock. Our business and results of operations could be seriously harmed by any of the following risks. The trading price of our common stock could decline due to any of these risks, and you may lose part or all of your investment.

We Are a Rapidly Growing Company and We May Not Be Able to Properly Manage Our Growth, Which May Increase the Cost of Our Operations and Decrease Our Profits

   We have grown significantly since 1996, with increases in revenues from $12.5 million in 1996 to $17.9 million in 1997 and $29.1 million in 1998. We also added substantial operations through our acquisition of Forum GmbH on June 25, 1998, and conducted a slight shift in strategic focus by adding a proprietary line of software products through our Hicomp acquisition. In addition, we intend to pursue an aggressive growth strategy. Our growth and our acquisitions of Forum and Hicomp have strained our management team, our consulting and services divisions, internal information systems and other resources. We cannot assure you that we will succeed in effectively managing our existing operations or our anticipated growth, which could hurt our growth and increase the cost of our operations.

Our Business is Dependent on Our Ability to Resell Hardware and Software Products Manufactured by Third Parties, but We Have No Long Term Agreements with Any of Those Parties

   We do not develop or manufacture most of the products we sell to our customers. Instead, we contract to deliver our information systems, including most of the software and hardware, on a turn-key basis based on fixed price contracts. Accordingly, we are substantially dependent on several third party product suppliers, particularly the manufacturers and distributors of the software and hardware products we sell to our customers. We do not have written agreements with many of our suppliers and the written agreements we do have tend to be short term in nature and are subject to termination by the supplier on short notice. This risk is further enhanced by the fact that we also compete with some of these third party product suppliers in the provision of data storage and security services and solutions to the European market. In the event a key supplier terminates its relationship with us, or should we be compelled to do the same, we would be forced to find new suppliers, which could increase our operating costs and reduce our gross sales.

Our Acquisitions of Forum and Hicomp Have Caused Us to Incur Significant Amounts of Goodwill Which Will Reduce Our Future Net Income

   Our acquisitions of Forum and Hicomp have been accounted for under the purchase method of accounting, which means that we must report at our cost the assets of Forum and Hicomp, less their liabilities. The difference between the purchase price we paid for Forum and Hicomp and the difference between their assets and liabilities must be recorded by us as goodwill. As a result of these acquisitions, we have incurred goodwill totalling $16.4 million. We are required to amortize the goodwill as part of our operational expenses over the next seven years in the case of the Forum acquisition, and over the next five years in the case of the Hicomp acquisition. Although the amortization of goodwill is a non-cash expense, and does not negatively effect our cash flow from operations, it will result in a significant reduction of our net income over the next seven years and may even cause us to experience net losses in some or all of those years. This may have a negative effect on the price of our common stock.

Future Acquisitions of Companies or Technologies May Result In Disruptions To Our Business and Diversion of Management Attention

   As part of our business strategy, we intend to continue to make acquisitions of complementary companies, products or technologies. If we make any acquisitions, we will be required to assimilate the operations, products and personnel of the acquired businesses and train, retain and motivate key personnel from the acquired businesses. We may be unable to maintain uniform standards, controls, procedures and policies if we fail in these efforts. Similarly, acquisitions may subject us to liabilities and risks that are not known or identifiable at the time of the acquisition or may cause disruptions in our operations and divert management's attention from day-to-day operations. This could impair our relationships with our current employees, customers and strategic partners. We may have to incur debt or issue equity securities to pay for any future acquisitions. The issuance of equity securities for any acquisition could be substantially dilutive to our shareholders. In addition, our profitability may suffer because of acquisition-related costs or amortization costs for acquired goodwill and other intangible assets. In consummating acquisitions, we are also subject to risks of entering geographic and business markets in which we have no or limited prior experience. If we are unable to fully integrate acquired businesses, products or technologies with our existing operations, we may not receive the intended benefits of the acquisition.

We Face Intense Competition and May Be Unable to Compete Successfully

   The data storage and security market is intensely competitive, highly fragmented and characterized by rapidly changing technology and evolving standards. Competitors vary in size and in the scope and breadth of the products and services offered. Our major competitors are vendors of information management software and hardware products, including Compaq Computer Corp, EMC Corp, Hewlett Packard, Storage Technology and Unisys Corp, some of which are significant suppliers to us. We also experience significant competition from other independent consulting and engineering firms.

   Many of our current and potential competitors have significantly greater financial, technical, marketing and other resources than us. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or, in the case of vendors, to devote greater resources to the development, promotion, sale and support of their products than us. We also expect that competition will increase as a result of future software industry consolidations, which have occurred in the information technology market in the past. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties. Accordingly, it is possible that such competitors or alliances may emerge and rapidly acquire significant market shares. There can be no assurance that we will be able to compete successfully against current or future competitors or that competitive pressures faced by us will not prevent us from increasing or even maintaining our present level of operations.

Our Growth May Be Limited and Our Cost of Operations May Increase Because of Our Inability to Attract Qualified Engineers with Experience in the Data Storage Industry

   Our strategic plans for development and growth are dependent upon our ability to attract qualified technical engineers. However, competition for personnel with experience in the data storage industry, particularly qualified engineers, is intense. Qualified engineers with experience in the data storage industry are in chronically short supply in Europe and this shortage is expected to worsen during the next few years. As a result, the cost of attracting and retaining qualified engineers is expected to increase over the next few years. In addition, our inability to attract and retain engineers with experience in the data storage industry could limit our ability to expand our operations.

We Have No Immediate Plans to Pay Cash Dividends

   We have never declared nor paid cash dividends on our capital stock and we have no immediate plans to declare or pay any cash dividends. Earnings, if any, will be retained to fund development and expansion. Any future determination to pay cash dividends will be at the discretion of the board of directors and will depend upon our financial condition, results of operations, capital requirements, general business condition and other factors our board of directors considers relevant.

Our Operating Results May Fluctuate Significantly and, As a Result, We May Fail to Meet the Expectations of Investors and Analysts, Causing Our Stock Price to Fluctuate or Decline

   Our operating results may fluctuate significantly in the future which could cause volatility in the price of our common stock. Many factors may cause these fluctuations, including:

  . The timing of introductions or enhancements of data storage and security products and services by us or our competitors;

  . Employee hiring and retention, particularly with respect to sales and consulting personnel and the key personnel of operations acquired by us;

  . The pace of development of the technology underlying the data storage and security industry and our continued access to this technology;

  . Lengthy sales and implementation cycles of our data storage and security solutions;

  . Changes in pricing policies by us or our competitors;

  . Changes in strategy; and

  . Changes in the level of operating expenses to support projected growth.


   We tend to experience greater revenues and earnings in the fourth quarter of the calendar year and the least amount of revenue and earnings in the first quarter. In addition, our sales and implementation cycles vary substantially from customer to customer and can extend over two or more quarters. This adds to the unpredictability of our revenues. However, our expense levels, other than for costs of goods sold, are relatively fixed. Because of this, our net income may be lower than expected if we experience an unanticipated decline in revenue for a particular quarter. As a result of these factors, revenues and earnings for any quarter may vary significantly and we do not believe that period-to-period comparisons of our financial performance are necessarily meaningful. Fluctuations in our operating results may also result in volatility in the price of our common stock. It is likely that in some future quarters our revenue or operating results will be below the expectations of the public market analysts or investors. If that happens, the price of our stock may decline.

We May Be Subject to Product Liability Claims

   We may be subject to product liability claims for computer software and hardware products and systems that contain undetected errors. Despite extensive testing prior to sale, our data storage and security solutions have in the past contained errors that were discovered only after they were sold. Errors or performance problems may also be discovered in the future. If a customer detects a defect after implementation in the future, the customer could experience loss of sales and damage to its brand or reputation, which in turn may lead to damages claims against us.

   Although our sales agreements with our customers typically contain provisions designed to limit our exposure to potential product liability claims, we do not know if these limitations of liability are enforceable or would otherwise protect us from liability for damages to a customer resulting from a defect in one of our solutions. Although we maintain liability insurance covering damages arising from implementation and use of our solutions and products, we do not know if this insurance would cover any claims brought against us for lost profits or any other economic damage suffered by our customers. Any product liability or other claims brought against us, if successful and of sufficient magnitude, could cause us to spend significant resources on litigation which could materially adversely affect our cash flows. In addition, these claims could damage our reputation in the industry.

Because We Have Few Proprietary Rights, Others Can Provide Products and Services Substantially Equivalent to Ours

   We hold no patents. We believe that with the exception of our Hiback and Hibars software, most of the technology used by us in the design and implementation of our storage and security solutions is generally known and available to others. Consequently, apart from the advantages afforded by our Hiback and Hibars software, others can design and implement storage and security solutions substantially equivalent to ours. With regard to our Hiback and Hibars software, we rely on a combination of confidentiality agreements and trade secret law to protect the confidentiality of this information. In addition, we restrict access to confidential information on a "need to know" basis. However, there can be no assurance that we will be able to maintain the confidentiality of our proprietary information.

   While we have registered or applied for the registration of the mark "COPE" and other marks in Switzerland and elsewhere, we have not applied for the registration of the "COPE" mark in the United States. If we applied to register the "COPE" mark in the United States, there can be no assurance that we would be able to obtain trademark protection for the COPE name in the U.S. Moreover, there are several third parties that hold trademark registrations for the mark "COPE" in the United States. While we do not believe that we infringe on any of these trademark registrations, it is possible that one or more of the holders of these trademarks may claim that we are violating their trademark rights.

   If our trademark or other proprietary rights are violated, or if a third party claims that we violate their trademark or other proprietary rights, we may be required to engage in litigation. Proprietary rights litigation tends to be costly and time consuming. Bringing or defending claims related to our proprietary rights may require us to redirect our human and monetary resources to address those claims. In addition, in the event someone claims that we are infringing on their U.S. trademark rights to the mark "COPE," we may be required, or we may choose, to change our corporate name.

Because We Have No Specific Plans for a Large Portion of the Proceeds, Management May Allocate the Proceeds to Uses the Stockholders Do Not Consider Desirable

   Approximately 70% of the net proceeds from the offering are allocated toward unspecified acquisitions and working capital. As a result, our management will have the discretion to allocate a large portion of the net proceeds of this offering to uses the stockholders may not deem desirable. Further, we may not be able to invest these proceeds to yield a significant return.

We May Incur Substantial Liabilities or Costs in Defending a Claim in
Arbitration

   In 1995, we were sued for money damages by a company alleging our wrongful termination of an agreement. In 1996, the court, pursuant to our request, stayed all proceedings and ordered the plaintiff to arbitrate the dispute in California. As of the date of this prospectus, the plaintiff has not initiated arbitration proceedings. However, no assurance can be made as to the ultimate outcome of this action and it is possible that the plaintiff might be successful in obtaining a significant judgment against us. For a more detailed description, please see "Business--Litigation."

We May Incur Currency Risk and Conversion Costs as a Result of the Euro
Conversion

   On January 1, 1999, 11 of the 15 member countries of the European Union established fixed conversion rates between their existing sovereign currencies and the Euro, and adopted the Euro as their common legal currency on that date. We currently denominate many of our transactions in Euros. Euro conversion is expected to generally increase cross-border price transparency among the participating countries and result in a more competitive European market. We are uncertain as to the effect, if any, that Euro conversion will have on our ability to sell our products and services in the European market. Euro conversion could potentially impact our pricing strategies and the demand for our services and products in the European market, lead to increased competition within the European market for the services and products sold by us, or impact our relationships with vendors and licensors. As a result of competitive pressures, we could also potentially be required to denominate future transactions in Euros and incur currency risk and conversion costs as a result.

Our International Operations May Suffer Because of Factors Outside of Our
Control

   A component of our long-term strategy is to expand into a number of European markets. However, we may not be able to market, sell and deliver successfully our services outside Germany, Switzerland, Austria and the other areas we presently serve. In addition, we will be subject to risks outside of our control that are inherent in conducting business internationally, including:

  . unexpected changes in regulatory requirements;

  . export restrictions, tariffs and other trade barriers;

  . problems in collecting accounts receivable;

  . currency fluctuations;

  . seasonal reductions in business activity; and

  . potentially adverse tax consequences.

   In addition, our international sales are denominated in either Swiss Francs or Euros, while our cost of sales are denominated predominantly in U.S. dollars. Consequently, we are subject to the risk of foreign currency translation gains and losses that could harm our financial results. To the extent that we generate profits in foreign countries, our marginal income tax rate in those countries could be higher than the marginal income tax rate in the countries in which we operate.

We May Incur Significant Costs as a Result of the Year 2000 Problem

   Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, many companies' software and computer systems may need to be upgraded or replaced in order to comply with these "Year 2000" requirements. Although we believe that our systems are Year 2000 compliant, we do utilize third-party equipment and software that may not be Year 2000 compliant. Failure of this third-party equipment or software to operate properly with regard to the Year 2000 and thereafter could require us to incur unanticipated expenses to remedy any problems. See, "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Control By Existing Stockholders May Limit Your Ability to Influence the Outcome of Director Elections and Other Transactions Requiring Stockholder Approval

   Upon the completion of this offering, COPE's present directors and executive officers and their respective affiliates will beneficially own approximately 62.4% of the outstanding common stock, 61.2% if the overallotment option is exercised in full. As a result, these stockholders, if they act together, will be able to exercise significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, and will have veto power over any stockholder action or approval requiring a majority vote.

Provisions in Our Corporate Charter and Bylaws, As Well As Applicable Regulations May Effect the Rights of Common Stockholders

   Our certificate of incorporation, bylaws, and Delaware law contain provisions which may effect the rights of the common stockholders and may be deemed to have an anti-takeover effect. These provisions may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in that stockholder's best interests. For example, our certificate of incorporation allows our board of directors to issue up to an additional 5,000,000 shares of preferred stock and to determine the price, rights, preferences and privileges of those shares without any further vote or action by our stockholders. No shares of preferred stock are currently outstanding, however, any shares of preferred stock issued by our board of directors may contain rights and preferences adverse to the voting power and other rights of the holders of common stock.

   In addition, we are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law which prohibits a publicly-held Delaware corporation from engaging in business combinations with interested stockholders for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. Finally, in connection with our listing on the Neuer Markt of the Frankfurt Stock Exchange, we are required to comply with the German Takeover Code, which regulates mergers, consolidations and tender offers. Compliance with both Delaware and German law could have the effect of delaying, deterring or preventing a tender offer or takeover attempt that a stockholder might consider to be in that stockholder's best interests, including attempts that might result in a premium over the market price for the shares held by stockholders.

We Do Not Have an Active Market for Our Common Stock and If We Fail to Establish an Active Market You May Not be Able to Sell Your Shares in a Timely Manner or at a Fair Price

   Our common stock is traded on the OTC Bulletin Board under the symbol "COPE." On November 30, 1999, the last reported sale price of the common stock on the OTC Bulletin Board was $22.00 per share. However, we consider our common stock to be "thinly traded" and any last reported sale prices may not be a true market-based valuation of the common stock. Although we intend to list our common stock on the NASDAQ National Market System and the Neuer Markt, an active market for our common stock may not develop. In addition, the stock market in general, and the stocks of technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies.

The Underwriters Are Not NASD Member Firms and Therefore Will be Unable to Stabilize Our Shares Traded on NASDAQ in the Event of a Volatile NASDAQ Market

   Following the completion of this offering, our common shares will trade on the Frankfurt Stock Exchange, "Neuer Markt" and the NASDAQ National Market System. However, none of the underwriters are members of the NASD and, consequently, are not allowed to act as market makers on NASDAQ. As a result, the underwriters will not be expected to engage in the purchase and sale of our common shares for their own account for purposes of providing a stabilizing effect in the event of a volatile market. We expect that those NASD member firms that presently make a market in our common shares on the OTC Bulletin Board will continue to serve as market makers for our common shares on NASDAQ. However, there can be no assurance that these market makers will engage in stabilizing activities or otherwise support the market for our common stock. In addition, volatility in the trading in our common shares on NASDAQ may cause volatility in the trading of our common shares on the Frankfurt Stock Exchange, "Neuer Markt".

Shareholders Will Experience Immediate Dilution

   Because our common stock has in the past been sold at prices substantially less than the public offering price that you will pay, you will suffer immediate dilution of $26.64 per share in pro forma net tangible book value. The exercise of outstanding options and warrants may result in further dilution.

The Sale of Shares That Are Eligible for Future Sale Could Depress the Market Price of Our Stock

   Sales in the market of a substantial number of shares of common stock after the offering could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. Based on the shares of common stock outstanding as of November 30, 1999, without giving effect to the exercise of the overallotment option, on completion of this offering we will have 4,205,423 shares of common stock outstanding. The 800,000 shares sold in this offering, which would be 900,000 shares if the underwriters' option to purchase additional shares is exercised in full, will be freely tradable without restriction or further registration under the Federal securities laws unless purchased by our

"affiliates" as that term is defined in Rule 144. Of the remaining shares, approximately 2,782,459 shares of common stock outstanding on completion of this offering will be "restricted securities," as that term is defined in Rule 144, assuming the overallotment option is exercised in full.

   Our major existing shareholders, Adrian Knapp, Stephan Isenschmid and Uwe Hinrichs and us are subject to an agreement with Deutsche Borse AG and NORD/LB that limit our ability to sell shares of common stock. We are obligated to refrain, during a period of six months from the date of admission of the shares to the Frankfurt Stock Exchange, Neuer Markt, from offering or selling shares directly or indirectly or taking other actions economically equivalent to a sale. Deutsche Borse AG may exempt our major existing shareholders and us from these requirements upon our request.

Some of the Statements in this Prospectus Are Forward-Looking Statements, and Actual Events or Results May Differ Materially From the Future Events or Financial Performance Described in This Prospectus

   This prospectus contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "except," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under "Risks Factors." These factors may cause our actual results to differ materially from any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date the shares are first listed on the Frankfurt Stock Exchange, "Neuer Markt" to conform these statements to actual results or to changes in our expectations.

            MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

   Our common stock trades on the OTC Bulletin Board under the symbol "COPE." The following table shows the high and low bid prices of our common stock for the periods indicated as reported by the OTC Bulletin Board. These quotations reflect inter-dealer prices without retail markup, markdown or commission and may not necessarily represent actual transactions. All share prices are adjusted to reflect the one for 58 reverse split of the common stock effected in August 1998.

                                                                   High   Low
                                                                  ------ ------
   1997:
   First quarter................................................. $10.88 $ 3.63
   Second quarter................................................ $ 9.28 $ 3.63
   Third quarter................................................. $10.88 $ 3.48
   Fourth quarter................................................ $11.02 $ 4.06

   1998:
   First quarter................................................. $10.88 $ 4.64
   Second quarter................................................ $11.60 $ 6.38
   Third quarter................................................. $12.63 $ 7.25
   Fourth quarter................................................ $20.25 $10.37

   1999
   First quarter................................................. $41.00 $18.00
   Second quarter ............................................... $35.00 $24.25
   Third quarter ................................................ $35.00 $23.50
   Fourth quarter (through November 30, 1999).................... $27.00 $18.00

   As of November 30, 1999, COPE had approximately 331 record holders of its common stock.

                                DIVIDEND POLICY

   We have never declared nor paid any cash dividends on our capital stock. We currently intend to retain any future earnings to finance the growth and development of our business and therefore we have no immediate plans to pay cash dividends. Any future determination to pay cash dividends will be at the discretion of the board of directors and will be dependent upon our financial condition, results of operations, capital requirements, general business condition and other factors our board of directors considers relevant.

                                USE OF PROCEEDS

   The net proceeds to us from the sale of 800,000 shares of common stock in this offering are estimated to be approximately $23,382,400, at an assumed public offering price of $32.24 and after deducting underwriting discounts and commissions of approximately $1,289,600 and estimated offering expenses of $1,120,000 payable by us.

   We expect to use the net proceeds for yet unidentified acquisitions and working capital ($16,307,400), repayment of bank debt ($2,500,000), the loans from NORD/LB ($2,200,000), the loan from an unaffiliated third party ($625,000) and the loan from Adrian Knapp ($750,000). We also intend to apply $1,000,000 towards research and development. The net proceeds from the offering will be between $21,854,800 and $24,917,600 based on an offering price in the range of $30.23 to $34.26. To the extent that the actual public offering price is greater than or less than $32.24 per share, the net proceeds for unidentified acquisitions and working capital will be adjusted accordingly.

   The bank debt bears interest at an average rate of 3% per annum, is due on demand, and is collateralized by the accounts receivable of COPE and life insurance policies on the major shareholders, Mr. Adrian Knapp and Mr. Stephan Isenschmid. The loans from NORD/LB bear interest at a rate of 6% per annum and all principal and interest is due and payable no later than February 29, 2000. The loan from the third party does not bear interest however COPE has agreed to issue to the lender 1,000 shares of common stock for each quarter that the principal remains outstanding. The loan from Adrian Knapp bears interest at a rate of 8.5% per annum.

   The amounts actually expended for working capital and other expenses may vary significantly and will depend on a number of factors, including the amount of our future revenues and other factors described under "Risk Factors." Accordingly, our management will retain broad discretion in the allocation of the net proceeds of this offering. We have no current plans, agreements, or commitments regarding any specific acquisition, and are not currently engaged in any negotiations concerning any of these transactions. Pending these uses, the net proceeds from this offering will be invested in short-term, interest-bearing, investment-grade securities.

                                    DILUTION

   Our net tangible book value per share was $0.35 based upon our consolidated balance sheet as of September 30, 1999, without giving any effect to any changes after September 30, 1999. "Net tangible book value" per share represents the amount of our tangible assets, less the amount of liabilities, divided by the number of shares of common stock outstanding. After deducting underwriting discounts and commissions and the estimated offering expenses payable by us, the pro forma net tangible book value per share at September 30, 1999, will be approximately $5.60. The current stockholders will thus benefit from an immediate increase in net tangible book value per share of $5.25. There will be an immediate dilution to new investors of approximately $26.64 per share.

   The following table illustrates the dilution to investors in this offering on a per share basis as of September 30, 1999 assuming the sale of offered shares at $32.24 per share:

     Offering price per share.....................................       $32.24
       Net tangible pro forma book value per share before
        offering.................................................. $0.35
       Increase per share attributable to payments made by new
        investors................................................. $5.25
     Pro forma net tangible book value per share after offering...       $ 5.60
                                                                         ------
     Dilution in net tangible book value per share to new
      investors...................................................       $26.64

   The calculations set for the above assume no exercise of presently outstanding options or warrants. There were 304,803 options and warrants outstanding as of September 30, 1999, of which 272,403 had an exercise price less than the assumed offering price of $32.24 per share. The weighted average exercise price of these options and warrants is $14.80. If these options and warrants had been exercised as of September 30, 1999, the pro forma net tangible book value per share at September 30, 1999 would have been $6.41. There would have been an immediate dilution to new investors of approximately $25.83 per share.

                                 CAPITALIZATION

   The following table sets forth our capitalization as of September 30, 1999 on an actual basis and as adjusted to reflect the sale of 800,000 shares of common stock offered by us at an assumed public offering price of $32.24 per share, after deducting estimated underwriting discounts and commissions and estimated offering expenses. This table should be read in conjunction with COPE's consolidated financial statements and the notes relating to those statements included elsewhere in the prospectus. This information is based on the number of shares outstanding on September 30, 1999. It excludes:

  . 275,010 shares of common stock issuable upon the exercise of options outstanding as of September 30, 1999 with a weighted exercise price of $18.77 per share;

  . 29,793 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 1999 warrants with an exercise price of $7.54 per share; and

  . an aggregate of 102,600 shares of common stock as of September 30, 1999 reserved for future issuance under our 1998 Stock Option Plan.

                                                        September 30, 1999
                                                      ------------------------
                                                        Actual     As Adjusted
                                                      -----------  -----------
Shareholders' equity:
  Common stock, $.001 par value:
  30,000,000 shares authorized, actual and as
   adjusted; 3,395,751 shares issued and outstanding
   actual; and 4,195,751 shares issued and
   outstanding, as adjusted..........................       3,596        4,396
Additional paid in capital...........................  15,276,065   38,657,665
                                                      -----------  -----------
Cumulative translation adjustment....................     (65,843)     (65,843)
                                                      -----------  -----------
Retained earnings....................................     979,333      979,333
                                                      -----------  -----------
  Total shareholders' equity.........................  16,193,151  $39,575,551
                                                      -----------  -----------
    Total capitalization............................. $16,193,151  $39,575,551
                                                      ===========  ===========

                                      COPE

   COPE is a Swiss-based provider of enterprise data storage and security consulting, services and solutions. COPE was formed under the laws of the State of Utah on October 7, 1985 under the name "Harrier, Inc." From October 1985 to September 1998, COPE operated under the name "Harrier, Inc." On June 6, 1990, COPE reorganized as a Delaware corporation and from 1990 until September 1998 was operated by predecessor management as a developer and marketer of health, fitness and medical products.

   In September 1998, the predecessor management of COPE completed a series of transactions by which COPE discontinued all operations and divested itself of substantially all of its assets and liabilities relating to the development and marketing of health, fitness and medical products. At the same time, COPE acquired all of the outstanding capital shares of COPE Holding AG, a Swiss stock corporation engaged in the business of enterprise data storage. It was at this time that the company changed its name to "COPE, Inc."

   These transactions were carried out based on an Amended and Restated Securities Purchase Agreement and Plan of Reorganization dated July 24, 1998 between COPE and the shareholders of COPE Holding AG, including Messrs. Knapp and Isenschmid. As a result of this agreement, COPE:

  . amended its certificate of incorporation to change its name from Harrier, Inc. to COPE, Inc. and to reverse split its outstanding common stock on a one for 58 basis;

  . sold a controlling interest in its only subsidiary, Glycosyn
    Pharmaceuticals, Inc., a Delaware corporation;

  . divested itself of substantially all of its operations, assets and liabilities on hand immediately prior to the reorganization; and

  . issued 2,862,000 post-split shares of common stock to the shareholders of COPE Holding AG in exchange for all of the issued and outstanding capital shares of COPE Holding AG.

The shares issued to the shareholders of COPE Holding AG at the time of the reorganization represented 91.4% of COPE's issued and outstanding capital stock. Following the reorganization, the stockholders of COPE Holding AG became the controlling stockholders of COPE's and COPE Holding AG became its wholly-owned subsidiary. Kevin DeVito, one of COPE's current directors, was the President and a director of COPE prior to its reorganization with COPE Holding AG.

   COPE Holding AG was formed as a Swiss stock corporation in 1991 by Adrian Knapp and Stephan Isenschmid under the name of COPE AG. On March 25, 1998, COPE AG changed its name to COPE Holding AG. COPE Holding AG then founded a wholly-owned subsidiary under the name of COPE AG and transferred substantially all of its assets and liabilities to the newly-formed subsidiary as of the same date.

   Unless the context otherwise requires, the term "COPE" refers to the Delaware corporation known as COPE, Inc., its wholly-owned subsidiary, COPE Holding AG and the wholly-owned subsidiaries of COPE Holding AG: COPE AG, a Swiss stock corporation, COPE GmbH, a German stock corporation, COPE GesmbH, an Austrian stock corporation, and Hicomp Software Systems GmbH, a German stock corporation.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

   This "Management's Discussion and Analysis of Financial Condition and Results of Operations" should be read in conjunction with COPE's financial statements, the notes to those statements and the other financial data included elsewhere in this prospectus. Some of the information in this section contains forward-looking statements which involve risks and uncertainties. COPE's actual results may differ materially from the results predicted by these forward-looking statements due to various factors, including but not limited to those which are discussed below and elsewhere in this prospectus.

Overview

   General. COPE is a Swiss-based provider of data storage and security services and solutions. COPE presently conducts business throughout Germany, Switzerland and Austria.

   COPE Reorganization. As more fully described in the section "COPE" on page 17, in September 1998 the predecessor management of COPE completed a series of transactions by which COPE discontinued prior operations and at the same time acquired COPE Holding AG. Following the reorganization of COPE with COPE Holding AG, the former stockholders of COPE Holding AG owned approximately 91.4% of the outstanding shares of the common stock of COPE. As a result, COPE Holding AG was the accounting acquiror and COPE's acquisition of COPE Holding AG has been accounted for as a reverse merger under the purchase method. Accordingly, from an accounting standpoint, COPE Holding AG's equity is carried forward as the equity of the combined entity and COPE Holding AG is assumed to have acquired COPE. The assets and liabilities of COPE as they existed immediately prior to the reorganization have been recorded at fair value as required by the purchase method.

   Forum Acquisition. On June 25, 1998, COPE GmbH, a wholly-owned subsidiary of COPE Holding AG, acquired all of the capital shares of Forum GmbH, a German data storage company, for $962,977. The acquisition of Forum has been accounted for by the purchase method of accounting, which means that COPE has reported at its cost the assets of Forum, less its liabilities. The difference between the purchase price COPE paid for Forum and the difference between the fair value of Forum's assets and liabilities has been recorded by COPE as goodwill. Accordingly, the operating results of Forum have been included in the consolidated operating results from the date of acquisition. On March 30, 1999, Forum was merged into COPE GmbH.

   Hicomp Acquisition. On April 19, 1999, COPE acquired Hicomp Software Systems GmbH, a German software company. Based on the Sale and Assignment of Business Shares entered into on December 21, 1998 between COPE and Mr. Uwe Hinrichs, the president and sole shareholder of Hicomp, COPE issued 420,000 shares of common stock in exchange for all of the outstanding capital shares of Hicomp. Additionally, the former shareholder of Hicomp granted COPE a purchase option, expiring June 30, 2000, to acquire all of the capital shares of two U.S. corporations owned by the shareholder, which are engaged in the business of distributing Hiback and Hibars software in the U.S., at the then market price based on negotiations between the two parties. No consideration was paid for the option. The option represents a right of first refusal only and gives the company no price advantage since this is stipulated to be based on the market price at the date of acquisition. Accordingly, no value has been allocated to the option as part of the allocation of the purchase price of Hicomp.

   The Hicomp acquisition will be accounted for under the purchase method of accounting, which means that COPE has reported at its cost the assets of Hicomp, less its liabilities. The difference between the purchase price COPE paid for Hicomp and the difference between Hicomp's assets and liabilities has been recorded by COPE as goodwill. Hicomp, headquartered in Hamburg, Germany, develops back-up and retrieval software products. Its leading products, Hiback and Hibars, are multi-platform back-up solutions recognized for performance and flexibility. COPE also granted Mr. Hinrichs securities registration rights which allow him to sell up to 200,000 shares of his common stock alongside COPE within the framework of a secondary public offering on the Frankfurt Stock Exchange, "Neuer Markt", at the earliest 90 days after the date of COPE's acquisition of Hicomp. In October 1999, COPE satisfied these registration rights by repurchasing from Mr. Hinrichs 200,000 of the common shares issued by COPE in the acquisition at a price of DEM 7,2000,000 ($3,958,000).

   Currency Exchange Rates. COPE regularly enters into contracts payable in Swiss Francs, German Marks and Austrian Schillings.

   Although COPE reports its results in US dollars, virtually all of its sales are denominated in other currencies, primarily, Swiss Francs and German Marks and, to a lesser extent, Austrian Schillings, and Euros. A significant amount of COPE's cost of sales (i.e., hardware and software purchases) on the other hand, are denominated in US Dollars. Consequently, COPE's cost of doing business is directly affected by any changes in the exchange rate between the US Dollar, on the one hand, and the Swiss Franc or German Mark, on the other hand. The financial position and results of operations of COPE and its foreign subsidiaries are measured using local currency as the functional currency. Assets and liabilities of COPE and its subsidiaries are translated at the exchange rate in effect at each year-end. Income statement accounts are translated at the average rate of exchange prevailing during the year. Translation adjustments arising from differences in exchange rates from period to period are included in the cumulative translation adjustment account in stockholders' equity.

   COPE typically enters into forward exchange contracts covering fifty percent (50%) of its hardware and software purchases for its client contracts in order to mitigate the adverse effects of currency exchange fluctuations. However, these actions generally provide only a partial mitigation of the adverse effects of changes in currency rates and there can be no assurance that changes in currency rates in the future will not have a material adverse affect on COPE's business, operating results or financial condition and results of operations.

Results of Operations

Nine Months Ended September 30, 1999 Compared to Nine Months Ended September 30, 1998

   Net Revenue. During the nine months ended September 30, 1999, COPE had net revenue of $24,905,521, which amounts to an increase of 43.7% over the net revenue of $17,324,933 during the prior year period. The increase in net revenue is due in part to the COPE's acquisition of Forum and Hicomp. COPE acquired Forum on June 25, 1998 and Forum has been included in the consolidated operating results for periods subsequent to June 25, 1998. COPE acquired Hicomp on April 19, 1999 and Hicomp has been included in the consolidated operating results for periods subsequent to April 19, 1999. COPE believes that approximately $4,100,000 of the increase in revenue over the prior year period is attributable to the COPE's acquisition of Forum. COPE believes that approximately $840,000 of the increase in revenue over the prior period is attributable to COPE's acquisition of Hicomp.

   Sales of solutions increased 41.4% during the nine months ended September 30, 1999 over the prior year period reaching $21,772,465 as compared to $15,397,697. Sales of solutions consists of revenue from the resale of hardware and software components along with associated consulting services. The reason for the increase in revenue from the sales of solutions is the integration of Forum.

   Sales of services increased 62.6% during the nine months ended September 30, 1999 reaching $3,133,056 as compared to $1,927,236 for the prior year period. Sales of services consists of revenue from stand-alone consulting and integration services. The increase in revenue from the sale of services is the result of COPE's decision to emphasize sales of services because of its potential higher profit margin.

   Cost of Sales. During the nine months ended September 30, 1999, cost of sales increased by 36.8% to $16,561,361 compared to $12,106,255 for the prior year period, representing 76.1% and 78.6%, respectively, of the total revenue from the sale of solutions. Cost of sales consists exclusively of the cost of software and hardware acquired for resale. The decrease in cost of sales as a percentage of revenue from the sale of solutions is the result COPE's ability to negotiate with its suppliers for lower prices for the products purchased by COPE for resale. At the same time COPE elected to discontinue the pursuit of low margin product sales.

   Gross Profit. COPE's gross profit margin for the nine months ended September 30, 1999 was 33.5% compared to 30.1% for the prior year period. The increase is primarily attributable to the large internal growth in sales of services as a percentage of total revenue and the increase in the profit margin for products sold in Germany.

   Selling, General, Administrative and Consulting Expenses. COPE's selling, general, administrative and consulting expenses as a percentage of net sales increased in the nine months ended September 30, 1999 (33.0%) compared to the prior year period (26.3%). The increase is primarily attributable to COPE's large investment in research and development and sales and marketing for its newly acquired software products, Hiback and Hibars, during the three months ended September 30, 1999 and the hiring of additional personnel necessary to support the growth in sales of services. In the first quarter of fiscal 1998, COPE reported an impairment loss of $63,004 related to the write-down of an exclusive option for the rights to purchase, develop and market a new technique for the automatic storage of data.

   Net Income/(Loss). During the nine months ended September 30, 1999, COPE had a net loss of $1,668,247 as compared to net income of $435,630 during the prior year period. The decrease in income is mainly attributable to the amortization of goodwill involved with COPE's acquisition of Hicomp in April 1999 and Forum in June 1998 and the increase in research and development, selling and marketing expenses of approximately $600,000 during the three months ended September 30, 1999 relating to the Hiback and Hibars software products. Earnings before interest, taxes, depreciation and amortization for the nine months ended September 30, 1999 was $87,342, which amounts to a decrease of 86.9% over earnings before interest, taxes, depreciation and amortization of $605,276 for the prior year period. The decrease in earnings before interest, taxes, depreciation and amortization between 1999 and 1998 is mainly due to the increase in research and development, selling and marketing expenses of approximately $600,000 during the three months ended September 30, 1999 relating to the Hiback and Hibars software products. Earnings before interest, taxes, depreciation and amortization is defined as net income plus the following:

  . extraordinary items and cumulative effect of accounting change;

  . provision for income taxes;

  . interest expense; and

  . depreciation and amortization.

   Earnings before interest, taxes, depreciation and amortization is presented not as an alternative measure of operating results or cash flow from operations as determined in accordance with United States generally accepted accounting principles, but because it is a widely accepted financial indicator of a company's ability to incur and service debt.

Fiscal 1998 Compared to Fiscal 1997

   Net Revenue. During the year ended December 31, 1998, COPE had net revenue of $29,059,150, which amounts to an increase of 62.2% over the net revenue of $17,916,171 during the prior year period. The increase in net revenue is due in part to the consolidation of Forum, which was acquired on June 25, 1998 and has been included in the consolidated operating results for the periods subsequent to June 25, 1998. Forum had net revenue of $9,040,477 for the period June 25, 1998 through December 31, 1998. Without giving effect to the consolidation of Forum, COPE had a 12% increase in net revenue during the year ended
December 31, 1998 over the prior year period. The increase in non-Forum related revenue was due to a general growth in operations.

   Sales of solutions increased 53% during the year ended December 31, 1998 over the prior year period reaching $25,411,976 as compared to $16,605,175 in 1997. Sales of solutions consists of revenue from the resale of hardware and software components along with associated consulting services. The principal reason for the increase in sales of solutions is the acquisition of Forum. Without giving effect to the consolidation of Forum, COPE had 3% increase in sales of solutions during the year ended December 31, 1998 over the prior year period.

   Sales of services increased 178.2% during the year ended December 31, 1998 reaching $3,647,174 as compared to $1,310,996 for the prior year period. Sales of services consists of revenue from stand-alone consulting and integration services. Without giving effect to the consolidation of Forum, COPE had a 123% increase in sales of services during the year ended December 31, 1998 over the prior year period. This increase is the result of COPE's decision to emphasize sales of services because of its potential for higher profit margins.

   Cost of Sales. During the year ended December 31, 1998, cost of sales increased by 58.2% to $20,281,131 compared to $12,817,738 for the prior period, representing 79.8% and 77.2% of the total revenues from the sale of solutions, respectively. The cost of sales as a percentage of sale of solutions increased during the year ended December 31, 1998 due to COPE's aggressive pursuit of increased sales in the German market in 1998. In an effort to establish itself in the German market, during 1998 COPE pursued low margin product sales. In addition, because COPE was not then well established in the German market it was not able to negotiate for the lowest prices from German suppliers. As noted above, in the first half of 1999 COPE discontinued the aggressive pursuit of low margin product sales in Germany and, at the same time, has been able to negotiate for better prices from its suppliers. Cost of sales consists exclusively of COPE's cost for the software and hardware acquired for resale as part of its information systems solutions.

   Gross Profit. COPE's gross profit margin for the year ended December 31, 1998 was 30.2% compared to 28.5% for the prior year period. The increase in gross margin is due to COPE's strategy of emphasizing the sale of higher margin stand alone consulting and integration services.

   Selling, General, Administrative and Consulting Expenses. COPE's selling, general, administrative and consulting expenses as a percentage of net sales increased between the year ended December 31, 1998 (25.1%) and the prior year period (24.2%). This trend is the consequence of COPE's strategy to increase sales of services which required that COPE hire additional service and consulting personnel.

Fiscal 1997 Compared to Fiscal 1996

   Net Revenue. During the year ended December 31, 1997, COPE had net revenue of $17,916,171, which amounts to an increase of 43.2% over the net revenue of $12,515,123 during the prior year period as a result of the expansion of COPE's customer base. This increase was due primarily to COPE's commencement of meaningful operations in the German market in 1997. Net revenue in Germany increased from $937,026 in 1996 to $4,759,643 in 1997.

   Sales of solutions increased 40.3% during the year ended December 31, 1997 over the prior year period reaching $16,605,175 as compared to $11,834,701 in 1996. This increase is primarily due to a significant increase in COPE's customer base in Germany and Austria. Net revenue in these markets grew by approximately 160.7% in 1997 as compared to 1996.

   Sales of services increased 92% during the year ended December 31, 1997 reaching $1,310,996 as compared to $680,422 for the prior year period. This increase is due to increased demand for consulting services as a result of an expanded customer base.

   Cost of Sales. During the year ended December 31, 1997, cost of sales increased by 45.2% to $12,817,738 compared to $8,829,711 for the prior year period, representing 71.5% and 70.6% of the total revenues, respectively. Cost of sales consists exclusively of COPE's cost for the software and hardware acquired for resale as part of its information systems solutions.

   Gross Profit. COPE's gross profit margin for the year ended December 31, 1997 was 28.5% compared to 29.4% for the prior year. The slight decrease in gross margin is due in part to an increase in hardware costs. A portion of the increase in hardware costs is due to a stronger U.S. dollar during 1997 as compared to the Swiss franc as almost all of the purchases of hardware are U.S. dollar denominated. Gross margins in Switzerland and Austria increased in 1997 over those of 1996 as a result of the increase in the sale of services as a percentage of overall revenues.

   Selling, General, Administrative And Consulting Expenses. COPE's selling, general, administrative and consulting expenses as a percentage of net revenues was substantially unchanged between fiscal 1997 (24.2%) and fiscal 1996 (23.5%).

Liquidity and Financial Condition

   COPE's historical working capital requirements include the financing of all costs involved in the design, implementation and sale of information systems. COPE generally contracts to deliver information systems, including all hardware and software, on a turn-key basis based on fixed price contracts. Consistent with industry practice, COPE generally is not able to obtain significant up-front or progress payments on its contracts providing for the design, implementation and sale of information systems. Accordingly, COPE is generally required to finance its clients' contracts, including the purchase of the hardware and software components of the information systems. As of September 30, 1999, COPE had established short-term overdraft facilities under which COPE and its subsidiaries could borrow up to $4,223,142. Amounts drawn down under these facilities are due on demand and collateralized by accounts receivable of COPE and life insurance policies on the major shareholders, Mr. Adrian Knapp and Mr. Stephan Isenschmid, for $342,700 each. COPE has been successful to date in securing extensions on its lines for purposes of financing certain client contracts as needed, however there can be no assurance that COPE will continue to do so in the future.

   In July 1999, COPE entered into a borrowing agreement with the lead underwriter for this offering, NORD/LB, to borrow up to DEM 1,825,000. The note bears interest at the rate of 6% per annum and all interest is due and payable no later than February 29, 2000. COPE intends to repay this note from the proceeds of this offering.

   In October 1999, COPE entered into a borrowing agreement with NORD/LB, to borrow up to DEM 2,500,000. The note bears interest at the rate of 6% per annum and all interest is due and payable no later than February 29, 2000. COPE intends to repay this note from the proceeds of this offering.

   In October 1999, COPE entered into a borrowing agreement with an unaffiliated third party to borrow up to CHF 1,000,000. COPE intends to repay this note from the proceeds of the secondary public offering. The note does not bear interest however COPE has agreed to issue to the lender 1,000 shares of common stock for each quarter that the principal amount remains outstanding.

   In October 1999, COPE entered into a borrowing agreement with Adrian Knapp to borrow up to CHF 1,200,000. The note bears interest at the rate of 8.5% per annum. COPE intends to repay this note from the proceeds of this offering.

   In October 1999, COPE repurchased from the former shareholders of Hicomp, Uwe Hinrichs, 200,000 of the common shares issued by COPE in the acquisition at a price of DEM 7,200,000 ($3,958,000). COPE financed this repurchase using the proceeds from the loans set forth above.

   As of September 30, 1999, COPE had a working capital deficit of approximately $2,439,130, compared to a working capital position of $155,663 as of December 31, 1998. As of September 30, 1999, COPE had approximately $90,921 available for borrowing under existing lines of credit under a weighted average interest rate of approximately 3.7%.

   COPE believes that it will require significant additional working capital in order to finance continued growth. COPE believes that the proceeds from this offering, together with its existing capital resources, will be sufficient to meet its capital requirements and finance its continued growth for at least the next twelve months. However, if its capital requirements vary materially from those currently planned, COPE may require additional financing sooner than anticipated. Additional financing may not be available when needed on terms favorable to COPE or at all. In addition, as disclosed throughout the prospectus, COPE intends to conduct additional acquisitions in order to expand its revenue base and product line. These acquisitions will undoubtedly require significant additional capital. However, it is impossible to predict right now how much capital COPE will need or when it will need it

Year 2000 Issue

   The Year 2000 issue is the result of computer programs, microprocessors, and embedded date reliant systems using two digits rather than four to define the applicable year. If these programs are not corrected, date data concerning the Year 2000 could cause many systems to fail, lock up or generate erroneous results. COPE considers a product to be "Year 2000 compliant" if the product's performance and functionality are unaffected by processing of dates prior to, during and after the Year 2000, but only if all hardware, software and firmware used with the product properly exchange accurate date data with it.

   COPE believes that it may be possible that litigation may be brought against vendors, including COPE, of all component products of systems that are unable to properly manage data related to the Year 2000. COPE's agreements with customers and end users typically contain provisions designed to limit COPE's liability for these claims. It is possible, however, that these measures will not provide protection from liability claims, as a result of existing or future federal, state or local laws or ordinances or unfavorable judicial decisions. Any of these claims, with or without merit, could have a material adverse effect on COPE's business, operating results or financial condition, and could result in customer satisfaction issues and potential lawsuits.

   COPE is identifying Year 2000 dependencies in its accounting software in Germany and other systems, equipment, and processes and is implementing changes to these systems, updating or replacing its equipment, and modifying its processes to make them Year 2000 compliant. COPE is continuing to assess its internal Year 2000 issues and is in the process of remediation of the critical systems. While management believes COPE's current accounting software systems in the other countries of operations are Year 2000 compliant, COPE intends to upgrade all those systems during fiscal 1999, and will insure that Year 2000 compliance is a major factor in the selection of the appropriate accounting software package. COPE has communicated with all of its significant suppliers and financial institutions to evaluate their Year 2000 compliance plans and state of readiness and to determine whether any Year 2000 issues will impede the ability of these suppliers to continue to provide goods and services to COPE. Each of these suppliers has assured COPE that their goods and services are Year 2000 compliant.

   As a general matter, COPE is vulnerable to any failure by its key suppliers to remedy their own Year 2000 issues, which could delay shipments of essential components, thereby disrupting or halting COPE's operations. Further, COPE also relies, both domestically and internationally, upon governmental agencies, utility companies, telecommunication service companies and other service providers outside of COPE's control. There is no assurance that these suppliers, governmental agencies, financial institutions, or other third parties will not suffer business disruption caused by a Year 2000 issue, and there is little practical opportunity for COPE to test or require Year 2000 compliance from many of those large agencies, companies or providers. These failures could have a material adverse effect on COPE's business, financial condition and results of operations. In the worst case scenario, a storage or security system installed by COPE could completely collapse and the client could lose forever important data. If this were to happen and the client incurred substantial economic loss, COPE might be held liable for the loss. Additionally, COPE is communicating with its large customers to determine the extent to which COPE is vulnerable to those third parties' failure to remedy their own Year 2000 issues.

   COPE believes that its internal systems, equipment and processes are substantially Year 2000 compliant. COPE has to date spent approximately $35,000 to upgrade computer software and hardware to ensure Year 2000 compliance. This amount does not include the costs of the Year 2000 compliance problems associated with COPE's vendors, customers, financial institutions and government agencies noted above. In addition, COPE believes that a significant amount of the total expenditures will be capitalized and depreciated over the useful life of the applicable asset, such as computer hardware or software replaced to keep pace with technological advances. COPE has paid its Year 2000 compliance charges from existing working capital, and estimates that its expenditures on Year 2000 compliance equal approximately 50% of COPE's total expenditures on information technology. While COPE currently expects that the Year 2000 issue will not pose significant internal operational problems, delays in COPE's remediation efforts, or a failure to fully identify all Year 2000 dependencies in the systems, equipment or processes of COPE or its vendors, customers or financial institutions could have material adverse consequences, including delays in the manufacture, delivery or sale of products. Therefore, COPE is considering the development of contingency plans along with its remediation efforts for continuing operations in the event these problems arise.

Euro Conversion

   On January 1, 1999, eleven of the fifteen member countries of the European Union established fixed conversion rates between their existing sovereign currencies and the Euro, and adopted the Euro as their common legal currency. A significant portion of COPE's transactions will be denominated in Euros. COPE has successfully adapted its information systems and practices to accommodate the Euro in those European Union member countries in which it offers its services. Moreover, the content within the financial information distributed by COPE (notably security quotations) has successfully begun to be denominated in Euro, commencing on January 1, 1999.

   Euro conversion is expected to generally increase cross-border price transparency among the participating countries and result in a more competitive European market. COPE is uncertain as to the effect, if any, that Euro conversion will have on its ability to sell its products and services in the European market. Euro conversion could potentially impact pricing strategies and demand for COPE's services in the European market, lead to increased competition within the European market for the specific types of services sold by COPE, or impact COPE's relationships with vendors and licensors. As a result of competitive pressures, COPE could also potentially be required to denominate future transactions in Euros and incur currency risk and conversion costs as a result. There can be no assurance that Euro conversion will not have a material, adverse effect on COPE's business, operating results or financial condition.

Forward Looking Statements

   This prospectus contains forward-looking statements that are based on COPE's beliefs as well as assumptions made by and information currently available to COPE. When used in this prospectus, the words "believe," "expect," "anticipate," "estimate" and similar expressions are intended to identify forward-looking statements. These statements are subject to those risks, uncertainties and assumptions included in the section "Risk Factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. COPE cautions its stockholders and potential investors not to place undue reliance on any forward-looking statements, all of which speak only as of the date made.

                                BUSINESS OF COPE

General

   COPE is a provider of enterprise data storage and security consulting, services and solutions to customers located primarily in Western Europe. COPE's business consists of the analysis, design and implementation of storage and security systems that integrate the hardware and software products that best meet the identified objective. COPE generates revenue from three primary sources:

  . providing consulting services in connection with the initial analysis of a client's data storage or security needs and the designing of a system best suited to meet those needs;

  . the sale and implementation of the desired solution; and

  . providing installation, integration and maintenance of the system, including improvements and additions to the system to keep pace with the clients' changing needs and improvements in technology.

   COPE generally provides its data storage and security systems on a turn-key basis and purchases for resale the hardware and software components made part of its systems solutions. COPE resells software and hardware products offered by the major vendors in the data storage and security industry, including:

   . Advanced Digital Information  .Legato Systems
   . Ascend Communications         .Oracle
   . Cisco Systems                 .Overland Data
   . Data General                  .Sony
   . Compaq Computer               .Storage Technology
   . EMC Corp.                     .Sun Microsystems
   . IBM                           .Veritas Software

The vendors set forth above represent all of the vendors to COPE that individually account for at least 2% of COPE's 1998 revenue from the sale of hardware and software products. These vendors as a group contributed to approximately 75% of COPE's 1998 revenue from the sale of hardware and software products.

   Following its acquisition of Hicomp Software Systems GmbH on April 19, 1999, COPE also offers its own proprietary storage software products, Hiback and Hibars. COPE provides most of its information consulting, services and solutions to companies in the financial, insurance, pharmaceutical and telecommunication industries located in Germany, Switzerland, and Austria.

Development of COPE

   COPE commenced operations in 1991 as a provider of data storage subsystems to the Swiss market. In the European market at that time, computer manufacturers were not directing significant corporate resources into data storage. This opportunity allowed COPE to immediately enter the market with a competitive mix of quality products suitable for customized internal and external data storage applications. In early 1993, COPE began to study the redundant array of inexpensive disk-drives storage technologies and began designing corresponding solutions for its clients. In the fall of 1993, the first family of redundant array of inexpensive disk-drives systems was introduced by COPE to the Swiss market. In 1994, COPE signed a distribution agreement with Data General providing for COPE's distribution of Data General's Open CLARiiON systems. This represented COPE's first reseller agreement. In the following years, COPE entered into distribution agreements with additional vendors of storage and security products. In December 1998, COPE entered into a distributor agreement with EMC Corp, the recognized world leader in the development of software for the enterprise data storage and security industry.

   In 1994, COPE began to market its services and systems in Austria. In late 1995, COPE commenced operations in Germany. In the same year, COPE became one of the first information technology companies in Europe to obtain an ISO9001 certification. In June 1998, COPE expanded its operations in Germany through its acquisition of Forum GmbH, a provider of data storage and security services and solutions to the German market. In April 1999, COPE acquired its first proprietary product through its acquisition of Hicomp Software Systems GmbH, a Hamburg, Germany based developer of back-up software, marketed under the trademarks Hiback and Hibars.

Industry Overview

   High availability of stored enterprise data is a critical factor in today's business environment. To reduce costs, improve productivity and improve customer service, large organizations are streamlining their processes by implementing strategic software applications, such as databases, financial applications and electronic mail systems, to manage their data. To be competitive, an organization needs immediate access to necessary data, regardless of where it is stored. Without this access, productivity suffers and the cost of doing business escalates. Providing reliable access to this data on an enterprise-wide basis presents a significant challenge to large organizations.

   The difficulty of this challenge is compounded by a number of recent trends in enterprise computing. In recent years, there has been a significant migration to client/server and network computing. Today's networks are much larger and more complex than early networks, often consisting of multiple servers, including application servers, file servers, database servers and communications servers, and hundreds or even thousands of personal computers manufactured by a number of different vendors. These servers and personal computers may utilize a number of different operating systems, including Unix, Novell NetWare, IBM OS/2 Warp, Windows NT, Windows 98, Windows 95, Windows 3.1 and Macintosh OS. The distributed and heterogeneous nature of these networks, together with the increased use of computers throughout organizations to create and store files, has resulted in an increase in the amount and dispersion of critical data across the servers and personal computers.

   The increase in the size of networks has been accompanied by concurrent increases in the size and complexity of computer data and files. Application software developers continue to introduce software packages that increasingly incorporate features which require large amounts of storage, such as graphics, video and sound. For example, a minute of uncompressed full motion video and sound could require approximately 1,100 megabytes of storage as compared to 300 kilobytes for the average 10 page document. Similarly, the size and complexity of images stored and manipulated using document imaging systems have intensified network storage requirements. Further, the increasing popularity of the internet as a means of communication and a medium by which to access and distribute information has contributed to the demand for increased storage, as users download a wide variety of complex data from the internet.

   To meet the challenges of managing the storage of increasing volumes of enterprise data in increasingly heterogeneous systems with fewer resources, a storage management system must incorporate a number of critical features including:

  . full automated backup and restore capability;

  . ready data in the event of system failure in order to avoid interruptions of day-to-day operations;

  . scalability to accommodate rapid growth in the volume of on-line data and the complexity of the network;

  . centralized and automated management to enable the administrator to manage the entire system, including local and remote storage systems, from a single central console; and

  . support for heterogeneous environments.

   In response to the increased demand for cost-effective storage of different types of information, a variety of storage media have been developed, including magnetic tape, hard disk, redundant array of inexpensive disk-drives, CD-ROM and others.

   Magnetic tape is the least expensive storage medium, but has the slowest access times. Magnetic tape is ideal for backing up large amounts of information that is only expected to be accessed infrequently. This cost effective technique is widely used in commercial entities and government organizations in cases where it is desirable to archive large amounts of data in a secure offsite location as a safeguard against on-site disasters. Often times, the magnetic tapes are arranged in automated tape libraries for purposes of providing for multiple operating drives capable of conducting simultaneous functions, including backup, data management and access.

   Hard disk storage is a popular means of storing and accessing large amounts of information that is continually changing. It also provides rapid access times but is a relatively expensive storage medium and is easily erased. Redundant array of inexpensive disk-drives storage systems have developed in response to demand for increased data storage, performance, security, reliability, fault tolerance and availability, as well as for constant access. Redundant array of inexpensive disk-drives is a method for allocating data across several hard disk drives and allowing a server microprocessor to access those drives simultaneously, thus increasing system storage and input/output performance. In addition, lost data on any drive can be recreated using special redundant array of inexpensive disk-drives algorithms, thus ensuring the immediate availability of redundant array of inexpensive disk-drives protected data even in the event of a disk drive failure.

   CD-ROM and DVD-ROM technology emerged in the early 1980's and 1990's, respectively, as a cost-effective method by which to store and distribute large amounts of information. Since CD-ROMs or DVD-ROMs cannot be erased or written over for mass data storage, however, they are not suitable for storage situations in which information must be continually updated and altered. However, for organizations that require periodic distribution of written material, such as reference books, parts lists, catalogues or manuals, CD-ROMs and DVD-ROMs are much more cost-effective and practical than paper-based documents. The proliferation of network computing and the rapid increase in CD-ROMs as a means of information distribution and storage have fueled demand for CD-ROM systems that provide network-wide access.

   The increase in the importance and volume of stored, complex data has increased demand for secure and reliable methods of storage that allow for efficient and cost-effective protection and management of this data. These factors have also increased demand for total storage solutions that can quickly and efficiently provide access to large volumes of data resident on a variety of client computers and servers running different operating environments, as well as data generated by a wide range of applications. In addition, users are increasingly demanding solutions comprised of not only hardware for cost-effective storage of and access to large amounts of secure and reliable information, but also software that manages information flow and reduces the high costs of network storage administration.

The COPE Solution

   In today's business environment, the best storage or security solution most often requires a combination of storage media and a mixture of hardware and software products from multiple vendors. The challenge to a system designer is the ability to identify and then integrate the specific software and hardware products best suited to meet the clients' needs.

   COPE believes that the major product vendors in the data storage industry are naturally predisposed to selling the client a solution that is based on the vendor's own product line. On the other hand, COPE endeavors to operate as an independent provider of enterprise data storage and security systems and solutions. Although COPE now offers a limited line of proprietary storage software following its acquisition of Hicomp, COPE is committed to offering its clients a storage solution based on a mix of the software and hardware products that best meet the identified objectives regardless of manufacturer. COPE believes that its willingness and ability to provide an integrated approach to its clients' storage problems provides its clients with a better solution and COPE with a competitive advantage over the vendors with whom it competes for the design and sale of storage solutions.

   In order to provide its customers with the best available solution, COPE has divided its operations between consulting, solution sales and integration services. A client engagement begins with the appointment of a team from COPE's consulting division. As of November 30, 1999, COPE employed 11 professionals in its consulting division, each of whom is a trained engineer with a complete understanding of the products and technologies offered in the data storage industry. COPE initially analyzes the client's storage needs and arrives at certain conceptual solutions. The engineers then work with the client to develop performance-cost comparisons, feasibility studies and capital budgeting for each conceptual solution. Through this process a recommendation is made to the client for the implementation of a storage and security solution. Typically, the recommendation will involve a storage system sold and installed by COPE. However, COPE's consultants are encouraged to offer the client the best solution, even if it does not include the sale of a system by COPE.

   If the consulting division recommends a COPE storage or security system, COPE will bring to the client a team from the solution sales department. As of November 30, 1999, COPE's solution sales division consisted of 45 professionals, including 24 sales representatives and 21 engineers, and a 5 person administration and support staff. A team typically consists of one or more sales representatives and engineers. A project manager will act as the liaison between the client and COPE's production departments.

   Once the optimal solution is selected, COPE's integration services department provides on-site integration. The integration services department also offers the client operations and maintenance support on an interim and long-term basis. As of November 30, 1999, this department consisted of 19 employees.

COPE's Strategy

   COPE's goal is to become the leading independent provider of enterprise data storage and security services and solutions in Western Europe. The key elements of COPE's strategy are:

  . Emphasize Consulting Services. COPE intends to emphasize the provision of its consulting services. COPE believes that in the enterprise data storage market the key is oftentimes the "solution" and not the product. COPE believes that a significant amount of the client's cost in a storage solution is spent on consulting services associated with the design and implementation of the system, the remainder representing the costs of the associated software and hardware products. The consulting services often involve higher margins than the sale of the products, even in the case of direct sales to the client by the manufacturer/vendor. By emphasizing the quality of its consulting services, COPE believes that it can establish and foster a reputation in Western Europe as a leading provider of enterprise data storage and security services and solutions.

  . Foster a Reputation for Independence. COPE's major competitors are either manufacturers or developers of hardware and software products or large consulting firms that offer a wide array of consulting and advisory services to business. COPE intends to foster the reputation and image of an independent organization firm dedicated exclusively to providing storage and security services and solutions to the enterprise data storage market only. Most of the customers for storage and security systems are large corporations and institutions with sophisticated information technology operations. COPE believes that most information technology officers appreciate and value COPE's expertise and ability to offer solutions and consulting services unhindered by any bias to a particular product or vendor.

  . Expand Through Targeted Acquisitions. COPE believes that the enterprise data storage market consists of the manufacturers/developers of the storage products and the international consulting firms, on the one hand, and a number of smaller independent providers of consulting services and solutions, including COPE, on the other hand. In addition to the pursuit of organic growth, COPE intends to aggressively seek out and acquire high quality independent consulting firms throughout Western Europe. COPE believes that there are a number of smaller independent firms in strategic European markets that share COPE's commitment to providing high quality consulting and services to the enterprise data storage market. Through the pursuit of strategic acquisitions, COPE hopes to acquire existing sale and engineering staffs with established contacts and client bases in key markets.

Products and Services

   COPE's principal operations consist of the design, implementation and management of storage and security systems that provide flexible and cost effective data storage and security solutions on a turn-key basis. In addition to providing turn-key data storage systems, COPE also provides its clients consulting, training and integration services. In 1998, approximately $3,647,174 (or 12.6%) of COPE's $29,059,150 in revenue represented consulting fees unrelated to sales of storage data systems. COPE intends to increase its marketing efforts in the area of stand-alone consulting services and expects that consulting revenues will in the future increase as a percentage of overall revenue.

   COPE is a reseller of a number of software and hardware products to its customers, including back-up and system management software, tape libraries, redundant arrays of inexpensive disc drives, servers, and numerous other products related to the installation and utilization of data storage and security technology. In keeping with industry practice, the agreements between COPE and its product vendors are nonexclusive and short-term in nature. The following table sets forth the major vendors with which COPE works in various selling partnerships, the vendor's products resold by COPE and the amount of COPE's revenue from the sale of hardware and software products during fiscal 1998 represented by each vendor:

                                                                % of Product
   Company                              Product                   Revenue
   -------                              -------                 ------------
   Compaq Computer/Digital Equipment    Servers and Storage         15%
                                         Products
   Storage Technology Corp.             Tape Libraries              12%
   Data General--CLARiiON Business Unit CLARiiON Disk Arrays        10%
   Advanced Digital Information Corp.   Tape Libraries               8%
   IBM                                  Servers                      8%
   Sun Microsystems                     Servers                      7%
   Legato Systems                       Back-up and Archiving        6%
                                         Software
   Hewlett Packard                      Media Libraries              3%
   Overland Data                        Tape Libraries               3%
   Veritas Software                     Data Management,             2%
                                         Failure, Backup and
                                         Archiving Software

   In addition to the above, in December 1998 COPE was named by EMC Corp. as a distributor of its line of enterprise data storage products.

   Consulting and Services Division. COPE's consulting division offers services such as analyses, conceptual solutions, target-performance comparisons, quantity structures, feasibility studies, capital budgeting and return on investment calculations, as well as project management and user training. In addition to training and education, the COPE service division implements and maintains data management plans recommended by the consulting division. COPE system engineers are certified experts by strategic partners such as IBM, SUN, Microsoft and others. This division contracts directly with the end-user to maintain systems and manage the plan.

   Hiback and Hibars. In April 1999, COPE acquired Hicomp Software Systems GmbH, a developer of enterprise data storage software. Through its acquisition of Hicomp, COPE is now able to offer its own proprietary line of software products designed to provide storage capabilities to multi-platform enterprises. The products are Hiback, backup software which is installed on desktop clients, and Hibars, automated data management software which is installed on the backup server. COPE believes that the Hiback and Hibars products offer a superior storage solution to multi-platform enterprises which require superior speed in performing backup storage.

Sales and Marketing

   COPE markets its data storage and security consulting, services and solutions primarily through its field sales organization complemented by other sales channels, including systems integrators, product vendors, and international distributors.

   As of November 30, 1999, COPE's field sales force consisted of 24 sales representatives and 21 engineers that provide technical assistance for systems sales. COPE currently has five sales offices, most of which are staffed with both sales and technical personnel. COPE uses a consultative sales approach for selling to major accounts. This model entails the collaboration of technical and sales personnel, typically in a one-to-one ratio, to formulate proposals that address the specific requirements of the customer. COPE focuses its initial sales efforts on senior information technology department personnel, and works closely with system and network administrators for evaluation and deployment. COPE also maintains comprehensive after-sales and customer care activities covering all aspects of support, systems tuning and follow-up.

Competition

   The data storage and security market is intensely competitive, highly fragmented and characterized by rapidly changing technology and evolving standards. Competitors vary in size and in the scope and breadth of the products and services offered. COPE's major competitors are vendors of information management software and hardware products, including Hewlett Packard, EMC Corp., Storage Technology, Unisys Corp. and Compaq Computer Corp., some of whom are also significant suppliers of COPE. In addition, COPE experiences significant competition from other independent consulting and engineering firms.

   Many of COPE's current and potential competitors have significantly greater financial, technical, marketing and other resources than COPE. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or, in the case of vendors, to devote greater resources to the development, promotion, sale and support of their products than COPE. COPE also expects that competition will increase as a result of future software industry consolidations, which have occurred in the information technology market in the past. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. There can be no assurance that COPE will be able to compete successfully against current or future competitors or that competitive pressures faced by COPE will not materially adversely affect its business, operating results or financial condition.

   In addition to competition for client contracts, COPE also competes for qualified technical engineers and consultants. COPE's future success depends in significant part upon the continued service of its key technical personnel and its continuing ability to attract and retain highly qualified technical engineers and consultants. Competition for this personnel is intense, and there can be no assurance that COPE can retain its key technical and managerial employees or that it can attract and retain other highly qualified technical personnel in the future.

Litigation

   Except as set forth below, there have been no legal proceedings to which COPE or any of its officers or directors have been a party or to which the property of COPE has been subject over the last two years.

   On August 24, 1995, American Diagnostica, Inc., a private company located in Greenwich, Connecticut, filed a civil action against COPE for money damages alleging COPE's wrongful termination of an R&D Joint Venture Agreement entered into by the parties in May 1993. The circumstances underlying the complaint occurred prior to the COPE Reorganization and were undertaken by prior management of COPE at a time when COPE was engaged in the business of research and development of various health and medical products.

   In its complaint, American Diagnostica alleged that COPE was indebted to them for damages in an unspecified amount, plus punitive damages, attorney's fees and interest. In December 1995, COPE moved the court for an order compelling American Diagnostica to submit the dispute to arbitration. In September 1996, the court granted COPE's motion, staying all proceedings pending the conclusion of mandatory arbitration in California, as the parties had provided in the research and development agreement. As of the date of this prospectus, no arbitration proceeding has been commenced by either party. The prior management of COPE has publicly announced its belief that COPE has meritorious defenses to all of American Diagnostica's claims and that the claims are substantially without merit. However, under current circumstances no determination can be made as to the ultimate outcome of the litigation or as to the necessity for any provision in the accompanying consolidated financial statements for any liability that may result from an unfavorable outcome.

   In connection with its reorganization with COPE Holding AG, COPE received from the New Capital Investment Fund and New Capital AG an agreement to indemnify COPE against any claims outstanding as of the close of the reorganization, including attorneys' fees and costs of arbitration or litigation relating to the American Diagnostica matter. Kevin DeVito is a director of New Capital Investment Fund and New Capital AG. Mr. DeVito was the Chief Executive Officer of COPE, Inc. prior to its acquisition of COPE Holding AG in September 1998 the COPE Reorganization and is currently a member of the board of directors of COPE.

Employees

   As of November 30, 1999, COPE had a total of 112 employees. Of the total, 11 were in consulting, 45 were in solution sales, 19 in integration services, and 37 were in back-office operations such as general management, finance, human resources and administration. None of COPE's employees are represented by a labor union or subject to a collective bargaining agreement. COPE has not experienced any work stoppages and considers its relations with its employees to be good.

Properties

   COPE's executive and sales offices are located in Rotkreuz, Switzerland and consist of approximately 10,800 square feet of leased space. COPE leases this space based on a written agreement expiring in March 2001, with an option to extend for another five years, at the rate of $11,000 per month. COPE also maintains the following sales offices:

       Location                                    Size      Monthly Rental Rate
       --------                                    ----      -------------------
     Munich, Germany.......................... 9,800 sq. ft.       $7,300
     Hamburg, Germany......................... 6,600 sq. ft.       $9,000
     Dresden, Germany......................... 1,600 sq. ft.       $2,700
     Vienna, Austria.......................... 2,000 sq. ft.       $2,000

                                   MANAGEMENT

   The executive officers and directors of COPE, the positions held by them and their ages as of November 30, 1999 are as follows:

   Name                                 Age                     Position
   ----                                 ---                     --------

   Adrian Knapp........................ 37  Chairman of the Board and Executive Vice President

   Stephan Isenschmid.................. 38  President, Chief Executive Officer and Director

   Markus Bernhard..................... 35  Chief Financial Officer

   Peter Koch.......................... 74  Director

   Markus Stalder...................... 47  Director

   Kevin DeVito........................ 39  Director

   Mr. Knapp has served as Chairman of the Board and Executive Vice President of COPE, Inc. since September 25, 1998. Mr. Knapp co-founded COPE Holding AG in 1991 and has served as Chairman of the Board of that company since its inception.

   Mr. Isenschmid has served as President, Chief Executive Officer and a director of COPE, Inc. since September 25, 1998. Mr. Isenschmid co-founded COPE Holding AG in 1991 and has served as President, Chief Executive Officer and a director of that company since its inception.

   Mr. Bernhard has served as Chief Financial Officer of COPE, Inc. since September 25, 1998. Mr. Bernhard has also served as Chief Financial Officer of COPE Holding AG since September 1997. From 1991 to September 1997, Mr. Bernhard was employed as a Swiss certified accountant at Revisuisse Price Waterhouse.

   Mr. Koch has served as a director of COPE, Inc. since September 25, 1998. Mr. Koch has served as General Manager of acp GmbH, a German-based distributor of computer products and peripherals since 1991.

   Mr. Stalder has served as a director of COPE, Inc. since September 25, 1998. Mr. Stalder has been a partner in the law firm, Stalder & Murer, located in Sihlbrugg, Switzerland, since 1991. Stalder & Murer has acted as general counsel to COPE Holding AG since 1991.

   Mr. DeVito has served as a director of COPE, Inc. since June 1992. From 1992 to September 25, 1998, Mr. DeVito served as President of COPE, Inc., which during that period was known as Harrier, Inc. Since 1996, Mr. DeVito has served as a principal of New Capital AG, a Zurich based financial and management consulting firm.

   Members of the board of directors are typically elected by the shareholders of COPE. However, vacancies in the board may be filled by a majority of the remaining directors. Each director holds office until his successor is elected by the stockholders and his successor is qualified or until the director resigns. The board of directors has established an Audit Committee consisting of Markus Stalder, Adrian Knapp and Kevin DeVito, with Mr. Stalder to serve as Chairman. The Audit Committee reviews COPE's independent auditors, the scope and timing of their audit services and other services they are asked to perform, the auditor's report on COPE's financial statements following completion of their audit, and COPE's policies and procedures regarding internal accounting and financial controls. In addition, the Audit Committee makes annual recommendations to the board of directors for the appointment of independent auditors for the ensuing year. The board of directors has also established a Compensation Committee consisting of Kevin DeVito, Markus Stalder and Adrian Knapp, with Mr. DeVito to serve as Chairman. The Compensation Committee reviews and recommends to the board of directors the compensation and benefits of all officers of COPE and reviews general policy matters relating to compensation benefits of employees of COPE.

Executive Compensation

   Cash Compensation of Executive Officers. The following table sets forth the cash compensation paid to the executive officers of COPE for services rendered during the fiscal years ended December 31, 1998, 1997 and 1996.

                           Annual Compensation                Long-Term Compensation
                     ----------------------------------- --------------------------------
                                                                           Common Shares
                                               Other                        Underlying
                                               Annual    Restricted Stock Options Granted    All Other
 Name and Position   Year  Salary     Bonus Compensation    Awards($)       (# Shares)    Compensation(1)
 -----------------   ---- --------    ----- ------------ ---------------- --------------- ---------------
Stephan Isenschmid,  1998 $135,983     -0-      -0-            -0-            56,000          $12,000
 President and CEO   1997  106,922(2)  -0-      -0-            -0-               -0-              -0-
                     1996  166,589(2)  -0-      -0-            -0-               -0-              -0-

Adrian Knapp,        1998 $108,787     -0-      -0-            -0-            56,000          $12,000
 Chairman and        1997  106,922(2)  -0-      -0-            -0-               -0-              -0-
 Executive Vice      1996  168,067(2)  -0-      -0-            -0-               -0-              -0-
 President
Markus Bernhard,     1998 $ 85,321     -0-      -0-            -0-            18,500              -0-
 Chief Financial     1997   19,405     -0-      -0-            -0-               -0-              -0-
 Officer(3)          1996      -0-     -0-      -0-            -0-               -0-              -0-

--------
(1) Represents a car allowance of $1,000 per month.

(2) Compensation in 1996 and one-half of 1997 compensation represent fees paid to consulting firms controlled by Messrs. Isenschmid and Knapp for the services rendered by them to COPE.

(3) Mr. Bernhard has served as Chief Financial Officer of COPE since September 1997.

                     Option/SAR Grants in Last Fiscal Year

                                                   Individual Grants
                             ------------------------------------------------------------------------
                             Number of Securities
                                  Underlying      % of Total Options/SARs Exercise or
                             Options/SARs Granted Granted to Employees in Base Price
         Name                        (#)                Fiscal Year         ($/Sh)    Expiration Date
         ----                -------------------- ----------------------- ----------- ---------------
Stephan Isenschmid,            3,000 (2)                   1.8%              8.40        4/30/99
President and CEO, and         4,000 (3)                   2.4%              8.40        3/31/00
Adrian Knapp, Chairman and     1,000 (4)                      (5)            8.40        3/31/01
Executive Vice President(1)    1,000 (6)                      (5)            8.40        3/31/05
                               3,000 (7)                   1.8%             13.00       12/31/00
                               7,000 (8)                   4.2%             13.00       12/31/01
                               6,000 (9)                   3.6%             13.00       12/31/03
                               8,000(10)                   4.8%             13.00       12/31/05
                               4,000(11)                   2.4%             13.00       12/31/08
                               1,000(12)                      (5)           13.00       12/31/99
                               1,000 (7)                      (5)           13.00       12/31/00
                               1,000 (8)                      (5)           13.00       12/31/01
                               2,000 (9)                   1.2%             13.00       12/31/03
                               5,000(10)                   3.6%             13.00       12/31/05
                               1,000(12)                      (5)           15.00       12/31/99
                               1,000 (7)                      (5)           15.00       12/31/00
                               2,000 (8)                   1.2%             15.00       12/31/01
                               5,000 (9)                   3.6%             15.00       12/31/03
Markus Bernhard, CFO           6,000 (2)                   3.6%              8.40        4/30/99
                               2,000 (3)                   1.2%              8.40        3/31/00
                               1,000 (4)                    (5)              8.40        3/31/01
                                 500 (6)                    (5)              8.40        3/31/05
                                 500 (7)                    (5)             13.00       12/31/00
                               1,000 (8)                    (5)             13.00       12/31/01
                               1,500 (9)                    (5)             13.00       12/31/03
                               2,000(10)                   1.2%             13.00       12/31/05
                                 200(12)                    (5)             13.00       12/31/99
                                 300 (7)                    (5)             13.00       12/31/00
                                 300 (8)                    (5)             13.00       12/31/01
                                 400 (9)                    (5)             13.00       12/31/03
                                 800(10)                    (5)             13.00       12/31/05
                                 300(12)                    (5)             15.00       12/31/99
                                 300 (7)                    (5)             15.00       12/31/00
                                 600 (8)                    (5)             15.00       12/31/01
                                 800 (9)                    (5)             15.00       12/31/03

--------
 (1) Mr. Isenschmid and Mr. Knapp each received options in the amounts and on the terms and conditions as set forth in table presented.

 (2) Options first became exercisable on March 1, 1999 and were exercised in full on April 30, 1999.

 (3) Options vest and first become exercisable on March 1, 2000.

 (4) Options vest and first become exercisable on March 1, 2001.

 (5) Less than one percent.

 (6) Options vest and first become exercisable on March 1, 2005.

 (7) Options vest and first become exercisable on March 1, 2000.

 (8) Options vest and first become exercisable on March 1, 2001.

 (9) Options vest and first become exercisable on March 1, 2003.

(10) Options vest and first become exercisable on March 1, 2005.

(11) Options vest and first become exercisable on March 1, 2008.

(12) Options first became exercisable on March 1, 1999 and were exercised in full on November 30, 1999.

   Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

                                                          Number of
                                                         Securities        Value of
                                                         Underlying    Unexercised In-
                                                         Unexercised      the-Money
                                                       Options/SARs at Options/SARs at
                                                         FY-End (#)       FY-End ($)
                        Shares Acquired Value Realized  Exercisable/     Exercisable/
         Name           on Exercise (#)      ($)        Unexercisable  Unexercisable(1)
         ----           --------------- -------------- --------------- ----------------
Stephan Isenschmid,
 President and CEO            -0-            -0-          0/56,000       $0/$338,120
Adrian Knapp, Chairman
 and Executive
 Vice President               -0-            -0-          0/56,000       $0/$338,120
Markus Bernhard, CFO          -0-            -0-          0/18,500       $0/$143,670

--------
(1) Calculated based upon a last reported sale price of $18.62 per share of our common stock, as reported on the OTC Bulletin Board on December 31, 1998.

Director Compensation

   All directors receive reimbursement for out-of-pocket expenses in attending Board of Directors meetings. From time to time COPE may engage certain members of the board of directors to perform services on its behalf. In these cases, COPE compensates the members for their services at rates no more favorable than could be obtained from unaffiliated parties. None of the non-officer directors, Markus Stalder, Peter Koch, or Kevin DeVito, receive compensation for serving as directors.

Transactions Involving Officers, Directors and Principal Shareholders

   Markus Stalder, a member of COPE's board of directors, is also a member of the law firm of Stalder & Murer, COPE's general counsel since 1991. In 1998, 1997 and 1996, COPE paid legal fees to Stalder & Murer in the amount of approximately $50,000, $30,000 and $20,000, respectively.

   As described in the section "COPE" on page 17, in September 1998 the predecessor management of COPE completed a series of transactions by which COPE discontinued all operations and divested itself of substantially all of its assets and liabilities relating to the development and marketing of health, fitness and medical products. Kevin DeVito, one of COPE's current directors, was the President and a director of COPE prior to its acquisition of COPE Holding AG.

   In October 1999, COPE entered into a borrowing agreement with its Chairman, Adrian Knapp, to borrow up to CHF 1,200,000. The note bears interest at the rate of 8.5% per annum. COPE intends to repay this note from the proceeds of this offering.

Indemnification of Directors

   As permitted by Section 145 of the Delaware General Corporation Law, COPE's certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duty as directors. In addition, as permitted by Section 145 of the Delaware General Corporation Law, COPE's bylaws provide that it may, in its discretion, indemnify its directors, officers, employees and agents and persons serving in these capacities in other business enterprises at its request, to the fullest extent permitted by Delaware law. COPE's bylaws also allow it to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding.

   COPE's policy is to enter into indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and officers by Section 145 of the Delaware General Corporation Law and the bylaws as well as additional procedural protections.

   The indemnification provisions in the bylaws and the indemnification agreements COPE enters into with its directors and officers may be sufficiently broad to permit indemnification of its directors and officers for liabilities arising under the U.S. federal securities laws. However, COPE is aware that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed under the U.S. federal securities laws and is therefore unenforceable.

         PRINCIPAL STOCKHOLDERS AND BENEFICIAL OWNERSHIP OF MANAGEMENT

   The following table sets forth information regarding the beneficial ownership of our common stock as of November 30, 1999, and as adjusted to reflect the sale of shares of common stock offered in this offering by:

  . each person known by COPE to the beneficial owner of five percent (5%) or more of the common stock;

  . each of COPE's directors and executive officers; and

  . all directors and executive officers as a group.

   The table assumes that there are 3,405,423 shares of common stock issued and outstanding prior to the offering and that there will be 4,205,423 shares of common stock issued and outstanding after the offering. Unless otherwise indicated, the persons named in the table have sole voting and sole investment power over all shares shown as beneficially owned by them.

                                       Shares Owned           Shares Owned
                                       Prior to this           After this
                                         Offering             Offering(10)
                                     --------------------   -----------------
   Name and Address                   Number      Percent    Number   Percent
   ----------------                  ---------    -------   --------- -------
   Adrian Knapp(1)(2)............... 1,301,000(2)  38.2%    1,301,000  30.9%
   Stephan Isenschmid(1)(2)......... 1,301,000(2)  38.2%    1,301,000  30.9%
   Markus Bernhard(1)(3)............     6,500(3)      (4)      6,500      (4)
   Markus Stalder(1)(5).............       --       --            --    --
   Peter Koch(1)(5).................    16,000         (4)     16,000      (4)
   Kevin DeVito(6)(7)...............       870         (4)        870      (4)
   Uwe Hinrichs(8)(9)...............   220,000      6.5%      220,000   5.2%
   All officers and directors as a
    group........................... 2,625,370     77.1%    2,625,370  62.4%

--------
 (1) Address is Grundstrasse 14, 6343 Rotkreuz, Switzerland.

 (2) Does not include 58,000 shares of common stock underlying options that are subject to vesting.

 (3) Does not include 19,000 shares of common stock underlying options that are subject to vesting.

 (4) Less than one percent.

 (5) Does not include 1,400 shares of common stock underlying options that are subject to vesting.

 (6) Address is 360 North Sepulveda Blvd., # 3050, El Segundo, California
     90245.

 (7) Does not include 4,000 shares of common stock underlying options that are subject to vesting.

 (8) Address is Gruendgenstrasse 16D-22309 Hamburg, Germany.

 (9) Does not include 60,000 shares of common stock underlying options subject to vesting.

(10) Gives no effect to the exercise of the overallotment option. In the event the over-allotment option is exercised in full, Stephan Isenschmid will own 1,251,000 shares (29.7%), Uwe Hinrichs will own 170,000 shares (4.0%) and all officers and directors as a group will own 2,575,370 shares (61.2%).

                           DESCRIPTION OF SECURITIES

Common Stock

   COPE is authorized to issue 30,000,000 shares of common stock ($.001 par value per share), of which, as of November 30, 1999, 3,405,423 shares were issued and outstanding and held by 331 recordholders. As of the date of this Prospectus, there are no outstanding options, warrants or other securities which upon exercise or conversion entitle their holder to acquire shares of common stock, except as set forth below.

   Holders of shares of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally. The approval of proposals submitted to stockholders at a meeting other than for the election of directors requires the favorable vote of a majority of the shares voting, except in the case of fundamental matters, including amendments to the Certificate of Incorporation, and mergers and reorganizations, in which cases Delaware law and COPE's bylaws require the favorable vote of at least a majority of all outstanding shares. Stockholders are entitled to receive dividends that may be declared from time to time by the board of directors out of funds legally available for the payment of dividends, and in the event of liquidation, dissolution or winding up, to share proportionally in all assets remaining after payment of liabilities. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.

Stock Option Plan

   COPE has adopted a 1998 Stock Option Plan, which permits COPE to grant options to its employees, officers, directors, consultants and independent contractors. COPE may issue an aggregate of 400,000 shares of common stock under the 1998 Stock Option Plan. The 1998 Stock Option Plan is governed by the board of directors, which has the power to determine the terms of any options granted, including the exercise price, the number of shares subject to the option, and the exercisability of the options. Options under the 1998 Stock Option Plan generally are not transferrable, and each option is exercisable during the lifetime of the optionee only by the optionee. Stock options can be exercised at any time before expiration after they are vested.

   As of the date of this prospectus, COPE has granted under the 1998 Stock Option Plan options to purchase an aggregate of 380,200 shares of common stock to its employees, officers, directors and consultants. The options outstanding as of November 30, 1999 have exercise prices ranging from $8.40 to $50.00 per share with a weighted average exercise price of $17.30 per share. Options to purchase 22,390 shares were exercised on April 30, 1999 at an exercise price of $8.40 per share. Options to purchase 4,500 shares were exercised in November 1999 at exercise prices ranging from $13.00 to $15.00 per share. The outstanding options have terms expiring between March 31, 2000 and December 31, 2008.

   The purpose of the 1998 Stock Option Plan is to strengthen COPE by providing to its employees, officers, directors, consultants and independent contractors added incentive for high levels of performance and unusual efforts to increase earnings. The plan seeks to accomplish this purpose by enabling these persons to purchase common stock thereby increasing their proprietary interest in COPE's success and encouraging them to remain in the employ or service of COPE. Once their relationship with COPE is terminated, all options held by the holder also terminate. Options are granted for a period of one to ten years. The board of directors can modify or terminate the existing plan or determine not to grant any further options, however, changes that adversely affect the rights of the option holders can not be made without the consent of the option holders.

Warrants

   As of November 30, 1999, COPE had issued warrants to purchase an aggregate of 24,621 shares of common stock at an exercise price of $7.54 per share. Warrants to purchase 5,172 shares were exercised in November 1999 at an exercise price of $7.54 per share.

Dividends

   COPE has no immediate plans to pay cash dividends on its common stock. See, "Dividend Policy."

Transfer Agent and Registrar

   The Transfer Agent and Registrar for COPE's common stock is Interwest Transfer Co., Inc., 1981 E. Murray Holladay Road, Salt Lake City, Utah 84114.

                            ANTI-TAKEOVER PROVISIONS

General

   The Delaware General Corporation Law and COPE's certificate of incorporation and bylaws contain provisions which could have the effect of delaying, deterring or preventing a future takeover or change in control of COPE, unless the takeover or change in control is approved by COPE's board of directors. These provisions also may render the removal of directors and management more difficult. As a result, these provisions could limit the price that investors might be willing to pay in the future for shares of the common stock. These provisions of Delaware law and COPE's certificate of incorporation and bylaws also may have the effect of discouraging or preventing transactions that involve an actual or threatened change of control of COPE, even though these transactions may offer COPE's stockholders the opportunity to sell their stock at a price above the prevailing market price.

Certificate Of Incorporation And Bylaws

   COPE's certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or delaying or preventing a change of control of COPE. In particular, the certificate of incorporation does not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in the board of directors and, as a result, may have the effect of deterring a hostile takeover or delaying or preventing changes in control or management of COPE.

   COPE's certificate of incorporation also provides that newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors will be filled by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum and not by the stockholders unless authorized by the board of directors at a special meeting of the stockholders.

   The certificate of incorporation allows COPE to issue up to 5,000,000 shares of undesignated preferred stock with rights senior to those of the common stock and that otherwise could adversely affect the interests of holders of common stock. COPE has not issued any shares of preferred stock as of this date. However, the issuance of shares of preferred stock could decrease the amount of earnings or assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock. The preferred stock can also be convertible into common stock at a discount to the market price, which would have the effect of decreasing the market price of the common stock, as well as having the anti-takeover effect discussed above.

   COPE's certificate of incorporation allows the bylaws of COPE to be altered or repealed and new bylaws to be adopted either:

  . at any annual or special meeting of stockholders, by the affirmative vote of a majority of the voting stock, provided that in the case of any stockholder action at a special meeting of stockholders, notice of the proposed alteration, repeal or adoption of any bylaws must be contained in the notice of the special meeting; or

  . by the vote of a majority of the total number of directors which the board of directors of COPE would have if there were no vacancies.

   These provisions are designed to reduce the vulnerability of COPE to an unsolicited acquisition proposal and to discourage tactics that may be used in proxy fights designed to effect a hostile change in control. These provisions could have the effect of discouraging others from making tender offers for COPE's shares and may inhibit fluctuations in the market price of COPE's shares that could otherwise result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in the management of COPE.

Delaware Takeover Statute

   Section 203 of the Delaware Code prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date that the stockholder became an interested stockholder. The exceptions to that rule are as follows:

  . prior to the date of the business combination, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  . upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  . the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

   Section 203 defines business combinations to include:

  . any merger or consolidation involving the corporation and the interested stockholder;

  . any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

  . any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to the five exceptions enumerated in that section;

  . any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

  . the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

   In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

German Takeover Code

   In connection with its listing on the Neuer Markt of the Frankfurt Stock Exchange, COPE is required to comply with the German Takeover Code. The German takeover code regulates merger and acquisitions by public companies, and requires that companies making an offer to a target company: notify the German regulatory authorities and the public of the offer, disclose the terms of the offer to the target company's stockholders, treat stockholders equally in an offer, and comply with other regulatory requirements. In addition, the rights of COPE's stockholders under the German law differ from rights afforded to stockholders under the United States federal and state laws governing tender offers and takeovers. German regulatory authorities are given broad authority to interpret German law and to review and regulate specific merger and acquisitions. Compliance with German law could have the effect of delaying, deferring or preventing a tender offer or takeover, notwithstanding that the tender offer or takeover might result in stockholders receiving a premium over the market price for their shares.

                BOOK-ENTRY-ONLY ISSUANCE OF COMMON STOCK TRADING
                           ON GERMAN STOCK EXCHANGES

   The shares of common stock offered by this prospectus will trade on the Neuer Markt of the Frankfurt Stock Exchange (when approved for listing) and on the Freiverkehr of the Berlin and Hamburg Stock Exchanges only through book entry transfers of interests therein held through Deutsche Borse Clearing AG. Any investor who has an actual certificate representing shares of common stock who desires to sell shares of common stock on a German Exchange will be required to deposit the certificate with the Depository Trust Company for credit to Deutsche Borse Clearing's account as described below, which transfer will be reflected on the books and records of Deutsche Borse Clearing. Certificates representing shares of common stock held through Deutsche Borse Clearing will not be issued unless the shares are withdrawn from Deutsche Borse Clearing in which case the shares will not be eligible to trade on a German Exchange unless redeposited as described above. Deutsche Borse Clearing will hold shares of common stock through its account with Depository Trust Company. Depository Trust, or its nominee, will be the registered owner of all shares of common stock that are held by investors through Deutsche Borse Clearing.

   Beneficial owners of common stock held through Deutsche Borse Clearing will receive confirmations and statements of their holdings from Deutsche Borse Clearing through their brokers or other financial institutions that are Deutsche Borse Clearing participants. Deutsche Borse Clearing will register all transfers of the common stock between Deutsche Borse Clearing participants on its books and records through its book-entry system. Shares of common stock held by Depository Trust will be registered in the name of its nominee, Cede & Co.

   Any dividend or other payments on common stock held through Deutsche Borse Clearing will be made by COPE to Cede & Co., as nominee of Depository Trust. Depository Trust, upon receipt of these payments, will credit Deutsche Borse Clearing's account at Depository Trust for the amount of these payments. Payments by Deutsche Borse Clearing to the beneficial owners of common stock will be governed by standing instructions and Deutsche Borse Clearing's customary practices, subject to any statutory or regulatory requirements as may be in effect from time to time. If requested, the dividends will be converted into German Marks or Euros, if applicable, and distributed by Deutsche Borse Clearing. The underwriters will act as paying and depository agents in this case.

                                    TAXATION

Material Tax Consequences Under German Laws

   The following discussion is a summary of the material anticipated tax consequences of an investment in the common stock under German tax laws. The discussion does not deal with all possible tax consequences relating to an investment in the common stock. In particular, the discussion does not address the tax consequences under state, local, and other (e.g. non-German) tax laws, nor does it address special circumstances of any individual investor. The discussion is limited to the taxation of dividends, capital gains, income, gifts and inheritance under German law, and does not address all aspects of German taxation. The discussion does not consider any specific facts or circumstances that may apply to a particular purchaser. In particular, this discussion does not comprehensively treat the tax considerations that will be relevant to prospective investors who reside outside Germany. Accordingly, each prospective investor should consult its tax advisor regarding the tax consequences of an investment in the common stock. The discussion is based on the tax laws of the Federal Republic of Germany as in effect on the date of this prospectus, which are subject to change, possibly with retroactive effect, in particular concerning proposed or anticipated changes which may result from action by the German government. Thus, the following summary is for illustrative purposes only and not to be relied upon. In addition, COPE has undertaken no obligation to update this discussion for changes in facts or laws occurring subsequent to the date of this prospectus. Further, any variation or differences from the facts or representations recited in this prospectus, for any reason, might affect the following discussion, perhaps in an adverse manner, and render this discussion inapplicable.

   Taxation of Dividends. The following dividends on the common stock are subject to German income or corporate taxes at regular German tax rates:

  . dividends paid to stockholders that are natural persons having a residence or his or her habitual abode in Germany;

  . to corporations that maintain their statutory seat or principal place of management in Germany; or


  . dividends attributable to a permanent establishment maintained by, or a fixed base regularly available to, a stockholder who is otherwise not deemed to be a German resident.

These dividend payments also are subject to a surcharge equal to 5.5% of the otherwise applicable German income or corporate income tax liability.

   German residents who are natural persons may claim a tax allowance for income derived from capital investments of DM 6,000 (DM 12,000 in the case of married couples filing joint returns). This allowance will be reduced to DM 3,000/DM 6,000 beginning in the year 2000.

   German residents who are natural persons may deduct from dividend income the expenses associated with the acquisition, safeguarding, or maintaining of the common stock, including fees for custodian and re-financing costs. Without supporting documents, expenses in the amount of DM 100, or DM 200 in the case of married couples filing joint returns, are deductible for tax purposes from this dividend income.

   The United States imposes a withholding tax of 15% of the gross amount of dividends paid to a German investor. The double taxation treaty between the United States and Germany reduces this withholding tax to 5% of the gross amount of the dividends if the beneficial owner is a company that holds directly at least 10% of the voting shares of the company paying the dividends. The withholding tax can be credited against the part of the German income tax attributable to the dividend income. If, however, the German income tax attributable to the dividends is lower than the withholding tax because of a deduction of expenses (including, but not limited to refinancing costs) from the dividends, withholding taxes can only be credited against German income taxes up to an amount of German income tax attributable to the dividend income. Instead of taking a credit for the withholding tax, the German holder can apply for a deduction of the withholding tax from his or her taxable income.

   Dividend income is tax-exempt in Germany if a German holder, such as a corporation, holds for a minimum of twelve months prior to the fiscal year end, at least 10% of the nominal share capital of the company which declares the dividend and which has its seat outside of Germany. For tax exempt dividends paid beginning in 1999, an amount equal to 15% of the tax free gross dividend is considered for the corporate income tax purposes of the German corporate holder to be non-deductible expenses in connection with the tax-free dividend. If, however, the tax-exempt dividend derived by a corporate German holder is distributed to a German holder who is a natural person, the distribution is taxable on the personal level of this holder.

   Capital Gains. Capital gains from the sale of the common stock are not subject to taxes in Germany, unless:

  . the gains are attributable to a permanent establishment maintained by, or a fixed base regularly available to, a stockholder who is otherwise not deemed to be a German resident;

  . the stockholder is a corporate entity that is a German resident or the common stock was held by the German resident as a business asset,

  . the stockholder is a natural person and a German resident that holds or has held at any time during a period of five years before the disposal directly or indirectly 10% or more of the share capital in his private property; or

  . the stockholder is a natural person and a German resident and the time period between the acquisition and the disposal of the common stock does not exceed one year and the common stock does not qualify as a business asset.

   Inheritance and Gift Tax. Under German law, a German gift or inheritance tax is imposed on transfers of common stock by gift or at death if the donor or transferor, or the heir, donee, or other beneficiaries, are German residents within the meaning of Section 2 of the German Inheritance Tax Act.

   Other German Taxes. There does not appear to be German transfer, stamp, or other similar taxes that apply on the sale or transfer of shares of common stock.

Material United States Federal Income Tax Consequences To Non-United States Holders

   The following is a general discussion of all expected material United States federal income and estate tax consequences of the ownership and disposition of common stock by a non-U.S. holder. As used in this prospectus, the term "non-U.S. holder" is defined as any person or entity that is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual, a foreign partnership, or a non-resident fiduciary of a foreign estate or trust. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, existing, final, temporary, and proposed treasury regulations based on the U.S. tax code, and administrative and judicial interpretations of these regulations. This discussion is based on the U.S. tax code, the regulations and the interpretations in effect or proposed on the date of this prospectus all of which are subject to change, possibly with retroactive effect, or different interpretations. This discussion is limited to non-U.S. holders who hold shares of common stock as capital assets within the meaning of Section 1221 of the U.S. tax code. Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to particular non-U.S. holders in light of their personal circumstances, nor does it discuss certain tax provisions which may apply to individuals who relinquish their U.S. citizenship or residence.

   An alien individual may be considered a resident alien by virtue of being present in the United States for at least 31 days in the current calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. In calculating an alien's presence in the United States during a three-year period, all of the days present in the current year are counted, one-third of the days present in the immediately preceding year are counted, and one-sixth of the days present in the second preceding year are counted. An alien who holds a "green card" is a U.S. resident for income tax purposes for the entire part of the year that he holds the card. Resident aliens are subject to U.S. federal income taxes as if they were U.S. citizens.

   Each prospective purchaser of common stock should consult with a tax advisor regarding current and possible future tax consequences of acquiring, holding, and disposing of common stock, as well as any tax consequences that may arise under the laws of any U.S. federal, state, municipality, or other taxing jurisdiction.

   Dividends. If dividends are paid on shares of common stock to a non-U.S. holder, they will be subject to withholding of United States federal income taxes at a rate of 30%, unless a treaty between the United States and the country of residence of the stockholder specifies a lower rate. However, the dividends are not subject to withholding tax, but instead are subject to United States federal income taxes on a net basis at the applicable individual or corporate rate if:

  . the dividends are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States and, where a tax treaty applies, are attributable to a United States permanent establishment of the non-U.S. holder; and

  . an Internal Revenue Service Form 4224 or successor form is filed with the payor.

   However, any of these dividends that are received by a foreign corporation may be subject to an additional "branch profits tax" at a rate 30%, unless a treaty covering these dividends provides for a lower rate.

   Dividends paid to an address in a country outside the United States are presumed to be paid to a resident of that country for purposes of the withholding discussed above and for purposes of determining the applicability of the tax treaty rate. However, recently finalized Treasury regulations pertaining to United States federal withholding tax, scheduled to take effect for payments made after December 31, 2000, provide that a non-U.S. holder must comply with certification procedures, directly or through an intermediary, to obtain the benefits of a reduced rate under a treaty that provides for a lower tax rate. In addition, a non-U.S. holder who is an offshore account must provide documentary evidence that they are not a U.S. resident to obtain the benefits of a treaty that provides for a lower tax rate. In addition, the withholding tax regulations will require a non-U.S. holder who provides an IRS form 4224 or successor form (as discussed above) also to provide its U.S. taxpayer identification number.

   A non-U.S. holder of common stock eligible for a reduced rate of United States withholding taxes based on an income tax treaty may obtain a refund of any excess amount withheld by filing an appropriate claim for refund with the IRS.

   Gain on Disposition of Common Stock. A non-U.S. holder will not be subject to United States federal income taxes for any gain recognized on the sale or other disposition of common stock unless:

  . the gain is effectively connected with the conduct of a trade or business of the non-U.S. holder in the United States and, where a tax treaty applies, is attributable to a United States permanent establishment of the non-U.S. holder; or

  . the company is or has been a U.S. Real Property Holding Corporation for United States federal income tax purposes, as described below.

   An individual non-U.S. holder who falls within the first clause above will, unless an applicable treaty provides otherwise, be taxed on his or her net gain derived from the sale under regular United States federal income tax rates. An individual non-U.S. holder who falls under clause the second above will be subject to taxation in accordance with the special rules regarding the sale or other disposition of a U.S. Real Property Interest.

   A non-U.S. holder that is a foreign corporation engaged in a trade or business in the United States may be taxed on its gain under regular United States federal income tax rates and may be subject to an additional branch profits tax equal to 30% of its effectively connected earnings and profits within the meaning of the tax code for the taxable year unless an income tax treaty allows it to qualify for a lower rate.

   A corporation is a real property holding company if the fair market value of the U.S. real property interests held by the corporation is 50% or more of the aggregate fair market value of its U.S. and foreign real property interests and any other assets used or held for use by the corporation in a trade or business. Based on its current and anticipated assets, COPE believes that it currently is not and is not likely to become a real property holding company. However, since the determination of real property holding company status is based upon the composition of the assets of COPE from time to time, and because there are uncertainties in the application of the relevant rules, there can be no assurance that COPE will not become a real property holding company. If COPE were to become a real property holding company, then gains on the sale or other disposition of common stock by a non-U.S. holder would be subject to U.S. federal income taxes unless both the common stock was "regularly traded" on an established securities market, and the non-U.S. holder actually or constructively owned 5% or less of the common stock. Non-U.S. holders should consult their tax advisors concerning any U.S. tax consequences that may arise if COPE were to become a real property holding company.

   Federal Estate Tax. Common stock held by an individual non-U.S. holder at the time of death will be included in the holder's gross estate for United States federal and state tax purposes, unless an applicable estate tax treaty provides otherwise.

   Information Reporting and Back Up Withholding Tax. Under treasury regulations, COPE must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to these holders and the amount of any tax withheld regarding these dividends, regardless of whether withholding was required. Copies of the information returns reporting these dividends and withholding also may be made available to the tax authorities in the country in which the non-U.S. holder resides.

   A back-up withholding tax is imposed at the rate of 31% on payments to persons that fail to furnish identifying information to the payor. Back-up withholding will not apply to dividends paid to a non-U.S. holder at an address outside the United States unless the payor has knowledge that the payee is a U.S. person. However, in the case of dividends paid after December 31, 2000, the non-U.S. holder must comply with certification procedures, directly or though an intermediary, to obtain the benefits of a reduced rate under a treaty that provides for a lower tax rate. In addition, a non-U.S. holder who is an offshore account must provide documentary evidence that they are not a U.S. resident to obtain the benefits of a treaty that provides for a lower tax rate. Back-up withholding and information reporting will also apply to dividends paid on common stock at addresses inside the United States to non-U.S. holders that fail to provide identifying information in the manner required. In these cases, a non-U.S. holder would be subject to back-up withholding and information reporting unless COPE receives certification from the holder of its non-U.S. status.

   Payment of the proceeds of the sale of common stock by or through a United States office of a broker is subject to both back-up withholding and information reporting unless the beneficial owner provides the payor with its name and address and certifies under penalties of perjury that it is a non-U.S. holder, or otherwise establishes an exemption. Back-up withholding and information reporting will not apply to a payment of the proceeds of a sale of common stock by or through a foreign office of a broker. If, however, the broker is, for United States federal income tax purposes, a U.S. person, a controlled foreign corporation, or a foreign person that derives 50% or more of its gross income from the conduct of a trade or business in the United States, these payments will be subject to information reporting, but no back-up withholding, unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder or the beneficial owner otherwise establishes an exemption. After December 31, 2000, the same rules shall apply to a foreign partnership that at any time during its fiscal year either is engaged in the conduct of a trade or business in the United States, or has as partners one or more U.S. persons that, in the aggregate, hold more than 50% of the income or capital interest in the partnership.

   A holder will be allowed a refund or a credit against the holder's U.S. federal income tax liability for any amounts withheld under the back-up withholding rules, provided the required information is furnished in a timely manner to the IRS.

                                  UNDERWRITERS

   Subject to the conditions contained in an underwriting agreement, NORD/LB, and the underwriters specified below have agreed to purchase 800,000 shares of common stock from COPE. The shares will be purchased at the offering price set forth on the cover page of this prospectus, less underwriting commissions and fees. The bookbuilding period is intended to be conducted for a period of four days (February 1 to February 4, 2000), but may be reduced by NORD/LB, acting as the representative of the underwriters, in its reasonable discretion in agreement with COPE. The subscription period for 25,000 shares of common stock, which shall be allocated by NORD/LB by means of the internet through the selling agent Virtuelles Emissionshaus, Munich, shall be conducted between February 1 and February 4, 2000. The number of shares of common stock that each underwriter has agreed to purchase and acquire is set forth opposite its name below:

                                                                        Number
         Name                                                          of shares
         ----                                                          ---------
     NORD/LB (Lead Manager)...........................................
     HSBC Trinkaus & Burkhardt KGaA (Co-Manager)......................

   In the underwriting agreement, two major existing stockholders, Uwe Hinrichs and Stephan Isenschmid, granted to NORD/LB an overallotment option exercisable for thirty (30) calendar days from the first day of listing of the shares at the Frankfurt Stock Exchange, "Neuer Markt" up to an aggregate amount of 100,000 additional shares of common stock at the offering price set forth on the cover page of this prospectus, less underwriting commissions. NORD/LB may exercise this option for the purpose of covering over-allotments, if any, made in connection with this secondary public offering of shares of common stock. If this option is exercised, NORD/LB will become obligated, subject to the terms of the underwriting agreement, to acquire and purchase the number of shares of common stock as specified by the representative.

   Of the 800,000 shares of common stock issued by COPE, up to 5% of these shares of common stock shall be allocated on a preferential basis by the underwriters to persons designated by COPE. COPE intends to make these shares available to its employees, vendors and shareholders. As a result, the number of shares of common stock available for sale to the public will be reduced accordingly.

   COPE and its major existing shareholders, Adrian Knapp, Stephan Isenschmid and Uwe Hinrichs are subject to an agreement with Deutsche Borse AG and NORD/LB that limit their ability to sell shares of common stock. COPE and its major existing stockholders are obligated to refrain, during a period of six months from the date of admission of the shares to the Frankfurt Stock Exchange, Neuer Markt, from offering or selling shares directly or indirectly or taking other actions economically equivalent to a sale. Deutsche Borse AG may exempt COPE or its major existing shareholders from these requirements upon request from COPE. The restrictions described in this paragraph do not apply to the sale of the shares that are subject to the overallotment option.

   COPE has submitted an application to have its shares of common stock approved for quotation on the Nasdaq National Market System under the symbol "COPE" and has submitted an application to have its shares of common stock admitted to the Regulated Market ("Geregelter Markt"), with listing of these shares at the "Neuer Markt". Additionally, COPE has filed a Registration Statement (SB-2) for declaration of effectiveness with the Securities and Exchange Commission.

   In order to facilitate the secondary public offering, the representative will take the stabilising measures, in agreement with COPE, that are deemed to be necessary in order to stabilise, maintain or otherwise affect the price of the common stock. Additionally, NORD/LB and HSBC Trinkaus & Burkhardt KGaA will be available as designated sponsors for the Frankfurt Stock Exchange, "Neuer Markt" for the period of at least one year.

   COPE, Adrian Knapp and Stephan Isenshmid have agreed to indemnify the underwriters and each other against certain liabilities, as specified in the underwriting agreement including liabilities under the U.S. federal securities laws and liabilities arising from breaches of representations and warranties contained in the underwriting agreement.

   In July 1999, COPE entered into a borrowing agreement with NORD/LB pursuant to which COPE borrowed DEM 1,825,000 from NORD/LB. The loan bears interest at the rate of 6% per annum. All principal and interest is due and payable no later than February 29, 2000. COPE intends to repay the loan from the proceeds of this offering.

   In October 1999, COPE entered into a second borrowing agreement with NORD/LB pursuant to which COPE borrowed DEM 2,500,000 from NORD/LB. The loan also bears interest at the rate of 6% per annum. All principal and interest is due and payable no later than February 29, 2000. COPE intends to repay the loan from the proceeds of this offering.

                             INTERNET SUBSCRIPTIONS

   NORD/LB, through the selling agent Virtuelles Emissionshaus, intends to offer up to 25,000 shares of common stock over the internet in Germany. Any shares not sold through the internet distribution will be returned to the allotment of NORD/LB. The internet subscription is limited to German citizens only. Each subscriber will be required to produce evidence of German citizenship to Virtuelles Emissionshaus prior to their receipt of the subscription documents via the internet. Any subscription offer submitted by a non-German citizen will not be eligible for the internet subscription. The internet subscription period shall be between February 1 and February 4, 2000. However, this subscription period may be curtailed. Depending on the number of subscription offers received by NORD/LB, the applicable allocation ratio may be more or less favourable than that for the remaining portion of the shares of common stock allocated by NORD/LB. The other conditions, the allocation of the shares and terms applicable to the internet subscription shall be identical to the conditions and terms of the offering of the remaining portion of the shares of common stock. This, in particular, shall apply to the offering price.

                        SHARES ELIGIBLE FOR FUTURE SALE

   Based on the shares of common stock outstanding as of November 30, 1999, without giving effect to the exercise of the overallotment option, on completion of this offering we will have 4,205,423 shares of common stock outstanding. The 800,000 shares sold in this offering, which would be 900,000 shares if NORD/LB's option to purchase additional shares is exercised in full, will be freely tradable without restriction or further registration under the U.S. federal securities laws unless purchased by our "affiliates" as that term is defined in Rule 144. Of the remaining shares, approximately 2,782,459 shares of common stock outstanding on completion of this offering will be "restricted securities" as that term is defined in Rule 144.

   Our major existing shareholders, Adrian Knapp and Stephan Isenschmid, and us are subject to an agreement with Deutsche Borse AG and NORD/LB that limit our ability to sell shares of common stock. We are obligated to refrain, during a period of six months from the date of admission of the shares to the Frankfurt Stock Exchange, Neuer Markt, from offering or selling shares directly or indirectly or taking other actions economically equivalent to a sale. Deutsche Borse AG may exempt our major existing shareholders or us from these requirements upon our request.

   Prior to the offering, there has only been a limited market for the common stock in the United States and Germany and no predictions can be made about the effect, if any, that market sales of common stock or the availability of the shares for sale will have on the market price prevailing from time to time. Nevertheless, the actual sale of, or the perceived potential for the sale of, common stock in the public market may have an adverse effect on the price of the common stock.

                                 LEGAL MATTERS

   Our counsel, Oppenheimer Wolff & Donnelly LLP, Newport Beach, California, will give an opinion that the shares of common stock covered by this prospectus are valid. Hale and Dorr LLP, Boston, Massachusetts, has acted as counsel to the underwriters in connection with this offering.

                                    EXPERTS

   ATAG Ernst & Young Ltd., Badenerstrasse 47, CH-8004, Zurich, Switzerland, independent auditors, have audited our consolidated financial statements at December 31, 1998, 1997 and 1996 and for each of the three years ended December 31, 1998 as set forth in their report. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on ATAG Ernst & Young Ltd.'s report, given on their authority as experts in accounting and auditing.

   Prior to the COPE Reorganization in August 1998, COPE's independent auditors for the fiscal years ended June 30, 1998 and 1997 were Raimondo Pettit Group (formerly Raimondo Pettit & Glassman) 21515 Hawthorne Boulevard, Suite 1250, Torrance, California 90503. On March 18, 1999, the Board of Directors approved the appointment of ATAG Ernst & Young Ltd., who had been the independent auditors for COPE Holding AG for the fiscal years ended December 31, 1997, 1996 and 1995.

   Raimondo Pettit Group's report on COPE, financial statements for the past two years did not contain any adverse opinion or disclaimer of opinion, nor was it qualified as to uncertainty, audit scope or accounting principles, except that the firm's report for the fiscal year ended June 30, 1997 financial statements included an explanatory paragraph relating to substantial doubt existing about COPE's ability to continue as a going concern. COPE has had no disagreements with Raimondo Pettit Group during the past two years and the subsequent interim period preceding this dismissal on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which disagreement(s), if not resolved to the satisfaction of Raimondo Pettit Group, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports.

   Ernst & Young Deutsche Allgemeine Treuhand AG (formerly Schitag Ernst & Young), Herrengraben 3, 20431 Hamburg, Germany, independent auditors, have audited the financial statements of Hicomp Software Systems GmbH at December 31, 1998 and 1997 and for each of the two years ended December 31, 1998 as set forth in their report. We have included Hicomp's financial statement in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young Deutsche Allgemeine Treuhand AG's report, given on their authority as experts in accounting and auditing.

   Ernst & Young Deutsche Allgemeine Treuhand AG, Marsstrasse 22,80335 Munich, Germany, independent auditors, have audited the statements of operations of Forum GmbH for the period from January 1, 1998 to June 24, 1998 and for the year ended December 31, 1997 as set forth in their report. We have included Forum's statements of operations in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young Deutsche Allgemeine Treuhand AG's report, given on their authority as experts in accounting and auditing.

                             AVAILABLE INFORMATION

   COPE is subject to the informational requirements of the U.S. federal securities laws and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission. COPE's reports, proxy statements and other information filed under the U.S. federal securities laws may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the material can also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov. Moreover, all the documents relating to COPE that are referred to in this prospectus may be inspected during normal business hours at the registered offices of Norddeutsche Landesbank Girozendrale, Georgsplatz 1, 30159 Hannover, Germany.

   COPE has filed with the Commission a Registration Statement on Form SB-2 under the U.S. federal securities laws relating to the common stock offered in this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about COPE and its capital stock. The rules and regulations of the Commission allow COPE to omit certain information, exhibits, schedules and undertakings included in the registration statement, from this document. Copies of the registration statement and the exhibits are on file with the Commission and may be obtained from the Commission's Web site or upon payment of the fee prescribed by the Commission, or may be examined, without charge, at the offices of the Commission set forth above. For further information, reference is made to the registration statement and its exhibits.

                         INDEX TO FINANCIAL STATEMENTS

   The following Financial Statements and Independent Auditors' Report thereon are included in this prospectus on the pages indicated:

COPE, INC.

                                                                           Page
                                                                           ----
Report of Independent Auditors............................................  F-2

Audited Financial Statements

  Consolidated Balance Sheets as of December 31, 1998, 1997 and 1996......  F-3

  Consolidated Statements of Income for the years ended December 31, 1998,
   1997 and 1996..........................................................  F-4

  Consolidated Statements of Cash Flows for the years ended December 31,
   1998, 1997 and 1996....................................................  F-5

  Consolidated Statements of Changes in Shareholders' Equity for the years ended December 31, 1998, 1997 and 1996.................................  F-6

  Notes to the Consolidated Financial Statements..........................  F-7

Unaudited Interim Condensed Financial Statements

  Condensed Consolidated Balance Sheets as of September 30, 1999.......... F-19

  Condensed Consolidated Statements of Income for the nine month periods ended September 30, 1999 and 1998...................................... F-20

  Condensed Consolidated Statements of Cash Flows for the nine month periods ended September 30, 1999 and 1998.............................. F-21

  Notes to Condensed Consolidated Financial Statements.................... F-22


HICOMP SOFTWARE SYSTEMS GMBH

Report of Independent Auditors............................................ F-28

Audited Financial Statements

  Balance Sheets as of December 31, 1998 and 1997......................... F-29

  Statements of Income for the years ended December 31, 1998 and 1997..... F-30

  Statements of Cash Flows for the Years Ended December 31, 1998 and
   1997................................................................... F-31

  Statements of Shareholders' Equity for the years ended December 31, 1998 and 1997............................................................... F-32

  Notes to Financial Statements........................................... F-33

FORUM GMBH

Report of Independent Auditors............................................ F-38

Audited Financial Statements

  Statements of Operations for the period January 1, 1998 to June 24 1998 and for the year ended December 31, 1997............................... F-39

  Notes to Statements of Operations....................................... F-40

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

  Notes to Unaudited Pro Forma Consolidated Statements of Operations...... F-42

  Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1998................................................ F-43

  Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 1998........................................ F-44

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders of COPE, Inc.

   We have audited the accompanying consolidated balance sheets of COPE, Inc. as of December 31, 1998, 1997 and 1996, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of COPE, Inc. at December 31, 1998, 1997 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles in the U.S.

                                          ATAG Ernst & Young Ltd.

                                 Kevin McCabe             Yves Vontobel
                                 Chartered Accountant     Certified Accountant

Zurich, Switzerland
March 26, 1999
  except as to Note 18 for which
  the date is August 27, 1999

                                   COPE, INC.

                          CONSOLIDATED BALANCE SHEETS
                           (Amounts in U.S. Dollars)

                                                      December 31,
                                            ----------------------------------
                                               1998        1997        1996
                                            ----------- ----------  ----------
              ASSETS
              ------
Current assets
Cash and cash equivalents..........         $ 1,303,114 $  678,936  $  262,047
Trade accounts receivable (net of
 provision of $0, $0, and
 $38,519)..........................           5,418,777  3,622,485   2,226,227
Inventories (net of provision of
 $89,445, $0 and $0)...............           2,433,790  1,383,191     981,941
Other current assets............... Note 5      450,013    318,182     171,647
                                            ----------- ----------  ----------
    Total current assets...........           9,605,694  6,002,794   3,641,862
                                            ----------- ----------  ----------
Property, plant and equipment,
 net............................... Note 6      751,235    570,475     267,627
Loans receivable from related
 party............................. Note 13     635,700    355,161           0
Loans receivable, other............ Note 7       26,350     39,245           0
Goodwill (net of amortization of
 $69,578, $1,757 and $1,217)....... Note 4      938,788          0       9,736
Intangible assets..................              88,385    125,631      51,064
Deferred income taxes.............. Note 11     592,495    309,652     131,110
                                            ----------- ----------  ----------
                                              3,032,953  1,400,164     459,537
                                            ----------- ----------  ----------
    Total assets...................         $12,638,647 $7,402,958  $4,101,399
                                            =========== ==========  ==========
   LIABILITIES AND SHAREHOLDERS'
              EQUITY
   -----------------------------
Current liabilities
Short-term borrowings.............. Note 8  $ 2,385,303 $  661,982  $  172,066
Trade accounts payable.............           5,650,422  3,027,118   2,116,029
Amounts due to related parties.....                   0     97,984     190,048
Customer advances..................             216,558    704,915           0
Other current liabilities.......... Note 10     802,384    389,639     395,029
Current income taxes payable.......             179,012     49,349      36,989
Deferred income taxes.............. Note 11     216,352    211,046     186,032
                                            ----------- ----------  ----------
    Total current liabilities......           9,450,031  5,142,033   3,096,193
                                            ----------- ----------  ----------
Commitments and contingent
 liabilities....................... Note 15
Minority interest..................                   0          0         178
Shareholders' equity
Share capital:
  Common stock, $0.001 par value
  Authorized shares 30,000,000
  (2,862,000 in 1997, 2,700,000 in
  1996)
  Issued and outstanding shares
  3,152,861 (2,862,000 in 1997,
  2,700,000 in 1996)...............               3,153      2,862       2,700
Additional paid in capital.........             506,031    767,785      73,636
Accumulated other comprehensive
 income............................
  Cumulative translation
   adjustment......................              31,852   (145,731)    (74,420)
Retained earnings..................           2,647,580  1,636,009   1,003,112
                                            ----------- ----------  ----------
    Total shareholders' equity.....           3,188,616  2,260,925   1,005,028
                                            ----------- ----------  ----------
    Total liabilities and
     shareholders' equity..........         $12,638,647 $7,402,958  $4,101,399
                                            =========== ==========  ==========

              See notes to the consolidated financials statements

                                   COPE, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                 For the Years December 31, 1998, 1997 and 1996
                (Amounts in U.S. Dollars, except share amounts)

                                            1998          1997         1996
                                        ------------  ------------  -----------
Net Revenue
Sales of solutions....................  $ 25,411,976  $ 16,605,175  $11,834,701
Sales of services.....................     3,647,174     1,310,996      680,422
                                        ------------  ------------  -----------
Total revenue.........................    29,059,150    17,916,171   12,515,123
Cost of sales.........................   (20,281,131)  (12,817,738)  (8,829,711)
                                        ------------  ------------  -----------
Gross profit..........................     8,778,019     5,098,433    3,685,412
                                        ------------  ------------  -----------
Operating expenses
  Selling, general and administrative
   expenses...........................    (6,992,971)   (4,205,093)  (2,394,693)
  Consultancy expenses................      (292,689)     (131,723)    (540,347)
  Depreciation and amortization.......      (336,936)     (220,363)    (340,145)
  Impairment of intangible assets.....       (63,004)            0            0
                                        ------------  ------------  -----------
Total operating expenses..............    (7,685,600)   (4,557,179)  (3,275,185)
                                        ------------  ------------  -----------
Operating income......................     1,092,419       541,254      410,227
Other income (expense):
  Interest expense....................      (127,028)      (76,197)     (63,940)
  Interest income.....................         6,769           704        2,791
  Interest income from related party..        19,929             0            0
  Other...............................        30,786          (270)      (3,069)
  Foreign exchange gain...............         3,326        38,716       12,408
                                        ------------  ------------  -----------
                                             (66,218)      (37,047)     (51,810)
                                        ------------  ------------  -----------
Earnings before minority interests and
 taxes................................     1,026,201       504,207      358,417
Minority interests....................             0             0          696
Current income taxes..................      (158,141)      (34,076)     (42,775)
Deferred income taxes.................       143,511       162,766         (515)
                                        ------------  ------------  -----------
Net income............................  $  1,011,571  $    632,897  $   315,823
                                        ============  ============  ===========
Basic earnings per share..............  $       0.34  $       0.23  $      0.12
Diluted earnings per share............  $       0.34  $       0.23  $      0.12
Weighted average shares outstanding...     2,936,589     2,740,833    2,700,000
Dilutive effect of stock options......        12,120             0            0
                                        ------------  ------------  -----------
Diluted average shares outstanding....     2,948,709     2,740,833    2,700,000
                                        ------------  ------------  -----------


              See notes to the consolidated financials statements

                                   COPE, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

              For the Years Ended December 31, 1998, 1997 and 1996
                           (Amounts in U.S. Dollars)

                                              1998         1997         1996
                                           -----------  -----------  ----------
Cash flow provided by operating
 activities
Net income...............................  $ 1,011,571  $   632,897  $  315,823
Adjustment to reconcile net income to net
 cash provided by operating activities
  Depreciation...........................      224,375      219,823     260,938
  Amortization...........................      175,565          540       1,217
  Deferred income taxes..................     (143,511)    (162,766)        515
  Gain on disposal of fixed assets.......       (2,284)           0       2,697
  Minority interest share in negative
   equity absorbed by parent.............            0            0        (696)
Effects of changes in operating assets
 and liabilities excluding effects of
 business acquired
  Accounts receivable....................    1,050,835   (1,530,889)   (872,870)
  Inventories............................      144,251     (488,492)   (176,839)
  Other current assets...................      160,857     (226,326)    (73,195)
  Accounts payable.......................   (2,009,336)     736,413   1,269,952
  Customer advances......................            0      704,915           0
  Other current liabilities..............      112,986      404,820     (68,910)
                                           -----------  -----------  ----------
Net cash flow provided by operating
 activities..............................      725,309      290,935     658,632
Cash flow used in investing activities
  Purchase of property, plant and
   equipment.............................     (370,208)    (585,881)   (229,210)
  Loans receivables......................      (38,216)    (394,406)          0
  Purchase of intangible assets..........            0      (80,138)     (6,998)
  Proceeds from sale of property, plant
   and equipment.........................        5,249        4,653       9,778
  Acquisition of businesses/net of cash
   acquired..............................      437,002            0      (3,865)
                                           -----------  -----------  ----------
Net cash flow used by investing
 activities..............................       33,827   (1,055,772)   (230,295)
Cash flow provided by financing
 activities
  Issuance of capital stock..............      152,320      694,311           0
  Increase (decrease) of short term
   borrowings............................       24,191      502,770    (293,085)
  COPE reorganization....................     (371,112)           0           0
                                           -----------  -----------  ----------
Net cash flow provided (used) by
 financing activities....................     (194,601)   1,197,081    (293,085)
Effect of exchange rate changes on cash..       59,643      (15,355)    (34,477)
Net increase of cash and cash
 equivalents.............................      624,178      416,889     100,775
Cash and cash equivalents at beginning of
 the period..............................      678,936      262,047     161,272
                                           -----------  -----------  ----------
Cash and cash equivalents at end of the
 period..................................  $ 1,303,114  $   678,936  $  262,047
                                           ===========  ===========  ==========
Supplemental cash flow disclosure
  Interest paid..........................  $   127,028  $    76,197  $   63,940
  Income taxes paid......................       32,478       22,643      13,525
  Noncash investing and financing
   activities
    Short-term borrowings, assumed in
     acquisition of business.............      956,543            0           0
    Short-term borrowings, incurred to
     effect acquisition of business......      624,324            0           0
  Cash acquired in acquisition...........      939,002            0           0

                                   COPE, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                     As of December 31, 1998, 1997 and 1996
                (Amounts in U.S. Dollars, except share amounts)

                                                                       Accumulated other     Total
                           Number    Share    Additional     Retained    comprehensive   shareholders'
                          of shares capital paid in capital  earnings       income          equity
                          --------- ------- --------------- ---------- ----------------- -------------
Balance at January 1,
 1996, as restated (1)..  2,700,000 $2,700     $  73,636    $  687,289     $  94,652      $  858,277
Net income..............                                       315,823                       315,823
Foreign currency
 translation
 adjustments............                                                    (169,072)       (169,072)
                                                                                          ----------
Total other
 comprehensive income...                                                                     146,751
                          --------- ------     ---------    ----------     ---------      ----------
Balance at December 31,
 1996...................  2,700,000  2,700        73,636     1,003,112       (74,420)      1,005,028
                          --------- ------     ---------    ----------     ---------      ----------
Net income..............                                       632,897                       632,897
Foreign currency
 translation
 adjustments............                                                     (71,311)        (71,311)
                                                                                          ----------
Total other
 comprehensive income...                                                                     561,586
                                                                                          ----------
Issuance of share
 capital................    162,000    162       694,149                                     694,311
                          --------- ------     ---------    ----------     ---------      ----------
Balance at December 31,
 1997...................  2,862,000  2,862       767,785     1,636,009      (145,731)      2,260,925
                          --------- ------     ---------    ----------     ---------      ----------
Net income..............                                     1,011,571                     1,011,571
Foreign currency
 translation
 adjustments............                                                     177,583         177,583
                                                                                          ----------
Total other
 comprehensive income...                                                                   1,189,154
                                                                                          ----------
COPE Reorganization.....    270,654    271      (414,054)                                   (413,783)
Issuance of share
 capital................     20,207     20       152,300                                     152,320
                          --------- ------     ---------    ----------     ---------      ----------
Balance at December 31,
 1998...................  3,152,861 $3,153     $ 506,031    $2,647,580     $  31,852      $3,188,616
                          --------- ------     ---------    ----------     ---------      ----------

--------
(1) Share capital and additional paid in capital have been retroactively restated to give effect to the COPE Reorganization (see Note 2 to the consolidated financial statements)

                                   COPE, INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1998, 1997 and 1996

Note 1--Basis of Presentation

   The accompanying consolidated financial statements present the consolidated operations of COPE, Inc., a Delaware corporation formerly known as Harrier, Inc., and its wholly-owned subsidiaries (collectively hereinafter referred to as the "Company"). The accompanying consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP").

Nature of Operations

   COPE Inc. is a Swiss-based provider of data storage consulting, services and solutions. With its main corporate offices located in Rotkreuz, Switzerland, this Delaware corporation also conducts business in Germany and Austria.

Note 2--Reorganization

   On September 11, 1998, the shareholders of the Company approved a series of transactions (referred to as the "COPE Reorganization") undertaken pursuant to an Amended and Restated Securities Purchase Agreement and Plan of Reorganization dated July 24, 1998 ("Reorganization Agreement") by and among the Company, COPE Holding AG, a Swiss corporation and the shareholders of COPE Holding AG ("COPE Shareholders"), as described below.

   On September 11, 1998, the Company filed a Certificate of Amendment to its Certificate of Incorporation in order to change its name from Harrier, Inc. to COPE, Inc. and to affect a 1 for 58 reverse split of its outstanding common stock. As a result of the reverse split, the shares of common stock of the Company outstanding immediately prior to the COPE Reorganization were reduced to approximately 270,654 shares.

   Pursuant to the Reorganization Agreement, on September 25, 1998, the Company issued 2,862,000 shares (post-split) of its common stock in exchange for all of the outstanding capital shares of COPE Holding AG. At the completion of the COPE Reorganization, the Company had approximately 3,132,634 shares (post-split) of its common stock outstanding, approximately 91.4% of which were held by the former COPE shareholders.

   Also on September 25, 1998, and immediately prior to the Company's issuance of 2,862,000 shares (post-split) of its common stock in exchange for all of the outstanding capital shares of COPE Holding AG, the Company consummated the transactions under that certain Common Stock Purchase Agreement dated September 11, 1998 between the Company and New Capital Investment Fund, a Cayman Islands Investment Fund ("NCIF"), and that a certain Assignment and Assumption Agreement dated September 11, 1998 between the Company and Glycosyn Pharmaceuticals, Inc., a Delaware corporation ("Glycosyn") (collectively, the "Glycosyn Agreements"). Pursuant to the terms of the Glycosyn Agreements, NCIF purchased from the Company 2,850,000 shares of the common stock of the Company's subsidiary, Glycosyn, in consideration of NCIF's cancellation of all of the indebtedness owed to it by the Company ($610,167 as of March 31, 1998), and Glycosyn acquired all of the assets and assumed all of the liabilities of the Company as they existed immediately prior to the consummation of the COPE Reorganization on September 25, 1998.

   Since the COPE Shareholders owned approximately 91.4% of the outstanding shares of the common stock of the Company after giving effect to the COPE Reorganization, COPE Holding AG was deemed the accounting acquirer and the Company's acquisition of COPE Holding AG has been accounted for as a reverse merger under the purchase method. Accordingly, from an accounting standpoint, COPE's equity is carried forward as the equity of the combined entity. COPE Holding AG is assumed to have acquired the Company and therefore the assets and liabilities of the Company as they existed immediately prior to the consummation

                                   COPE, INC.

of the COPE Reorganization, after giving effect to the consummation of the transactions under the Glycosyn Agreements, have been recorded at fair value as required by the purchase method. This adjustment reflects the elimination of the Company's equity and accumulated deficit.

   Prior to the COPE Reorganization, COPE Holding AG had 1,060 shares of capital stock issued and outstanding. As a result of the COPE Reorganization, the COPE Shareholders were issued 2,862,000 shares of the Company's common stock in exchange for all of the outstanding capital shares of COPE Holding AG. In effect, for accounting purposes, the COPE Shareholders received a 2,700 to 1 split of their shares since COPE Holding AG was deemed to be the accounting acquirer. Shareholders' equity and earnings per share amounts have been retroactively restated for the equivalent number of shares received by COPE Holding AG as a result of the COPE Reorganization. Differences between the par value of capital stock of COPE Holding AG outstanding prior to the COPE Reorganization and the par value of the Company's common stock subsequent to completion of the COPE Reorganization have been recorded against paid-in capital.

   On October 1, 1998, the Company determined that it would change its fiscal year end from June 30 to December 31, the fiscal year end of COPE Holding AG.

Note 3--Summary of Significant Accounting Policies

Principles of Consolidation

   The accompanying consolidated financial statements include the accounts of COPE, Inc. and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

Significant Estimates

   The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the periods. Actual results could differ from these estimates.

Revenue Recognition

   Consulting revenue is recognized at the time of delivery of the service.

   Revenue from the sale of hardware and related software is recognized at the time of acceptance by the customer, generally after installation at a customer's site. Revenue from certain customer-installable products is recognized at the time of shipment.

   End users of equipment sold by the Company generally contract with the Company for equipment service and software support, which includes normal maintenance and repair or replacement of product components. Revenue from these service and support contracts is recognized ratably over the term of the contract and the cost associated with these activities is expensed as incurred.

Warranty

   Product warranty is provided by the original equipment manufacturer. The Company only warrants the services provided. Costs associated with post-installation warranty obligations are estimated and accrued at the time of revenue recognition, if significant.

                                   COPE, INC.

Customer Advances

   Customer advances include advance payments on contracts in progress at year end. These amounts will be recognized as income after acceptance by the customers.

Cash and Cash Equivalents

   Cash and cash equivalents include cash deposited in demand deposits at banks and highly liquid investments with original maturities of three months or less.

Inventories

   Inventories are stated at the lower of cost or market. Cost is determined using the weighted average cost method. Inventories consist of finished products held for resale.

Property, Plant and Equipment

   Property, plant and equipment are carried at cost and are generally depreciated using the straight-line method over the estimated useful lives of the assets. The useful lives utilized for this purpose are:

       Machinery and equipment...................                      3-5 years
       Leasehold improvements.................... 10 years or shorter lease term

Goodwill

   Goodwill represents the cost in excess of net assets acquired on business acquisitions and is amortized on a straight-line basis over seven years. The Company periodically evaluates the realizability of the carrying value of goodwill by assessing current conditions and estimates of future cash flows.

Impairment of Long-lived Assets

   The Company reviews long-lived assets and certain identifiable intangibles to be held and used or disposed of for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Where the undiscounted cash flows is less than the carrying amount of the asset, the asset is written down to its net realizable value measured on the basis of discounted expected cash flows.

Intangible Assets

   Intangible assets are carried at cost and are generally depreciated using the straight-line method over the estimated useful lives of the assets. The useful lives utilized for this purpose are:

       Licenses....................................................... 3-5 years
       Startup costs for business operations..........................   5 years
       Trademarks.....................................................   5 years

   In the first quarter of fiscal 1998, the Company reported an impairment loss of $63,004 related to the write-down of an exclusive option for the rights to purchase, develop and market a new technique for the automatic storage of data. The option was acquired in 1997. In the first quarter of 1998, the Company conducted an in-house pilot demonstration of the technique, which indicated that the technique had less value than previously believed. As a result, management reduced the carrying value of the asset to the estimated fair market value based on the estimated amount recoverable upon sale to a third party.

Foreign Currencies

   The financial statements of each of the Company's subsidiaries are measured in the currency in which that entity primarily conducts its business (the functional currency). The functional currency of all the Company's non-United States subsidiaries is the applicable local currency.

                                   COPE, INC.

   Assets and liabilities denominated in foreign functional currencies are translated into United States dollars ("USD" or "$") at the exchange rate as of the balance sheet date. Income statement accounts denominated in foreign functional currencies are translated using the average exchange rate for the period. Translation adjustments resulting from this process are recorded as a component of other comprehensive income and are accumulated in a separate component of shareholders' equity.

   Foreign currency transaction gains and losses resulting from the settlement of amounts receivable or payable denominated in a currency other than the functional currency are credited or charged to income.

   A certain amount of the Company's purchases are settled in USD and the Company enters into forward exchange contracts for the purchase of USD. Since there are no firm purchase commitments, such exchange contracts do not qualify as a hedge under FAS 52 and, accordingly, the gains or losses are included in the income statement in the period in which the exchange rates change occurred.

Income Taxes

   The Company accounts for certain income and expense items differently for financial reporting purposes than for tax purposes. Provisions for deferred taxes are made in recognition of such temporary differences, following the requirements of Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes".

Other Comprehensive Income

   In 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income" which requires presentation of comprehensive income and its components in the financial statements. Comprehensive income consists of net income and foreign currency translation adjustments and is presented in the Consolidated Statements of Shareholders' Equity. The adoption of SFAS No. 130 had no impact on net income or total shareholders' equity. Prior year financial statements have been reclassified to conform to the SFAS No. 130 requirements.

Earnings per Share

   In 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings Per Share". SFAS No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Basic earnings per share is calculated by dividing net income by the weighted average shares outstanding. The computation of diluted earnings per share is similar to basic earnings per share except that it assumes that the weighted average shares outstanding is increased by shares issuable upon exercise of those stock options for which market price exceeds exercise price. Weighted average shares have been retroactively restated for the equivalent number of shares received by COPE Holding AG as a result of the COPE Reorganization (See
Note 2).

Derivatives and Hedging Activities

   In June 1998, the Financial Accounting Standards Board issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, which is required to be adopted in years beginning after June 15, 1999. Because of the Company's minimal use of derivatives, management does not anticipate that the adoption of the new Statement will have a significant effect on earnings or the financial position of the Company.

                                   COPE, INC.

Reclassifications

   Certain prior year amounts have been reclassified in order to conform to the current year presentation.

Note 4--Business Acquisition

   On June 25, 1998, COPE GmbH acquired all of the capital shares of Forum GmbH ("Forum"), a German data storage company, for $962,977. The acquisition of Forum has been accounted for by the purchase method of accounting. Accordingly, the operating results of Forum have been included in the consolidated operating results from the date of acquisition. The excess of the purchase price over the fair value of net assets acquired was $837,569 and has been recorded as goodwill, which is being amortized on a straight line basis over seven years. The acquisition was financed through available cash on hand and short term borrowings.

   The following unaudited pro forma information presents a summary of the consolidated results of operations of the Company as if the acquisition had taken place at the beginning of the period presented.

                                                         Year ended December 31,
                                                         -----------------------
                                                            1998        1997
                                                         ----------- -----------
     Revenues........................................... $36,744,704 $28,321,655
     Net income.........................................   1,023,002     422,595
     Basic earnings per share...........................        0.35        0.15
     Diluted earnings per share.........................        0.35        0.15

   These unaudited pro forma results have been prepared for comparative purposes only and include certain adjustments such as additional amortization expense as a result of goodwill. They do not purport to be indicative of the results of operations which actually would have resulted had the acquisition occurred on January 1, 1997, or which may result in the future.

   The purchase price was allocated to the assets acquired and liabilities assumed based on their fair values at the date of the Forum acquisition as follows:

   Cash............................................................ $   939,002
   Accounts receivable.............................................   2,549,374
   Inventories.....................................................   1,059,078
   Accounts payable................................................  (3,424,274)
   Short-term borrowings...........................................    (956,543)
   Other, net......................................................    ( 41,229)
                                                                    -----------
   Net fair value of assets acquired and liabilities assumed....... $   125,408
   Goodwill........................................................     837,569
                                                                    -----------
   Purchase price..................................................     962,977
                                                                    ===========
   Cash paid for Forum.............................................     338,653
   Short-term borrowing assumed....................................     624,324
                                                                    -----------
                                                                        962,977
                                                                    ===========
   Cash acquired in acquisition of Forum...........................     939,002
   Cash paid for Forum.............................................    (338,653)
   Cash paid for other business....................................    (163,347)
                                                                    -----------
   Net cash flow impact of acquisitions of businesses..............     437,002
                                                                    ===========

                                   COPE, INC.

Note 5--Other Current Assets

   Other current assets consist of the following:

                                                            December 31,
                                                     --------------------------
                                                       1998     1997     1996
                                                     -------- -------- --------
     Deferred costs................................. $      0 $138,821 $      0
     Prepaid expenses...............................  358,170  108,398   95,392
     Value Added Taxes..............................   37,977   43,485   55,799
     Other..........................................   53,866   27,478   20,456
                                                     -------- -------- --------
       Total other current assets................... $450,013 $318,182 $171,647
                                                     ======== ======== ========

Note 6--Property, Plant and Equipment

   Property, plant and equipment consist of the following:

                                                      December 31,
                                             ---------------------------------
                                                1998        1997       1996
                                             ----------  ----------  ---------
     Leasehold improvements................  $  210,529  $   35,347  $  35,347
     Machinery and equipment...............   1,402,887   1,138,946    715,735
     Accumulated depreciation..............    (862,181)   (603,818)  (483,455)
                                             ----------  ----------  ---------
       Total property, plant and equipment,
        net................................  $  751,235  $  570,475  $ 267,627
                                             ==========  ==========  =========

Note 7--Loans Receivable, other
   Loans receivable, other, represents loans due from employees.

Note 8--Short-term Borrowings

   As of December 31, 1998, the Company had established short-term overdraft facilities under which the Company and its subsidiaries could borrow up to $2,812,083. Amounts drawn down under these facilities are due on demand and collateralized by accounts receivable of the Company and life insurance policies on the major shareholders, Mr. A. Knapp and Mr. S. Isenschmid, for $342,700 each.

   Amounts outstanding at December 31, 1998, 1997 and 1996 total $2,385,303, $661,982 and $172,066, respectively. As of December 31, 1998, the Company had approximately $426,780 available under these facilities. The weighted average interest rate on amounts outstanding was 5.0%, 7.0% and 7.4% at December 31, 1998, 1997 and 1996, respectively. Interest paid for the years ending December 31, 1998, 1997 and 1996, amounted to $127,028, $76,197 and $63,940, respectively.

Note 9--Pension Plans

   Substantially all of the Company's employees are covered by government pension plans administered by the respective countries' governmental authorities. The employees' contributions are based on a percentage of gross salary. The Company generally contributes an amount equal to that contributed by the employees. The cost of these plans, charged to operations, for the years ended December 31, 1998, 1997 and 1996 was $446,528, $226,904 and $148,257,
respectively. The Company provides no additional pension or post-retirement benefits.

                                   COPE, INC.

Note 10--Other Current Liabilities

   Other current liabilities consist of the following:

                                                            December 31,
                                                     --------------------------
                                                       1998     1997     1996
                                                     -------- -------- --------
   Value Added Taxes................................ $363,297 $ 87,691 $171,396
   Legal, professional and other fees...............   61,140   67,190   48,148
   Personnel and social security expenses...........  314,138  176,170  125,897
   Other............................................   63,809   58,588   49,588
                                                     -------- -------- --------
                                                     $802,384 $389,639 $395,029
                                                     ======== ======== ========

Note 11--Income Taxes

   Pretax income for the years ended December 31, 1998, 1997 and 1996 was taxed in the following jurisdictions:

                                                  Years ended December 31,
                                                -------------------------------
                                                   1998       1997       1996
                                                ----------  ---------  --------
   Switzerland................................. $1,242,682  $ 994,782  $401,093
   Other.......................................   (216,481)  (490,575)  (42,676)
                                                ----------  ---------  --------
                                                $1,026,201  $ 504,207  $358,417
                                                ==========  =========  ========

   Components of the provision for income taxes are as follows:

                                                    Years ended December 31,
                                                   -----------------------------
                                                     1998       1997      1996
                                                   ---------  ---------  -------
   Current:
     Switzerland.................................. $ 154,113  $  34,688  $36,453
     Other........................................     4,028       (612)   6,322
                                                   ---------  ---------  -------
   Total current..................................   158,141     34,076   42,775
                                                   ---------  ---------  -------
   Deferred:
     Switzerland..................................    (6,973)    39,074      515
     Other........................................  (136,538)  (201,840)       0
                                                   ---------  ---------  -------
   Total deferred.................................  (143,511)  (162,766)     515
                                                   ---------  ---------  -------
                                                   $  14,630  $(128,690) $43,290
                                                   =========  =========  =======

                                  COPE, INC.

   The Company has net deferred tax assets (liabilities) as of December 31, 1998, 1997 and 1996 as follows:

                                                      December 31,
                                              -------------------------------
                                                1998       1997       1996
                                              ---------  ---------  ---------
   Non-current deferred tax assets:
     Net operating losses.................... $ 592,495  $ 309,652  $ 131,110
                                              ---------  ---------  ---------
                                                592,495    309,652    131,110
                                              ---------  ---------  ---------
   Deferred tax liabilities:
     Inventories.............................  (100,265)   (94,629)  (102,270)
     Trade accounts receivable...............   (23,529)   (22,207)   (12,800)
     Deductible provisions eliminated on
      consolidation..........................   (69,029)   (65,150)   (67,486)
     Warranty accrual........................   (23,529)   (18,814)         0
     Other...................................         0    (10,246)    (3,476)
                                              ---------  ---------  ---------
                                               (216,352)  (211,046)  (186,032)
                                              ---------  ---------  ---------
   Net deferred tax assets................... $ 376,143  $  98,606  $ (54,922)
                                              =========  =========  =========

   Management believes it is more likely than not that all deferred tax assets are realizable.

   A reconciliation of income taxes determined using the applicable rate to actual income taxes provided, is as follows:

                                                  Years ended December 31,
                                                 ----------------------------
                                                   1998      1997      1996
                                                 --------  ---------  -------
   Income tax expense at the applicable rate of
    5.59% (-5.23% in 1997; 9.23% in 1996)....... $ 57,391  $ (26,374) $33,083
   Tax rate change on opening deferred taxes....  (18,021)   (65,400)       0
   Release of overprovision in prior year.......        0    (13,833)       0
   Permanent differences........................  (34,684)   (25,091)   6,997
   Losses with no tax benefit...................    9,326          0        0
   Other........................................      618      2,008    3,210
                                                 --------  ---------  -------
                                                 $ 14,630  $(128,690) $43,290
                                                 ========  =========  =======

   The applicable tax rate is obtained by aggregating the separate reconciliations prepared using the domestic rate in each individual jurisdiction in which the Company operates. The negative applicable rate obtained in 1997 results from losses incurred in jurisdictions with high domestic tax rates. In 1998, fewer net losses were incurred in such jurisdictions.

   At December 31, 1998, the Company had German and Austrian net loss carryforwards for tax purposes of approximately $955,441 and $237,160 respectively. Under applicable German and Austrian tax laws, the net operating losses can be carried forward for an indefinite period of time.

Note 12--Stock Options and Stock Purchase Warrants

   During 1998, the Company adopted the 1998 Stock Option Plan ("1998 Plan") provides for the granting of either incentive stock options or non-qualified stock options to employees, officers, directors, consultants and independent contractors of the Company. Under the 1998 Plan, the Company is authorized to grant a maximum of 400,000 stock options for terms of up to ten years (five years in the case of incentive stock options granted

                                   COPE, INC.

to greater than 10% stockholders). Options are subject to forfeiture upon termination of employment or other relationship with the Company and the 1998 Plan terminates in August 2008. During 1998, options to purchase 167,500 shares of the Company's common stock were issued to employees and non-employee directors of the Company, all of which remain outstanding as of December 31, 1998.

   Summary information about the Company's stock options outstanding as of December 31, 1998:

                                             Weighted    Weighted             Weighted
                                             Average     Average              Average
                                Options   Remaining Life Exercise   Options   Exercise
   Range of exercise prices   Outstanding    in Years     Price   Exercisable  Price
   ------------------------   ----------- -------------- -------- ----------- --------
    $ 8.40-$ 8.50..........      59,500        1.44       $ 8.40      --         --
    $13.00-$15.00..........     108,000        5.01        13.46      --         --
                                -------        ----       ------      ---       ---
    $ 8.40-$15.00..........     167,500        3.74       $11.66      --         --
                                -------        ----       ------      ---       ---

   The Company applies Accounting Principles Board Opinion No. 25 in accounting for its stock options. All options outstanding were granted at prices which were above market price as of the date of grant and, accordingly, no compensation expense has been recognized. Had compensation expense for the Company's stock-based compensation plans been determined consistent with SFAS 123 "Accounting for Stock-Based Compensation", the impact on the Company's net earnings and earnings per share would have been as follows:

                                                                    Years ended
                                                                    December 31,
                                                                        1998
                                                                    ------------
     Net income as reported........................................  $1,011,571
     Pro forma net income..........................................     948,934
     Basic earnings per share:
       As reported.................................................  $     0.34
       Pro forma...................................................        0.32
     Diluted earnings per share:
       As reported.................................................  $     0.34
       Pro forma...................................................        0.32

   The pro forma results reflect amortization of the fair value of stock options over the vesting period. The weighted average fair value of options granted in 1998 was $5.44. The fair value of each option grant was estimated on the date of grant using a Black-Scholes option pricing model, assuming a dividend yield of 0% for all years, a weighted average risk free interest rate of 4.7% and a volatility factor of 60% to 75%.

   Additionally, as of December 31, 1998, there were 29,793 stock purchase warrants outstanding which were exercisable at $7.54 per share. The warrants expire from April 1 to October 14, 2000.

Note 13--Related Party Transactions

   Adrian Knapp, Chairman of the Board of Directors, has been an employee of the Company since July 1, 1997. For the year ended December 31, 1998 and the six months from July to December 31, 1997, he earned a salary of $ 108,787 and $53,461, respectively. Prior to July 1, 1997, his services were charged to the Company by Adrian Knapp Consulting, a sole proprietorship owned by Mr. Knapp. Mr. Knapp is a major shareholder, holding approximately 41.1% of the issued share capital.

   Mr. Isenschmid, Chief Executive Officer of the Company, has been an employee of the Company since July 1, 1997. For the year ended December 31, 1998 and the six months from July to December 31 1997, he

                                   COPE, INC.

earned a salary of $135,983 and $53,461, respectively. Prior to July 1, 1997, his services were charged to the Company by STI Marketing- und
Organisationsberatung, a sole proprietorship owned by Mr. Isenschmid.
Mr. Isenschmid is a major shareholder, holding approximately 41.1% of the issued share capital.

   As of December 31, 1998, 1997 and 1996, the financial statements included the following balances due from (to) related parties:

                                                           December 31,
                                                     -------------------------
                                                     1998   1997       1996
                                                     ---- ---------  ---------
     A. Knapp....................................... $ 0  $(118,874) $(148,635)
     S. Isenschmid..................................   0     20,890    (41,413)
                                                     ---  ---------  ---------
     Net amount due to related parties.............. $ 0  $ (97,984) $(190,048)
                                                     ===  =========  =========

   Loans receivable from related party represents a 6.0% demand loan. The loan is due from acp GmbH, Germany, of which Mr. Peter Koch, a member of the Company's Board of Directors, is the General Manager.

Note 14--Leases

   The Company has operating leases primarily for office space and equipment which expire at various dates through the year 2002 with, in some instances, renewal privileges. Certain leases provide for escalation of the rentals based on the increase in the consumer price index and base mortgage rates. Operating lease costs are charged to income as incurred.

   The minimum annual rental commitments under long-term non-cancelable operating leases as of December 31, 1998, were as follows:

                                                                         1998
                                                                       --------
     1999............................................................. $188,648
     2000.............................................................  159,038
     2001.............................................................  144,983
     2002.............................................................   86,202
                                                                       --------
     Total future minimum lease payments.............................. $578,871
                                                                       ========

   Total rent expense for operating leases was approximately $168,970, $120,484 and $133,333 for the years ended December 31, 1998, 1997 and 1996, respectively.

Note 15--Commitments and Contingent Liabilities

   Management is not aware of any matters that could give rise to any liability to the Company that would have a material adverse effect on the Company's business, financial condition or results of operations.

Note 16--Segment and Geographic Data

   In 1998, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" which superceded SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise". SFAS No. 131 established standards for the way that public business enterprises report information about operating segments in annual financial statements. SFAS No. 131 also established standards for related disclosures about products and services, geographic areas, and major customers. The adoption of SFAS 131 did not effect results of operations or financial position, but did effect the disclosure of segment information.

                                   COPE, INC.

   Management, via country managing directors, controls operations on a geographic basis with subsidiaries located in Switzerland, Germany and Austria and uses earnings before interest and taxes as its measure of segment profit or loss. Each geographic area's operations comprise the following products and services: (1) Solutions which consist of the design, implementation and management of storage and security solutions including the sale of related software and hardware; and (2) Services which consist of consulting, training and integration services including operations and maintenance support. The enterprise-wide disclosures regarding products and services are contained in the income statement.

   Information concerning the Company's reportable segments is summarized as follows by location of operations (Intercompany sales are generally at purchase cost):

                                             Years ended December 31,
                                        -------------------------------------
                                           1998         1997         1996
                                        -----------  -----------  -----------
     Total revenue:
       Switzerland..................... $15,391,521  $12,133,274  $10,635,512
       Germany.........................  11,997,975    4,759,643      937,026
       Austria.........................   1,768,674    1,182,198    1,342,177
       Other...........................           0      692,076    1,394,105
                                        -----------  -----------  -----------
                                         29,158,170   18,767,191   14,308,820
                                        -----------  -----------  -----------
     Sales between geographic areas:
       Switzerland.....................     (37,743)    (182,757)    (448,179)
       Germany.........................     (31,974)     (76,220)     (12,120)
       Austria.........................     (29,303)     (49,789)     (23,779)
       Other...........................           0     (542,254)  (1,309,619)
                                        -----------  -----------  -----------
                                            (99,020)    (851,020)  (1,793,697)
                                        -----------  -----------  -----------
     Total revenue from external
      customers:
       Switzerland.....................  15,353,778   11,950,517   10,187,333
       Germany.........................  11,966,001    4,683,423      924,906
       Austria.........................   1,739,371    1,132,409    1,318,398
       Other...........................           0      149,822       84,486
                                        -----------  -----------  -----------
                                        $29,059,150  $17,916,171  $12,515,123
                                        ===========  ===========  ===========

                                                Years ended December 31,
                                            -----------------------------------
                                               1998         1997        1996
                                            -----------  ----------  ----------
     Depreciation and amortization
       Switzerland......................... $   289,685  $  182,937  $  232,906
       Germany.............................      91,124      31,579      97,802
       Austria.............................      19,131       5,847       9,437
       Other...............................           0           0           0
                                            -----------  ----------  ----------
                                            $   399,940  $  220,363  $  340,145
                                            ===========  ==========  ==========
     Earnings before interest and taxes
       Switzerland......................... $ 1,290,792  $1,036,864  $  506,198
       Germany.............................    (184,280)   (346,364)    (14,675)
       Austria.............................      47,447    (117,797)    (67,216)
       Other...............................     (27,428)      6,997      (4,741)
                                            -----------  ----------  ----------
                                            $ 1,126,531  $  579,700  $  419,566
                                            ===========  ==========  ==========
     Total Assets:
       Switzerland......................... $ 5,681,247  $5,493,536  $3,219,598
       Germany.............................   5,722,295   1,544,735     332,213
       Austria.............................   1,125,184     364,687     447,053
       Other...............................     109,921           0     102,535
                                            -----------  ----------  ----------
                                            $12,638,647  $7,402,958  $4,101,399
                                            ===========  ==========  ==========

                                   COPE, INC.

Note 17--Financial Instruments

Fair Value

   The carrying value of financial instruments such as cash and cash equivalents, accounts receivable, accounts payable approximate their fair value due to the short-term maturities of these instruments.

Concentration of Credit Risks

   Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company's cash is principally denominated in Swiss Francs and is maintained principally with one financial institution in Switzerland. The Company provides credit in its normal course of business to a wide variety of customers and, generally, requires no collateral from its customers. The allowance for non-collection of accounts receivable ($0 in 1998, 1997 and $38,519 in 1996) is based upon management's expectations of collectibility. In the years ended December 31, 1998, 1997 and 1996, sales to the five biggest customers of the Company amounted to 36%, 29% and 29% of consolidated net sales, respectively. Sales to one customer accounted for 14%, 11% and 11% of consolidated sales in the years ended December 31, 1998, 1997 and 1996, respectively. The Company performs ongoing credit evaluations of its customers.

   The Company enters into forward exchange contracts for significant U.S. Dollar purchase transactions. At December 31, 1998, no such contracts were open. At December 31, 1997, seven forward exchange contracts were open with settlement dates from January to June 1998. At December 31, 1996, one forward exchange contract was open which had a March 1997 settlement date.

Note 18--Subsequent Event

   On April 19, 1999, COPE acquired Hicomp Software Systems GmbH ("Hicomp"), a German software company, in a stock transaction accounted for as an acquisition under the purchase method of accounting. COPE issued 420,000 new shares valued at $14,582,400 in exchange for all outstanding Hicomp shares. Hicomp, headquartered in Hamburg, Germany, develops back-up and retrieval software products. Its leading products, Hiback and Hibars, are multi-platform back-up solutions recognized for performance and flexibility.

                                COPE, INC.

                   CONDENSED CONSOLIDATED BALANCE SHEET

                         (Amounts in U.S. Dollars)

                                (Unaudited)

                                                                   September 30,
                                                                       1999
                                                                   -------------
ASSETS

Current assets
 Cash and cash equivalents........................................  $   955,974
 Trade accounts receivable........................................    4,365,880
 Inventories (net of provision of $80,980)........................    2,014,449
 Other current assets.............................................    2,563,826
                                                                    -----------
Total current assets..............................................    9,900,129

Property, plant and equipment, net................................    1,005,543
Loans receivable from related party...............................    1,784,006
Loans receivable, other...........................................        7,903
Goodwill (net of amortization of $1,555,693)......................   14,875,336
Intangible assets.................................................       73,087
Deferred income taxes.............................................      886,406
                                                                    -----------
TOTAL ASSETS......................................................  $28,532,410
                                                                    ===========

LIABILITIES

Current liabilities:
 Short-term borrowings............................................  $ 5,088,195
 Trade accounts payable...........................................    4,622,306
 Other current liabilities........................................    2,417,148
 Deferred income taxes............................................      211,610
                                                                    -----------
Total current liabilities.........................................   12,339,259
                                                                    -----------

Commitments and contingent liabilities

SHAREHOLDERS' EQUITY

Shareholders' equity:
 Share capital:
  Common stock, $0.001 par value
  Authorized shares 30,000,000
  Issued and outstanding shares 3,595,751.........................        3,596
 Additional paid in capital.......................................   15,276,065
 Accumulated other comprehensive income
  Cumulative translation adjustment...............................      (65,843)
 Retained earnings................................................      979,333
                                                                    -----------
Total Shareholders' equity........................................   16,193,151
                                                                    -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY........................  $28,532,410
                                                                    ===========

   See accompanying notes to condensed consolidated financial statements

                                COPE, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF INCOME

               (Amounts in U.S. Dollars except share amount)

For the three month periods and nine month periods ended September 30, 1999 and
                                   1998

                                (Unaudited)

                                 Three month
                                periods ended        Nine month periods ended
                                September 30,              September 30,
                           ------------------------  --------------------------
                              1999         1998          1999          1998
                           -----------  -----------  ------------  ------------
Net Revenue
 Sales of solutions......  $ 7,421,082  $ 6,689,964  $ 21,772,465  $ 15,397,697
 Sales of services.......      920,463      850,920     3,133,056     1,927,236
                           -----------  -----------  ------------  ------------
Total revenue............    8,341,545    7,540,884    24,905,521    17,324,933
Cost of sales............   (5,862,695)  (5,278,710)  (16,561,361)  (12,106,255)
                           -----------  -----------  ------------  ------------
Gross profit.............    2,478,850    2,262,174     8,344,160     5,218,678
                           -----------  -----------  ------------  ------------
Operating expenses:
 Selling, general and
  administrative
  expenses...............   (3,107,541)  (1,937,802)   (7,881,755)   (4,404,372)
 Consultancy expenses....      (90,668)     (31,546)     (343,229)     (145,206)
 Depreciation............     (112,046)     (64,118)     (302,363)     (165,653)
 Impairment of
  intangibles assets.....            0            0             0       (63,004)
 Amortization of goodwill
  and other intangibles
  assets.................     (799,832)     (32,860)   (1,486,115)      (48,373)
                           -----------  -----------  ------------  ------------
Total operating
 expenses................   (4,110,087)  (2,066,326)  (10,013,462)   (4,826,608)

Operating income/(loss)..   (1,631,237)     195,848    (1,669,302)      392,070

Other income (expense):
 Interest expense........      (63,151)     (39,781)     (146,280)      (72,483)
 Interest income.........            0        1,818        40,836         2,996
 Interest income from
  related party..........        4,946            0        15,295             0
 Other...................      (31,635)          (6)      (31,834)         (820)
                           -----------  -----------  ------------  ------------
                               (89,840)     (37,969)     (121,983)      (70,307)
                           -----------  -----------  ------------  ------------
Earnings/(loss) before
 taxes...................   (1,721,077)     157,879    (1,791,285)      321,763
Current income taxes.....       37,454      (16,018)            0       (63,012)
Deferred income taxes....      266,236       33,192       123,038       176,879
                           -----------  -----------  ------------  ------------
                               303,690       17,174       123,038       113,867
                           -----------  -----------  ------------  ------------
Net income/(loss)........  $(1,417,387) $   175,053  $ (1,668,247) $    435,630
                           -----------  -----------  ------------  ------------
 Translation adjustment,
  net of tax.............      (66,568)     251,530       (97,699)      141,368
Total comprehensive
 income (loss)...........   (1,483,955)     426,583    (1,765,946)      576,998
                           ===========  ===========  ============  ============

Basic earnings/(loss) per
 share...................  $     (0.39) $      0.06  $      (0.49) $       0.14
Diluted earnings/(loss)
 per share...............  $     (0.39) $      0.06  $      (0.49) $       0.14

Weighted average shares
 outstanding:
 Basic...................    3,595,751    3,132,654     3,418,217     3,132,654
 Diluted.................    3,595,751    3,146,391     3,418,217     3,144,432

   See accompanying notes to condensed consolidated financial statements

                                COPE, INC.

              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                         (Amounts in U.S. Dollars)

       For the nine month periods ended September 30, 1999 and 1998

                                (Unaudited)

                                                     Nine month periods ended
                                                    ---------------------------
                                                    September 30, September 30,
                                                        1999          1998
                                                    ------------- -------------
Cash flow provided by operating activities
Net income/(loss)..................................  $(1,668,247)  $   435,630
Adjustments to reconcile net income to net cash
 used by operating activities
 Depreciation......................................      302,363       165,653
 Impairment of intangibles assets..................            0        63,004
 Amortization of goodwill and other intangibles
  assets...........................................    1,486,115        48,373
 Deferred income taxes.............................     (123,038)     (176,897)
Effects of changes in operating assets and
 liabilities
 Accounts receivable...............................    1,155,103     2,351,596
 Inventories.......................................      419,341       912,550
 Other current assets..............................   (2,091,269)     (109,481)
 Accounts payable..................................   (1,447,390)   (4,259,521)
 Customer advances.................................     (216,558)     (316,301)
 Other current liabilities.........................      666,052      (439,088)
                                                     -----------   -----------
Net cash flow used by operating activities.........   (1,517,528)   (1,324,482)
                                                     -----------   -----------
Cash flow used/provided in investing activities
 Purchase of property, plant and equipment.........     (397,689)     (261,698)
 Loans receivables.................................   (1,129,859)      336,984
 Acquisition of businesses/net of cash acquired....            0       437,002
                                                     -----------   -----------
Net cash flow provided/used by investing
 activities........................................   (1,527,548)      512,288
                                                     -----------   -----------
Cash flow provided by financing activities
 Issuance of common stock..........................      188,076             0
 Increase of short term borrowings.................    2,570,240       846,603
                                                     -----------   -----------
Net cash flow provided by financing activities.....    2,758,316       846,603
                                                     -----------   -----------
Effect of exchange rate changes on cash............      (60,380)      (32,973)
Net decrease of cash and cash equivalents..........     (347,140)        1,436
Cash and cash equivalents at beginning of the
 period............................................    1,303,114       678,936
                                                     -----------   -----------
Cash and cash equivalents at end of the period.....  $   955,974   $   680,372
                                                     ===========   ===========
Supplemental cash flow disclosure
 Interest paid.....................................  $   146,280   $    72,483
 Income taxes paid.................................       53,759        32,478
 Noncash investing and financing activities:
  Short-term borrowings assumed in acquisition of
   business........................................      132,652       956,543
  Short-term borrowings incurred to effect
   acquisition of business.........................            0       624,324
 Cash acquired in acquisition......................            0       939,002

   See accompanying notes to condensed consolidated financial statements

                                   COPE, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (unaudited)

              As of September 30, 1999 and for the nine month

                 periods ended September 30, 1999 and 1998

Note 1--Basis of Presentation

   These condensed consolidated financial statements of COPE, Inc., a Delaware corporation (the "Company"), do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements and should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998. In the opinion of management, the financial information set forth in the accompanying condensed consolidated financial statements reflect all adjustments necessary for a fair statement of the periods reported, and all such adjustments were of a normal and recurring nature. Interim results are not necessarily indicative of results for a full year.

Accounting Change

   In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5, "Reporting the Costs of Start-Up Activities", which requires that costs related to start-up activities be expensed as incurred. Prior to 1999, the Company capitalized its start-up costs and amortized them over four years. The Company adopted the provisions of the SOP as of January 1. 1999. There was no material impact on net income or financial position as a result of the adoption of SOP 98-5.

Note 2--Earnings Per Share

   In 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings Per Share". SFAS No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Basic earnings per share is calculated by dividing net income by the weighted average shares outstanding. The computation of diluted earnings per share is similar to basic earnings per share except that it assumes that the weighted average shares outstanding is increased by shares issuable upon exercise of those stock options for which market price exceeds exercise price. Shares issuable upon exercise of stock options have not been included in the computation of diluted earnings (loss) per share in 1999 since their effect thereon would be anti-dilutive. Weighted average shares have been retroactively restated for the equivalent number of shares received by COPE shareholders as a result of the COPE Reorganization.

Note 3--Business Acquisition

   On June 25, 1998, COPE GmbH, a wholly-owned subsidiary of COPE Holding AG, acquired all of the capital shares of Forum GmbH ("Forum"), a German data storage company, for $962,977. The acquisition of Forum has been accounted for by the purchase method of accounting. Accordingly, the operating results of Forum have been included in the consolidated operating results from the date of acquisition. The excess of the purchase price over the fair value of net assets acquired was $837,569 and has been recorded as goodwill, which is being amortized on a straight line basis over seven years. The acquisition was financed through available cash on hand and short term borrowings. On March 30, 1999 Forum was merged into COPE GmbH.

                                   COPE, INC.

   The purchase price was allocated to the assets acquired and liabilities assumed based on their fair values at the date of the Forum acquisition as follows:

   Cash............................................................ $   939,002
   Accounts receivable.............................................   2,549,374
   Inventories.....................................................   1,059,078
   Accounts payable................................................  (3,424,274)
   Short-term borrowings...........................................    (956,543)
   Other, net......................................................     (41,229)
                                                                    -----------
   Net fair value of assets acquired and liabilities assumed....... $   125,408
   Goodwill........................................................     837,569
                                                                    -----------
   Purchase price..................................................     962,977
                                                                    ===========
   Cash paid for Forum.............................................     338,653
   Short-term borrowings assumed...................................     624,324
                                                                    -----------
   Purchase price..................................................     962,977
                                                                    ===========
   Cash acquired in acquisition of Forum...........................     939,002
   Cash paid for Forum.............................................    (338,653)
   Cash paid for other business....................................    (163,347)
                                                                    -----------
   Net cash flow impact of acquisitions of businesses..............     437,002
                                                                    ===========

   On April 19, 1999, the Company acquired Hicomp Software Systems GmbH ("Hicomp"), a German software company, in a stock transaction accounted for by the purchase method of accounting. COPE issued 420,000 new shares in exchange for all outstanding Hicomp shares. Accordingly, the operating results of Hicomp have been included in the consolidated operating results from the date of acquisition. The excess of the purchase price over the fair value of net assets acquired was $15,417,264 and has been recorded as goodwill, which is being amortized on a straight line basis over five years. Hicomp, headquartered in Hamburg, Germany, develops back-up and retrieval software products. Its leading products, Hiback and Hibars, are multi-platform back-up solutions recognized for performance and flexibility.

   Additionally, the former shareholder of Hicomp granted COPE a purchase option, expiring June 30, 2000, to acquire all of the capital shares of two U.S. corporations owned by the shareholder, which are engaged in the business of distributing Hiback and Hibars software in the U.S., at the then market price based on negotiations between the two parties. No consideration was paid for the option. The option represents a right of first refusal only and gives the company no price advantage since this is stipulated to be based on the market price at the date of acquisition. Accordingly, no value has been allocated to the option as part of the allocation of the purchase price of Hicomp.

   In October 1999, COPE repurchased from the former shareholders of Hicomp 200,000 of the common shares issued by COPE in the acquisition at a price of DEM 7,200,000 ($3,958,000).

                                   COPE, INC.

   The Hicomp assets acquired and liabilities assumed have been recorded at their estimated fair values at the date of the Hicomp acquisition, and are subject to adjustment pending completion of final valuations. A summary of the assets acquired, liabilities assumed and consideration paid follows:

   Accounts receivable...................................... $    102,005
   Other current assets.....................................       22,544
   Property, plant and equipment............................      146,399
   Other assets.............................................      215,614
   Short-term borrowings....................................     (132,652)
   Accounts payable.........................................     (240,262)
   Other current liabilities................................     (444,353)
   Noncurrent liabilities...................................     (264,159)
                                                             ------------
   Net fair value of assets acquired and liabilities
    assumed.................................................     (594,864)
   Goodwill.................................................   15,417,264
                                                             ------------
   Purchase price........................................... $ 14,822,400
                                                             ============

   Value of the securities issued........................... $ 14,582,400
   Estimated acquisition costs..............................      240,000
                                                             ------------
   Purchase price........................................... $ 14,822,400
                                                             ============

   Estimated annual amortization (based on amortization
    period of five years)                                    $  3,083,453

   The pro forma unaudited results of operations for the nine months ended September 30, 1999 and September 30 1998, assuming consummation of the purchases as of the beginning of the periods presented, are as follows:

                                                          Nine month periods
                                                          ended September 30,
                                                         ----------------------
                                                            1999        1998
                                                         ----------  ----------
   Net revenue.......................................... 25,356,428  27,579,319
   Net loss............................................. (2,464,983) (1,646,632)
   Per share data:
   Basic earnings (loss)................................      (0.69)      (0.50)

Note 4--Other Current Assets

   Other current assets include $827,645 of deferred transaction costs relating to COPE's planned listing on the Frankfurt Stock Exchange "Neuer Markt" and will be applied against the expected additional paid in capital to be realized from the issue of new common stock. Should this listing not take place, these costs will be charged to income.

Note 5--Impairment of Intangibles Assets

   In the first quarter of fiscal 1998, the Company reported an impairment loss of $63,004 related to the write-down of an exclusive option for the rights to purchase, develop and market a new technique for the automatic storage of data. The option was acquired in 1997. In the first quarter of 1998, the Company conducted an in-house pilot demonstration of the technique, which indicated that the technique had less value than previously believed. As a result, management reduced the carrying value of the asset to the estimated fair market value based on the estimated amount recoverable upon sale to a third party.

                                COPE, INC.

Note 6--Common Stock and Stock Option Plan

   During 1998, the Company adopted the 1998 Stock Option Plan ("1998 Plan") which provides for the granting of either incentive stock options or non-qualified stock options to employees, officers, directors, consultants and independent contractors of the Company. Under the 1998 Plan, the Company is authorized to grant a maximum of 400,000 stock options for terms of up to ten years (five years in the case of incentive stock options granted to greater than 10% stockholders). Options are subject to forfeiture upon termination of employment or other relationship with the Company and the 1998 Plan terminates in August 2008. In January 1999, the Company granted to employees options to purchase 129,900 shares of the Company's common stock at exercise prices ranging from $20.00 to $50.00 per share. The options vest in installments commencing in 2000. All options outstanding were granted at prices which were above market price as of the date of grant and, accordingly, no compensation expense has been recognized. On April 30, 1999, the Company issued 22,390 shares of common stock upon exercise of outstanding common stock purchase options. On November 8, 1999, COPE issued 5,172 shares of common stock upon exercise of outstanding common stock purchase warrants.

Note 7--Segment and Geographic Data

   In 1998, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" which superceded SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS No. 131 established standards for the way that public business enterprises report information about operating segments in annual financial statements. SFAS No. 131 also established standards for related disclosures about products and services, geographic areas, and major customers. The adoption of SFAS 131 did not effect results of operations or financial position, but did effect the disclosure of segment information.

   Management, via country managing directors, controls operations on a geographic basis with subsidiaries located in Switzerland, Germany and Austria and uses earnings before interest, taxes, depreciation and amortization (EBITDA) as its measure of segment profit or loss. Management decided to change the measurement from EBIT (Earnings before interest and taxes) to EBITDA after the Hicomp acquisition because of the high goodwill amortization the Company will have in the next five years. Earnings before interest, taxes, depreciation and amortization is defined as net income plus the following:

     .extraordinary items and cumulative effect of accounting change;

     .provision for income taxes;

     .interest expense; and

     .depreciation and amortization

   Earnings before interest, taxes, depreciation and amortization is presented not as an alternative measure of operating results or cash flow from operations as determined in accordance with generally accepted accounting principles, but because it is a widely accepted financial indicator of a company's ability to incur and service debt.

   Each geographic area's operations comprise the following products and services: (1) Solutions which consist of the design, implementation and management of storage and security solutions including the sale of related software and hardware; and (2) Services which consist of consulting, training and integration services including operations and maintenance support. The enterprise-wide disclosures regarding products and services are contained in the income statement.

                                   COPE, INC.

   Information concerning the Company's reportable segments is summarized as follows by location of operations (Switzerland: COPE Holding AG, COPE AG;
Germany: COPE GmbH and Hicomp Software Systems GmbH, Austria: COPE Handelsges.mbH; Other: COPE, Inc.; intercompany sales are generally at purchase cost):

                                                    Nine month period ended
                                                         September 30,
                                                    -------------------------
                                                        1999         1998
                                                    ------------  -----------
Total revenue:
  Switzerland...................................... $ 10,073,915  $10,682,445
  Germany..........................................   12,995,445    5,617,664
  Austria..........................................    1,889,796    1,075,776
                                                    ------------  -----------
                                                    $ 24,959,156  $17,375,885
                                                    ============  ===========
Sales between geographic areas:
  Switzerland...................................... $     39,859  $    29,460
  Germany..........................................       11,854       12,275
  Austria..........................................        1,922        9,217
                                                    ------------  -----------
                                                    $     53,635  $    50,952
                                                    ============  ===========
Total revenue from external customers:
  Switzerland...................................... $ 10,034,056  $10,652,985
  Germany..........................................   12,983,591    5,605,389
  Austria..........................................    1,887,874    1,066,559
                                                    ------------  -----------
                                                    $ 24,905,521  $17,324,933
                                                    ============  ===========
Depreciation and amortization:
  Switzerland...................................... $    202,814  $   161,037
  Germany..........................................    1,542,283       39,490
  Austria..........................................       43,381       13,499
                                                    ------------  -----------
                                                    $  1,788,478  $   214,026
                                                    ============  ===========
Earnings before interest, taxes, depreciation and
 amortization (EBITDA):
  Switzerland...................................... $   (430,110) $   652,412
  Germany..........................................      569,362      (17,252)
  Austria..........................................       52,303           36
  Other............................................     (104,213)     (29,920)
                                                    ------------  -----------
                                                    $     87,342  $   605,276
                                                    ============  ===========

                                   COPE, INC.

Reconciliation of EBITDA to earnings before taxes:

Earnings before interest, taxes, depreciation and
 amortization (EBITDA):
  Switzerland....................................... $  (430,110) $   652,412
  Germany...........................................     569,362      (17,252)
  Austria...........................................      52,303           36
  Other.............................................    (104,213)     (29,920)
                                                     -----------  -----------
                                                     $    87,342  $   605,276
                                                     ===========  ===========
Depreciation and amortization:
  Switzerland....................................... $  (202,814) $  (161,037)
  Germany...........................................  (1,542,283)     (39,490)
  Austria...........................................     (43,381)     (13,499)
                                                     -----------  -----------
                                                     $(1,788,478) $  (214,026)
                                                     ===========  ===========
Interest, net:
  Switzerland....................................... $   (52,528) $   (39,357)
  Germany...........................................     (34,396)     (26,673)
  Austria...........................................      (3,225)      (3,457)
                                                     -----------  -----------
                                                     $   (90,149) $   (69,487)
                                                     ===========  ===========
Earnings before taxes............................... $(1,791,285) $   321,763
                                                     ===========  ===========
                                                      September    December
                                                         30,          31,
                                                     -----------  -----------
                                                        1999         1998
                                                     -----------  -----------
Total assets:
  Switzerland....................................... $ 7,383,670  $ 6,458,662
  Germany...........................................  19,239,310    5,722,373
  Austria...........................................     943,360      457,612
  Other.............................................     966,070            0
                                                     -----------  -----------
                                                     $28,532,410  $12,638,647
                                                     ===========  ===========

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders of COPE, Inc.

   We have audited the accompanying balance sheets of Hicomp Software Systems GmbH (formerly Hinrichs & Hinrichs GmbH) as of December 31, 1998 and December 31, 1997, and the related statements of income, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hicomp Software Systems GmbH at December 31, 1998 and December 31, 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles in the U.S.

Hamburg, July 9, 1999

Schitag Ernst & Young
Deutsche Allgemeine Treuhand AG
Wirtschaftsprufungsgesellschaft

R. Law                                    P. Marshall
Chartered Accountant                      Certified Public Accountant

                          HICOMP SOFTWARE SYSTEMS GMBH

                                 BALANCE SHEETS
                           (Amounts in U.S. Dollars)

                                                       December 31, December 31,
                                                           1998         1997
                                                       ------------ ------------
                        ASSETS
Current assets
  Cash and cash equivalents...........................        542        1,508
  Trade accounts receivable, net......................    145,341      250,585
  Other current assets................................     32,895       30,716
                                                        ---------    ---------
Total current assets..................................    178,778      282,809
                                                        ---------    ---------
Property and equipment, net...........................    174,145      111,213
Deferred income taxes.................................    138,780      258,698
                                                        ---------    ---------
                                                          312,925      369,911
                                                        ---------    ---------
    Total assets......................................    491,703      652,720
                                                        =========    =========
         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Short-term borrowings...............................    185,412        4,043
  Trade accounts payable..............................     56,723       36,320
  Deferred revenue on sales contracts.................    202,141      221,593
  Accrued professional fees...........................     62,941        9,842
  Accrued marketing fees..............................     47,710            0
  Other current liabilities...........................    210,887      143,734
                                                        ---------    ---------
Total current liabilities.............................    765,814      415,532
                                                        ---------    ---------
Long term debt........................................    302,717      589,377
Other noncurrent liabilities..........................          0       81,768
                                                        ---------    ---------
    Total liabilities.................................  1,068,531    1,086,677
                                                        ---------    ---------
Shareholders' equity
Share capital.........................................     29,515       29,515
  Retained deficit....................................   (659,203)    (569,636)
  Accumulated other comprehensive income..............     52,860      106,164
                                                        ---------    ---------
    Total shareholders' equity........................   (576,828)    (433,957)
                                                        ---------    ---------
    Total liabilities and shareholders' equity........    491,703      652,720
                                                        =========    =========


                 See accompanying notes to financial statements

                          HICOMP SOFTWARE SYSTEMS GMBH

                              STATEMENTS OF INCOME
                           (Amounts in U.S. Dollars)

                                                       December 31, December 31,
                                                           1998         1997
                                                       ------------ ------------
Net revenue
  User license fees...................................   1,182,295    1,093,783
  Maintenance contract fees...........................     578,766      391,954
  Consulting fees.....................................     159,946          517
                                                        ----------   ----------
Total revenue.........................................   1,921,007    1,486,254
                                                        ----------   ----------
Cost of sales.........................................     (22,012)     (45,468)
                                                        ----------   ----------
Gross profit..........................................   1,898,995    1,440,786
                                                        ----------   ----------
Operating expenses
  Selling, general and administrative expenses........  (1,579,302)  (1,505,097)
  Consultancy expenses................................     (96,401)     (44,705)
  Depreciation and amortization.......................     (80,860)     (57,502)
                                                        ----------   ----------
Total operating expenses..............................  (1,756,563)  (1,607,304)
                                                        ----------   ----------
Operating income (loss)...............................     142,432     (166,518)
Other income (expenses)
  Interest expense....................................     (11,498)     (22,236)
  Interest income.....................................      11,862          673
  Other income........................................      76,175       41,032
                                                        ----------   ----------
Income (loss) before taxes............................     218,971     (147,049)
                                                        ----------   ----------
Deferred income taxes.................................    (120,434)      80,877
                                                        ----------   ----------
Net income (loss).....................................      98,537      (66,172)
                                                        ==========   ==========



                 See accompanying notes to financial statements

                          HICOMP SOFTWARE SYSTEMS GMBH

                            STATEMENTS OF CASH FLOWS
                           (Amounts in U.S. Dollars)

                                                       December 31, December 31,
                                                           1998         1997
                                                       ------------ ------------
Cash flows from operating activities:
Net income(loss).....................................      98,537      (66,172)
Adjustments to reconcile net income to net cash
 provided
 by (used in) operating activities:
  Depreciation and amortization......................      80,860       57,502
  Gain on sale of fixed assets.......................      (1,915)           0
  Deferred income taxes..............................     120,434      (80,877)
  Changes in operating assets & liabilities:
    Accounts receivable..............................     105,244      (72,079)
    Other current assets.............................      (2,179)     (26,422)
    Accounts payable & other current liabilities.....     148,510      (82,075)
    Other long-term liabilities......................     (81,768)     (13,712)
                                                         --------     --------
    Total Adjustments................................     369,186     (217,663)
                                                         --------     --------
      Net cash provided by (used in) operating
       activities....................................     467,723     (283,835)
                                                         --------     --------
Cash flow from investing activities:
  Proceeds from sale of fixed assets.................      13,881            0
  Capital expenditures...............................    (138,858)    (109,555)
  Other..............................................      (6,528)        (328)
                                                         --------     --------
      Net cash used in investing activities..........    (131,505)    (109,883)
                                                         --------     --------
Cash flow from financing activities:
  Increase in short term borrowings..................     181,369        4,180
  Change in note receivable/payable due from/to
   shareholder.......................................    (199,564)      13,653
  Change in long term debt...........................    (286,660)     357,418
                                                         --------     --------
Net cash (used in) provided by financing activities..    (304,855)     375,251
                                                         --------     --------
Effect of exchange rate changes on cash flows........     (32,329)      (2,573)
Net decrease in cash.................................        (966)     (21,040)
Cash at beginning of year............................       1,508       22,548
                                                         --------     --------
Cash at end of year..................................         542        1,508
                                                         ========     ========

                 See accompanying notes to financial statements

                          HICOMP SOFTWARE SYSTEMS GMBH

                       STATEMENT OF SHAREHOLDERS' EQUITY
                (Amounts in U.S. Dollars, except share amounts)

                                                      Accumulated other     Total
                           Number    Share  Retained    comprehensive   shareholders'
                          of shares capital deficit        income          equity
                          --------- ------- --------  ----------------- -------------
Balance at January 1,
 1997...................   50,000   29,515  (514,924)                     (485,409)
Comprehensive income
 Net loss...............                     (66,172)                      (66,172)
 Foreign currency
  translation
  adjustments...........                                   106,164         106,164
                                                                          --------
Comprehensive income                                                        39,992
Note receivable/payable
 to shareholder.........                      11,460                        11,460
                           ------   ------  --------       -------        --------
Balance at December 31,
 1997...................   50,000   29,515  (569,636)      106,164        (433,957)
                           ------   ------  --------       -------        --------
Comprehensive income
 Net income.............                      98,537                        98,537
 Foreign currency
  translation
  adjustments...........                                   (53,304)        (53,304)
                                                                          --------
Comprehensive income....                                                    45,233
Note receivable/payable
 to shareholder.........                    (188,104)                     (188,104)
                           ------   ------  --------       -------        --------
Balance at December 31,
 1998...................   50,000   29,515  (659,203)       52,860        (576,828)
                           ======   ======  ========       =======        ========




                 See accompanying notes to financial statements

                          HICOMP SOFTWARE SYSTEMS GMBH

          NOTES TO THE DECEMBER 31, 1998 AND 1997 FINANCIAL STATEMENTS


Note 1--Basis of Presentation

   The accompanying financial statements present the operations of Hicomp Software Systems GmbH formerly known as Hinrichs and Hinrichs GmbH (the "Company" or "Hicomp") and have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP").

Nature of operations

   Hicomp, headquartered in Hamburg, Germany, develops back-up and retrieval software products. Its leading products, Hiback and Hibars, are multi-platform back-up solutions recognized for performance and flexibility. The Company conducts business principally in western Europe and the United States.

Note 2--Summary of Significant Accounting Policies

Significant Estimates

   The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from these estimates.

Revenue Recognition

   Revenue is recognized when earned. The Company's revenue recognition policies are in compliance with American Institute of Certified Public Accountants Statements of Position 97-2 and 98-4, Software Revenue Recognition. Revenue from license programs is recorded when the software has been delivered and the customer is invoiced. Revenue from product sales to distributors and resellers is recorded when related products are shipped. Consulting revenue is recognized as services are provided. End users of products sold by the Company generally contract with the Company for service and support, which includes normal product maintenance. Revenue from these service and support contracts is recognized in earnings pro rata temporis over the terms of the contracts and the cost associated with these activities is expensed as incurred.

Cash

   Cash includes cash deposited in demand deposits at banks.

Property and Equipment

   Property and equipment is stated at cost and depreciated principally on a straight-line basis over the estimated useful lives of the assets which generally range from 2 to 5 years.

Impairment of Long-lived Assets

   The Company reviews long-lived assets to be held and used or disposed of for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Where the undiscounted cash flows is less than the carrying amount of the asset, the asset is written down to its net realizable value measured on the basis of discounted expected cash flows.

                          HICOMP SOFTWARE SYSTEMS GMBH

Foreign Currencies

   The Company principally conducts its business and maintains the financial records in German Marks ("DM," the functional currency).

   Assets and liabilities denominated in the functional currency are translated into United States Dollars ("USD" or "$") at the exchange rate as of the balance sheet date. Income statement accounts denominated in the functional currency are translated using the average exchange rate for the period. Translation adjustments resulting from this process are recorded as a component of other comprehensive income and are accumulated in a separate component of shareholder's equity.

   Foreign currency transaction gains and losses resulting from the settlement of amounts receivable or payable denominated in a currency other than the functional currency are credited or charged to income.

Income taxes

   As a result of prior years operating losses the Company has net operating loss carryforwards for income tax purposes. These loss carryforwards have been capitalized following the requirements of Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes".

Other Comprehensive Income

   In 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income" which requires presentation of comprehensive income and its components in the financial statements. Comprehensive income consists of net income and foreign currency translation adjustments and is presented in the Consolidated Statements of Shareholder's Equity.

Fair Value

   The carrying value of financial instruments such as cash, accounts receivable and accounts payable approximate their fair value due to the short-term maturities of these instruments.

Note 3--Property and Equipment

   Property and equipment consist of the following:

                                                       December 31, December 31,
                                                           1998         1997
                                                       ------------ ------------
                                                           USD          USD
      Computer software...............................     78,002       63,756
      Office equipment................................    313,950      196,373
      Accumulated depreciation........................   (217,807)    (148,916)
                                                         --------     --------
        Total property and equipment, net.............    174,145      111,213
                                                         ========     ========

Note 4--Short-term Borrowings

   As of December 31, 1998, the Company had short-term overdraft facilities. Amounts drawn down under these facilities are due on demand. Amounts outstanding at December 31, 1998 and 1997 total $185,412 and $4,043, respectively. The interest rate on the amount outstanding was 11.25% at December 31, 1998 and 1997. Interest paid in respect of short-term borrowings for the years ending December 31, 1998 and 1997 amounted to $2,437 and $2,061, respectively.

                         HICOMP SOFTWARE SYSTEMS GMBH

Note 5--Other Liabilities

   Other liabilities consist of the following:

                                                       December 31, December 31,
                                                           1998         1997
                                                       ------------ ------------
                                                           USD          USD
      Payroll and employee benefits...................    48,900       35,085
      Sales tax payable (VAT).........................    24.959       20,516
      Accrued liability-Borsu.........................   101,388       55,600
      Accrued liability-Deutsche Bank.................         0       69,662
      Other...........................................    35,640       44,639
                                                         -------      -------
        Total other liabilities.......................   210,887      225,502
        Portion classified as non-current.............         0      (81,768)
                                                         -------      -------
        Total other current liabilities...............   210,887      143,734
                                                         -------      -------

Note 6--Income Taxes

   The Company accounts for income taxes using the liability method required by FASB Statement No. 109, Accounting for Income Taxes.

   At December 31, 1998 and 1997, the Company has net operating loss carryforwards (NOL's) of approximately DM 449,000 and DM 764,000, respectively, for corporate income tax purposes and approximately, DM 365,000 and DM 680,000, respectively, for local trade tax purposes. These NOL's resulted from losses incurred during the first years of the Company's operations. Under German tax law the NOL's are not currently subject to any expiration limitations. For financial reporting purposes, no valuation allowance has been recorded as the Company's management expects existing service and support contracts and licensing programs to produce sufficient taxable income to realize the deferred tax asset.

   The deferred tax asset comprised solely the above net operating loss carryforward calculated as follows: the local trade tax rate of 19% is first applied to the NOL for trade tax purposes with the result reducing the NOL for corporate income tax purposes; the remaining NOL for corporate income tax purposes is multiplied by the German corporate tax rate of 40%, and the solidarity tax rate of 5.5%.

Note 7--Long-term Debt

   On May 22, 1998 the Company paid a long-term debt obligation in the amount of $278,102. The original amount borrowed was $201,740 which was entered into in February 1994. The related annual interest rate was 8%. The amount of related interest paid in 1998 totaled $9,061.

   At December 31, 1997 the outstanding balance totaled $263,116 including accrued interest of $20,149.

   In October 1997, the Company entered into an agreement with Commerzbank AG (the "Commerz Agreement") in the amount of $341,520. The amount is not interest bearing. The Commerz Agreement settles defaulted loans in the amounts of $2,028,236 and $251,615 relating to companies previously owned by the shareholder of Hicomp, Mr. Hinrichs. Under terms of the Commerz Agreement, the Company is to make monthly payments in the amount of $3,757 beginning in November 1997 through October 2004 followed by 12 monthly payments of $2.161 ending in October 2005. According to the Commerz Agreement, should monthly payments become greater than 21 days overdue then Commerzbank AG has the right to nullify the agreement and seek further restitution.

   At December 31, 1998 and 1997 the outstanding balance under the Commerz Agreement totaled $302,717 and $326,261, respectively.

                          HICOMP SOFTWARE SYSTEMS GMBH

Note 8--Related Party Transactions

   At December 31, 1998 and 1997, the Company held notes receivable in the amounts of $450,810 and $155,714, respectively, from the Hicomp shareholder, Mr. Hinrichs. The notes accrue interest at a rate of 5% annually. The note as of December 31, 1998, will be paid immediately upon the sole shareholder's sale of COPE, Inc. (COPE) shares during COPE's secondary offering. (See Note 13 Subsequent Events)

   In 1995, Hicomp entered into a licensing agreement (the Agreement) with Hicomp USA, Inc., an entity wholly owned by the Company's shareholder, Mr. Hinrichs. Under terms of the Agreement, the Company is to pay fees equal to 7.5% of license program revenues to Hicomp USA. As of December 31, 1998 and 1997 amounts totaling $262,706 and $167,174 had been accrued for license fees payable to Hicomp USA. These amounts have been netted against the shareholder receivable discussed above on the accompanying balance sheets as of December 31, 1998 and 1997.

   Attorney fees totaling $89,455 and $23,735 as of December 31, 1998 and 1997, respectively, were incurred by the Company. The fees were charged by an attorney who is also a member of board of directors of Hicomp USA. Hicomp USA is wholly owned by the Company's shareholder, Mr. Hinrichs.

   See Note 7 "Long-term Debt" for disclosure relating to the Commerzbank Agreement.

   As of December 31, 1998 and 1997, the Company incurred expenses of $81,200 and $70,451, respectively, relating to companies previously owned by the Company's shareholder, Mr. Hinrichs. $71,968 and $36,413 of these expenses relate to a former line of credit entered into with Deutsche Bank AG and Hicomp Storage, an entity which was wholly owned by the shareholder of the Company, Mr. Hinrichs.

   During 1998 and 1997, the Company made payments in the amount of $17,428 and $5,173 for rent on the principal residence of Hicomp's shareholder, Mr. Hinrichs. The payments were made in accordance with the terms of the shareholder's former employment contract, but not in accordance with the subsequent employment contract.

Note 9--Leases

   The Company has operating leases primarily for office space, office equipment and automobiles which expire at various dates through the year 2003 with, in some instances, renewal privileges. Operating lease costs are charged to income as incurred.

   The minimum annual rental commitments under long-term non-cancelable operating leases were as follows:

                                                              December 31,  1998
                                                              ------------------
                                                                     USD
      1999...................................................      162,575
      2000...................................................      143,928
      2001...................................................      140,985
      2002...................................................      124,614
      2003...................................................      104,579
                                                                   -------
        Total future minimum lease payments..................      676,681
                                                                   =======

   Total rent expense for operating leases was $169,525 and $159,497 for the years ended December 31, 1998 and 1997, respectively.

                          HICOMP SOFTWARE SYSTEMS GMBH

Note 10--Commitments and Contingent Liabilities

   In 1995 the Company entered into a joint venture with Borsu Systema (Borsu) to form Hicomp Borsu, to develop certain data technology. Subsequently, due to a change of shareholders at Borsu, the joint venture was dissolved. As a result, disagreements arose about amounts owed between the companies.

   Subsequent to the balance sheet date, Hicomp received correspondence from attorneys representing Aecis B.V. (formerly Borsu) notifying Hicomp of claims approximating $119,000. As of the date of the opinion of these financial statements no payment has been made nor have terms of settlement been formally agreed upon. As of December 31, 1998, the Company has accrued $101,000 relating to this issue and management believes the accrual to be adequate.

   Management is not aware of any other matters that could give rise to any liability to the Company that would have a material adverse effect on the Company's business, financial condition or results of operations.

Note 11--Concentration of Credit Risks

   Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company's cash is principally denominated in DM and is maintained principally with one financial institution in Germany.

   The Company provides credit in its normal course of business to a wide variety of customers and, generally, requires no collateral from its customers. There was no allowance for doubtful accounts in 1998 based on management's expectations of collectibility. The Company performs ongoing credit evaluations of its customers.

Note 12--Subsequent Event

   On April 19, 1999, COPE, Inc., a U.S. holding corporation with principal operations in Switzerland and Germany, and a provider of data storage, consulting services and solutions, acquired Hicomp in a stock transaction accounted for using the purchase method of accounting. COPE issued 420,000 new shares in exchange for all outstanding Hicomp shares. Under terms of the purchase agreement, any tax liabilities which arise in the future for Hicomp but relate to the period before the purchase by COPE, are to be born wholly by the seller.

                      REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholder

Forum GmbH

   We have audited the accompanying statements of operations of Forum GmbH for the period from January 1, 1998 to June 24, 1998 and for the year ended December 31, 1997. These statements of operations are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements of operations based on our audits.

   We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of operations are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of operations. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of operations presentation. We believe that our audit of the statement of operations provides a reasonable basis for our opinion.

   In our opinion, the statements of operations referred to above present fairly, in all material respects, the results of operations of Forum GmbH for the period from January 1, 1998 to June 24, 1998 and for the year ended December 31, 1997, in conformity with generally accepted accounting principles in the U.S.

Ernst & Young

Deutsche Allgemeine Treuhand AG

Dr. Zimmermann       Walbrol

November 8, 1999

Munich, Germany

                                FORUM GMBH

                          STATEMENT OF OPERATIONS

               For the period January 1 to June 24, 1998 and

                     the year ended December 31, 1997

                          (Amounts in US Dollars)

                                                         1998         1997
                                                      -----------  -----------
                                                      (6 months)   (12 months)
Net Revenue
 Total revenue....................................... $ 7,685,554  $10,770,484
 Cost of sales.......................................  (6,548,329)  (8,694,482)
                                                      -----------  -----------
Gross profit.........................................   1,137,225    2,076,002
                                                      -----------  -----------
Operating expenses
 Selling, general and administrative expenses........   1,007,731    2,029,684
 Consultancy expenses................................      60,687       39,356
 Depreciation and amortization.......................      19,613       31,880
                                                      -----------  -----------
Total operating expenses.............................   1,088,031    2,100,920
                                                      -----------  -----------

Operating income.....................................      49,194      (24,918)

Other income (expense)
 Interest expense....................................     (18,693)     (69,686)
 Interest income.....................................           0       11,070
 Other expense.......................................      (5,099)           0
                                                      -----------  -----------
                                                         (23,792)      (58,616)
                                                      -----------  -----------
Earnings (loss) before taxes.........................      25,402      (83,534)

Current income taxes.................................           0            0
Deferred income taxes................................     (13,971)      37,550
                                                      -----------  -----------
Net income (loss)....................................      11,431      (45,984)
Translation adjustment...............................        (652)     (24,189)
                                                      -----------  -----------
Comprehensive income (loss).......................... $    10,779  $   (70,173)
                                                      ===========  ===========

                                FORUM GMBH

                   NOTES TO THE STATEMENTS OF OPERATIONS

            For the period from January 1 to June 24, 1998 and

                     the year ended December 31, 1997

Note 1--Basis of Presentation

   The accompanying statements of operations present the operations of Forum GmbH (the "Company" or "Forum") and have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP").

 Nature of operations

   Forum, headquartered in Olching, Germany, is a provider of data storage and security services and solutions principally to the German market.

Note 2--Summary of Significant Accounting Policies

 Significant Estimates

   The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from these estimates.

 Revenue Recognition

   Revenue from the sale of hardware and related software is recognized at the time of acceptance by the customer, generally after installation at a customer's site. Revenue from certain customer-installable products is recognized at the time of shipment.

   End users of equipment sold by the Company generally contract with the Company for equipment service and software support, which includes normal maintenance and repair or replacement of products components. Revenue from these service and support contracts is recognized ratably over the terms of the contract and the cost associated with these activities is expensed as incurred.

 Property and Equipment

   Property and equipment is stated at cost and depreciated principally on a straight-line basis over the estimated useful lives of the assets which generally range from 2 to 5 years.

 Foreign Currencies

   The Company principally conducts its business and maintains the financial records in German Marks (the functional currency).

   Assets and liabilities denominated in the functional currency are translated into United States dollars ("USD" or "$") at the exchange rate as of the balance sheet date. Income statement accounts denominated in the functional currency are translated using the average exchange rate for the period. Translation adjustments resulting from this process are recorded as a component of other comprehensive income and are accumulated in a separate component of shareholder's equity.

   Foreign currency transaction gains and losses resulting from the settlement of amounts receivable or payable denominated in a currency other than the functional currency are credited or charged to income.

                                FORUM GMBH

 Income taxes

   As a result of prior years operating losses the Company has net operating loss carryforwards for income tax purposes. These loss carryforwards have been capitalized following the requirements of Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes".

 Other Comprehensive Income

   In 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income" which requires presentation of comprehensive income and its components in the financial statements. Comprehensive income consists of net income and foreign currency translation adjustments and is presented in the Statement of Operations. The adoption of SFAS No. 130 had no impact on net income or total shareholders' equity. Prior year financial statements have been reclassified to conform to the SFAS No. 130 requirements.

Note 3--Income Taxes

   The Company accounts for income taxes using the liability method required by FASB Statement No. 109, Accounting for Income Taxes.

   At June 24, 1998 and 1997, the Company has net operating loss carryforwards (NOL's) of approximately DM 330,000 (USD 182,000) and DM 376,000 (USD 209,000)
respectively, for corporate income tax purposes and approximately, DM 380,000 (USD 210,000) and DM 426,000 (USD 237,000), respectively, for local trade tax purposes. Under German tax law the NOL's are not currently subject to any expiration limitations. For financial reporting purposes, no valuation allowance has been recorded as the Company's management expects existing service and support contracts and licensing programs to produce sufficient taxable income to realize the deferred tax asset.

Note 4--Subsequent Event

   On June 24, 1998, COPE GmbH., a German based provider of data storage, consulting services and solutions, acquired the Company for USD 962,977. The acquisition is to be accounted for using the purchase method of accounting.

           COPE, INC. AND FORUM GMBH AND HICOMP SOFTWARE SYSTEMS GMBH

                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                  (Unaudited)

To reflect COPE's acquisitions of Forum and Hicomp

   The following tables present summary historical information for COPE, Forum and Hicomp derived from their financial statements. The acquisitions of Forum and Hicomp have been accounted for using the purchase method of accounting and, accordingly, the assets acquired and the liabilities assumed have been recorded at their fair values as of the date of the acquisition, which do not differ significantly from historical costs. The excess of the purchase price over the fair value of the assets and the liabilities assumed has been recorded as goodwill.

   The unaudited pro forma consolidated statements of operations for the year ended December 31, 1998 and for the nine months ended September 30, 1999 present the results for COPE, Forum and Hicomp as if the acquisitions of Forum and Hicomp had occurred on January 1, 1998.

   The unaudited pro forma financial information presented is based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma statement of operations does not purport to represent what our results of operations would have been if the events described above had occurred as of the dates indicated or what our results of operations would be for any future periods. The unaudited pro forma statements of operations are based on assumptions and adjustments that we believe are reasonable. The unaudited pro forma statements of operations, and the accompanying notes, should be read in conjunction with the historical financial statements and related notes included elsewhere in this document.

   This information is based on the historical financial statements of COPE, Forum and Hicomp as well as the unaudited interim condensed consolidated financial statements and the related notes that are included elsewhere in this prospectus. This financial data should be read in conjunction with the Financial Statements and with Management's Discussion and Analysis of Financial Condition or Plan of Operations for COPE included elsewhere herein.

                                   COPE, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                (Amounts in U.S. Dollars, except share amounts)

                          Year Ended December 31, 1998

                                          Forum
                           Cope, Inc.    GmbH(1)    Hicomp GmbH         Pro Forma
                          ------------  ----------  -----------  -----------------------------
                                        Historical               Adjustments      Consolidated
                          -------------------------------------  -----------      ------------
Net Revenue
  Total revenue.........  $ 29,059,150  $7,685,554  $ 1,921,007  $   (39,775) (2) $ 38,578,226
                                                                     (47,710) (3)
  Cost of sales.........   (20,281,131) (6,548,329)     (22,012)      39,775  (2)  (26,811,697)
                          ------------  ----------  -----------  -----------      ------------
  Gross profit..........     8,778,019   1,137,225    1,898,995      (47,710)       11,766,529
                          ------------  ----------  -----------  -----------      ------------
Operating expenses
  Selling, general and
   administrative
   expenses.............    (6,992,971) (1,007,731)  (1,579,302)      47,710  (3)   (9,532,294)
  Consultancy expenses..      (292,689)    (60,687)     (96,401)                      (449,777)
  Depreciation and
   amortization.........      (336,936)    (19,613)     (80,860)  (3,042,912) (4)   (3,534,684)
                                                                     (54,363) (5)
  Impairment of
   intangible assets....       (63,004)          0            0                        (63,004)
                          ------------  ----------  -----------  -----------      ------------
   Total operating
    expenses............    (7,685,600) (1,088,031)  (1,756,563)  (3,049,565)      (13,579,759)
                          ------------  ----------  -----------  -----------      ------------
Operating income
 (loss).................     1,092,419      49,194      142,432   (3,097,275)       (1,813,230)
Other income (expense):
  Interest expense......      (127,028)    (18,693)     (11,498)     100,000  (6)      (57,219)
  Interest income.......        26,698           0       11,862                         38,560
  Other.................        34,112      (5,099)      76,175                        105,188
                          ------------  ----------  -----------  -----------      ------------
                               (66,218)    (23,792)      76,539      100,000            86,529
                          ------------  ----------  -----------  -----------      ------------
Earnings (loss) before
 taxes..................     1,026,201      25,402      218,971   (2,997,275)       (1,726,701)
Current income taxes....      (158,141)          0            0                       (158,141)
Deferred income taxes...       143,511     (13,971)    (120,434)                         9,106
                          ------------  ----------  -----------  -----------      ------------
Net income (loss).......  $  1,011,571  $   11.431  $    98,537  $(2,997,275)     $ (1,875,736)
                          ============  ==========  ===========  ===========      ============
Basic earnings (loss)
 per share..............  $       0.34                                            $      (0.56)
Diluted earnings (loss)
 per share..............  $       0.34                                            $      (0.56)
Weighted average shares
 outstanding:
  Basic.................     2,936,589                                               3,356,589
  Diluted...............     2,948,709                                               3,356,589

--------

(1) Covers the period from January 1, 1998 to June 24, 1998.

(2) Elimination of software sales from Hicomp to COPE, Inc.

(3) Elimination of intercompany management fees

(4) Amortization of goodwill related to the acquisition of Hicomp

(5) Amortization of goodwill related to the acquisition of Forum

(6) Decrease in interest expense attributable to the assumed repayment of $2.5 million in borrowings from the proceeds of the offering.

                                COPE, Inc.

           UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

              (Amounts in U.S. Dollars, except share amounts)

               For The Nine Months Ended September 30, 1999

                          COPE, Inc.   Hicomp GmbH(1)        Pro Forma
                         ------------  -------------- ---------------------------
                                 Historical           Adjustments      Combined
                         ---------------------------- -----------    ------------
Net Revenue
  Total revenue......... $ 24,905,521     $450,907                   $ 25,356,428
  Cost of sales.........  (16,561,361)        (915)                   (16,562,276)
                         ------------     --------                   ------------
  Gross profit..........    8,344,160      449,992                      8,794,152
                         ------------     --------                   ------------
Operating expenses
  Selling, general and
   administrative
   expenses.............   (7,881,755)    (349,775)                    (8,231,530)
  Consultancy expenses..     (343,229)     (14,402)                      (357,631)
  Depreciation and
   amortization.........   (1,788,478)     (40,075)     (891,013)(2)   (2,719,566)
                         ------------     --------     ---------     ------------
    Total operating
     expenses...........  (10,013,462)    (404,252)     (891,013)     (11,308,727)
                         ------------     --------     ---------     ------------
Operating income
 (loss).................   (1,669,302)      45,740      (891,013)      (2,514,575)
Other income (expense):
  Interest expense......     (146,280)     (30,562)       75,000 (3)     (101,842)
  Interest income.......       40,836            0                         40,836
  Interest income
   related party........       15,295            0                         15,295
  Other.................      (31,834)      27,659                         (4,175)
                         ------------     --------     ---------     ------------
                             (121,983)      (2,903)       75,000          (49,886)
                         ------------     --------     ---------     ------------
Earning (loss) before
 taxes..................   (1,791,285)      42,837      (816,013)      (2,564,461)
Current income taxes....            0            0                              0
Deferred income taxes...      123,038      (23,560)                        99,478
                         ------------     --------     ---------     ------------
Net income (loss)....... $ (1,668,247)    $ 19,277     $(816,013)    $ (2,464,983)
                         ============     ========     =========     ============
                                                 0
Basic earnings (loss)
 per share.............. $      (0.49)                               $      (0.69)
Diluted earnings (loss)
 per share(4)........... $      (0.49)                               $      (0.69)
Weighted average shares
 outstanding
  Basic.................    3,418,217                                   3,585,909
  Diluted...............    3,418,217                                   3,585,909

--------

(1) Covers the period from January 1, 1999 to April 18, 1999.

(2) Amortization of goodwill related to the acquisition of Hicomp

(3) Decrease in interest expense attributable to the assumed repayment of $2.5 million in borrowings related of the net proceeds from the Offering

(4) Shares issuable upon exercise of stock options are not included in the calculation of earnings per share when their effect is anti-dilutive

                        Preliminary Offering Prospectus

                                      for

                 800,000 par value shares of common stock
                    with a par value per share of USD 0.001
         - deliverable through book-entry transfer of the Certificates deposited with Depository Trust Company for credit to Deutsche Borse Clearing
                                 AG's account -

   from the capital increase for cash resolved by the meeting of the Board of
                      Directors on November 30, 1999

                                      and
                                     up to

                    100,000 par value shares of common stock with a par value per share of USD 0.001
         - deliverable through book-entry transfer of the Certificates deposited with Depository Trust Company for credit to Deutsche Borse Clearing
                                 AG's account -

             taken from the shareholdings of existing shareholders
      in view of the Greenshoe option granted to Norddeutsche Landesbank -
                                  Girozentrale

      each carrying full dividend rights as from the fiscal year 2000

                        Securities Code Number 876 954 -
                           - Common Code 100 94 313 -
                         - ISIN Code US 217 208 107 5 -
                           - Valor Number CH 952517 -

                                       of

                                   COPE, Inc.
                                 Delaware, USA
                                      and

                                 Company Report

                     for admission to the Geregelter Markt
                             and to trading on the
                                  Neuer Markt
                        of the Frankfurt Stock Exchange

                                       of

                3,405,423 par value shares of common stock
                    with a par value per share of USD 0.001

                                USD 3,405.-

                                      and

                 800,000 par value shares of common stock
                    with a par value per share of USD 0.001

                                 USD 800.-

   from the capital increase for cash resolved by the meeting of the Board of
                      Directors on November 30, 1999

           each carrying full dividend rights as from the fiscal year from January 1, 2000 through December 31, 2000
                       - Securities Code Number 876 954 -
                           - Common Code 100 94 313 -
                         - ISIN Code US 217 208 107 5 -
                           - Valor Number CH 952517 -

                                      and
                                     up to

                 380,200 par value shares of common stock
                    with a par value per share of USD 0.001

                                 USD 380.-

  in view of the option rights granted or to be granted in connection with the
                               Stock Option Plan
                     into par value shares of common stock
    carrying full dividend rights for the fiscal year in which the option is exercised

                                      and
                                     up to

                  24,621 par value shares of common stock
                    with a par value per share of USD 0.001

                                 USD 25.-

              in view of the warrant rights granted by COPE, Inc.
                     into par value shares of common stock
   carrying full dividend rights for the fiscal year in which the warrant is exercised

                                       of

                                   COPE, Inc.
                                 Delaware, USA

                        Unvollstandiger Verkaufsprospekt

                                      fur

             Stuck 800.000 auf den Namen lautende Stammaktien
                      im Nennbetrag von USD 0,001 je Aktie
                  - lieferbar in Form von Miteigentumsanteilen
        an dem von der DTC fur die Deutsche Borse Clearing AG verwahrten
                                Sammelbestand -

       aus der vom Board of Directors am 30. November 1999 beschlossenen
                     Kapitalerhohung gegen Bareinlagen

                                     sowie
                                     bis zu

                Stuck 100.000 auf den Namen lautende Stammaktien
                      im Nennbetrag von USD 0,001 je Aktie
                  - lieferbar in Form von Miteigentumsanteilen
        an dem von der DTC fur die Deutsche Borse Clearing AG verwahrten
                                Sammelbestand -

                             aus Altaktionarsbesitz
   im Hinblick auf die der Norddeutsche Landesbank--Girozentrale eingeraumte
                              Mehrzuteilungsoption
                                (,,Green Shoe")

   mit jeweils voller Gewinnanteilberechtigung ab dem Geschaftsjahr 2000
                        Wertpapier-Kenn-Nummer 876 954 -
                         - ISIN Code US 217 208 107 5 -
                          - Valorennummer CH 952517 -

                                      der

                                   COPE, Inc.
                                 Delaware, USA
                                    zugleich

                              Unternehmensbericht

                     fur die Zulassung zum Geregelten Markt
                          mit Aufnahme des Handels im
                                  Neuen Markt
                       an der Frankfurter Wertpapierborse

                                      fur

            Stuck 3.405.423 auf den Namen lautende Stammaktien
                      im Nennbetrag von USD 0,001 je Aktie

                                USD 3.405,-

                                     sowie

             Stuck 800.000 auf den Namen lautende Stammaktien
                      im Nennbetrag von USD 0,001 je Aktie

                                 USD 800,-

       aus der vom Board of Directors am 30. November 1999 beschlossenen
                     Kapitalerhohung gegen Bareinlagen

   mit jeweils voller Gewinnanteilberechtigung ab dem Geschaftsjahr 2000
                        Wertpapier-Kenn-Nummer 876 954 -
                         - ISIN Code US 217 208 107 5 -
                          - Valorennummer CH 952517 -

                                     sowie
                                     bis zu

             Stuck 380,200 auf den Namen lautende Stammaktien
                      im Nennbetrag von USD 0,001 je Aktie

                                 USD 380,-

im Hinblick auf die im Zusammenhang mit dem Stock Option Plan gewahrten oder zu gewahrenden Optionsrechte zum Bezug von auf den Namen lautenden Stammaktien mit voller
    Gewinnanteilberechtigung fur das Geschaftsjahr, in dem das Optionsrecht
                                 ausgeubt wird

                                     sowie
                                     bis zu

              Stuck 24.621 auf den Namen lautende Stammaktien
                      im Nennbetrag von USD 0,001 je Aktie

                                 USD 25,-

 im Hinblick auf die von der COPE, Inc. gewahrten Wandlungsrechte zur Wandlung in auf den Namen lautende Stammaktien mit voller Gewinnanteilberechtigung fur das Geschaftsjahr, in dem das Wandlungsrecht ausgeubt wird.

                                      der

                                   COPE, Inc.
                                 Delaware, USA

                              GENERAL INFORMATION

Liability for the contents of this Prospectus

   COPE, Inc. and the underwriters (NORD/LB acting as a representative and in the name and for account of the underwriters NORD/LB and HSBC Trinkaus & Burkhardt KGaA AG; see also Caption "Underwriters" of the Prospectus) assume liability for the contents of this Prospectus pursuant to section 13 of the Wertpapier-Verkaufsprospektgesetz (German Offering Prospectus Act) and section 77 of the Borsengesetz (German Stock Exchange Act), each in conjunction with sections 45ff. of the Borsengesetz, and herewith state that to the best of their knowledge the information contained in this Prospectus is accurate and that no material circumstances have been omitted.

Subject of the Offering Prospectus / Company Report

   The subject of the Prospectus as an Offering Prospectus is

  . 800,000 par value shares of common stock with a par value per share of USD 0.001 from the capital increase for cash resolved by the meeting of the Board of Directors on November 30, 1999.

  . up to 100,000 par value shares of common stock with a par value per share of USD 0.001 taken from the shareholdings of existing shareholders in view of the Greenshoe option granted to NORD/LB each carrying full dividend rights as from the fiscal year from January 1, 2000 through December 31, 2000.

   The subject of the Prospectus as a Company Report is

  . 3,405,423 par value shares of common stock with a par value per share of USD 0.001

  . 800,000 par value shares of common stock with a par value per share of USD 0.001 from the capital increase for cash resolved by the meeting of the Board of Directors on November 30, 1999 in Rotkreuz, Switzerland

each carrying full dividend rights as from the fiscal year from January 1, 2000 through December 31, 2000,

  . up to 373,110 par value shares of common stock with a par value per share of USD 0.001 in view of the option rights granted or to be granted in connection with the Stock Option Plan into par value shares of common stock

  . up to 24,621 par value shares of common stock with a par value per share of USD 0.001 in view of the warrant rights granted by COPE, Inc. into par value shares of common stock each carrying full dividend rights for the fiscal year in which the warrant is exercised.

each carrying full dividend rights for the fiscal year in which the option is exercised.

                                  THE OFFERING

General Information

   A total of 800,000 par value shares of common stock of COPE, Inc. with a par value per share of USD 0.001 are being offered for sale in this Prospectus. Additionally, a total of up to 100,000 par value shares of common stock of COPE, Inc. with a par value per share of USD 0.001 may be offered in case that NORD/LB exercises its Greenshoe option granted by two major existing stockholders.

   The 800,000 shares have been acquired by NORD/LB on behalf of the underwriters, consisting of NORD/LB and HSBC Trinkaus & Burkhardt KGaA which have undertaken to offer the shares for sale under the terms of a public offering, scheduled for the period between February 1, 2000 and February 4, 2000 (with the right to curtail the offering period), for the account of COPE, Inc. and in the case of the shares currently belonging to existing shareholders, for the account of those shareholders as part of the bookbuilding procedure. NORD/LB intends to offer up to 25,000 shares of common stock over the Internet through its selling agent (see also caption "Internet Subscription").

   The total volume of the shares on offer is composed of:

  . 800,000 par value shares of common stock with a par value per share of USD 0.001 from the capital increase for cash resolved by the meeting of the Board of Directors on November 30, 1999 in Rotkreuz, Switzerland

  . up to 100,000 par value shares of common stock with a par value per share of USD 0.001 taken from the shareholdings of existing stockholders in view of the Greenshoe option granted to NORD/LB each carrying full dividend rights as from the fiscal year from January 1, 2000 through December 31, 2000, while the holders of shares of common stock have no subscription rights (see also captions "Description of Securities" and "Dividend Policy").

   The envisaged price for the shares on offer ranges from EURO 30 to EURO 34 per share. The final price range, within which bids may be submitted, will be announced at a press conference on January 31, 2000, and is scheduled to be published together with the public offer for sale in the Handelsblatt on February 1, 2000. The announcement will also be published in the Bundesanzeiger (Federal Gazette).

   The shares may be subscribed at NORD/LB and at HSBC Trinkaus & Burkhardt KGaA or through the investor's own principal bank, as appropriate.

   The final selling price will probably be determined by NORD/LB, with the consent of COPE, Inc. on February 4, 2000 on the basis of the order book drawn up during the bookbuilding process. It is scheduled to be published in the Handelsblatt on February 7, 2000. The announcement will also be published in the Bundesanzeiger.

   Investors can obtain information regarding the number of shares allotted to them from their custodian bank as of February 7, 2000. It is anticipated that purchasers will be required to pay the purchase price for the shares plus the standard securities commission on February 9, 2000.

   In connection with the allocation of the up to 100,000 par value shares of common stock to be placed, NORD/LB is entitled to make additional allocations or to take other measures in order to stabilize the market price or to maintain this price at a level which it would not otherwise attain. Such stabilization measures may be discontinued at any time.

Stock exchange admission and listing on Frankfurt Stock Exchange

   The total share capital of COPE, Inc., which amounts to a nominal value of USD 3,405.42 is expected to be admitted to the Geregelter Markt (Second Trading Segment) of the Frankfurt Stock Exchange with trading on the "Neuer Markt" on January 28, 2000. Admission to trading on the Neuer Markt is envisaged for February 8, 2000.

   In the event that NORD/LB exercises its Green Shoe option, it will apply for admission to trading of up to 100,000 Greenshoe shares together with COPE, Inc. on the Neuer Markt.

Availability of the shares

   In general, the shares of common stock offered in this Prospectus will trade on the Neuer Markt of the Frankfurt Stock Exchange only through book entry transfers of interests therein held through Deutsche Borse Clearing AG (see also caption: "book-entry-only issuance of common stock trading on German stock exchanges"). NORD/LB and HSBC Trinkaus & Burkhardt KGaA will act as paying and depository agents (see also caption: "book-entry-only issuance of common stock trading on German stock exchanges").

Common stock of a Delaware Corporation

   The currently outstanding common stock of COPE, Inc. amounts to 3,405,423 shares with a par value per share of USD 0.001. Hence, the total aggregate par value is USD 3,405.- (diluted). In the event of liquidation, dissolution or winding up the stockholders are entitled to proportionately share in all assets remaining after payment of liabilities in accordance with (for a more comprehensive overview of the rights of the stockholders see caption "Description of Securities") COPE, Inc.'s Delaware state identification number is 2178897 8100.

Recent Developments of Common Stock

   Since August 1998, COPE, Inc. has issued securities in the following transactions:

   A. In August 1998, COPE, Inc. granted to 39 of its employees options to purchase an aggregate of 59,300 shares of common stock at an exercise price of $8.40 per share. The options vest in four installments commencing on March 1, 1999, March 1, 2000, March 1, 2001 and March 1, 2005. The options were issued pursuant to Section 4(2) of the 1933 Act. There was no underwriter involved in this issuance.

   B. In September 1998, pursuant to an Amended and Restated Securities Purchase Agreement and Plan of Reorganization dated July 24, 1998, the holders of all of the issued and outstanding capital stock of COPE Holding AG transferred those shares to COPE, Inc. in exchange for COPE, Inc.'s issuance of 2,862,000 shares of its common stock. Of these shares, 270,000 shares were issued pursuant to a Registration Statement on Form S-4 and the balance of 2,592,000 shares were issued to the two co-founders of COPE Holding AG pursuant to Section 4(2) of the 1933 Act. There was no underwriter involved in this issuance.

   C. In the fourth quarter of 1998, COPE, Inc. issued 20,207 shares of common stock upon the exercise of outstanding common stock purchase warrants. The issuance was conducted pursuant to Regulation S under the 1933 Act. There was no underwriter involved in this issuance.

   D. In November 1998, COPE, Inc. granted to its officers and directors options to purchase a total of 108,200 shares of common stock at exercise prices ranging from $8.50 to $15.00 per share. The options were issued pursuant to Section 4(2) of the 1933 Act. There was no underwriter involved in this issuance.

   E. In January 1999, COPE, Inc. granted to its employees options to purchase an aggregate of 129,900 shares of common stock at exercise prices ranging from $20.00 to $50.00 per share. The options were issued pursuant to Section 4(2) of the 1933 Act. There was no underwriter involved in this issuance.

   F. In April, 1999, COPE, Inc. issued 420,000 shares of common stock to Uwe Hinrichs in exchange for all of the issued and outstanding shares of Hicomp GmbH. The issuance was conducted pursuant to Section 4(2) of the 1933 Act. There was no underwriter involved in this issuance.

   G. In April 1999, COPE, Inc. issued 22,390 shares of common stock to its employees upon the exercise of outstanding common stock options. The issuance was conducted pursuant to Section 4(2) of the 1933 Act. There was no underwriter involved in this issuance.

   H. In October 1999, COPE, Inc. issued 5,172 shares of common stock upon the exercise of common stock purchase warrants. The issuance was conducted pursuant to Regulation S under the 1933 Act. There was no underwriter involved in this issuance.

   I. In November 1999, COPE, Inc. issued 4,500 shares of common stock to three of its officers upon the exercise of outstanding common stock options. The issuance was conducted pursuant to a Registration Statement on Form S-8 filed under the 1933 Act. There was no underwriter involved in this issuance.

   J. In November 1999, COPE, Inc. granted to its employees, officers and directors options to purchase an aggregate of 82,800 shares of common stock at an exercise price of $22.00 per share. The issuance was conducted pursuant to
Section 4(2) of the 1933 Act. There was no underwriter involved in this issuance.

              Major existing stockholders of COPE's common stock:

                                                          Interest
                                                     after the placement
                                            -------------------------------------
                              Interest
                             before the         not incl.
                             placement          Greenshoe       incl. Greenshoe
                         ------------------ ------------------ ------------------
                         Number of Interest Number of Interest Number of Interest
                          shares     in %    shares     in %    shares     in %
                         --------- -------- --------- -------- --------- --------
Adrian Knapp............ 1,301,000   38.2%  1,301,000   30.9%  1,301,000   30.9%
Stephan Isenschmid...... 1,301,000   38.2%  1,301,000   30.9%  1,251,000   29.7%
further Directors and
 Officers...............    23,370    0.7%     23,370    0.6%     23,370    0.6%
Uwe Hinrichs............   220,000    6.5%    220,000    5.3%    170,000    4.0%
Free Float..............   560,053   16.4%  1,360,053   32.8%  1,460,053   34.7%
                         ---------   ----   ---------   ----   ---------   ----
  Total................. 3,405,423    100%  4,205,423    100%  4,205,423    100%
                         =========   ====   =========   ====   =========   ====

        [DIAGRAM OF THE STRUCTURE OF THE COPE, INC. GROUP APPEARS HERE]


Corporate structure of COPE, Inc.

   According to the Delaware General Corporation law and the applicable bylaws of COPE, Inc., COPE, Inc. is governed exclusively by its Board of Directors, except in the case of fundamental matters, including amendments to the Certificate of Incorporation, and mergers and reorganizations, in which cases Delaware law and the bylaws of COPE, Inc. require the favorable vote of the holders of at least a majority of all outstanding voting shares.

   A supervisory board ("Aufsichtsrat") as required for German stock corporations under the German stock corporation act ("Aktiengesetz") or a similar body is non-existing and is also not required under Delaware law.

Substantial equity interests

   COPE, Inc. holds the total share capital of COPE Holding AG, Rotkreuz, Switzerland, which was founded at the stockholders meeting on August 2nd 1991 and entered in the Commercial Register of the Canton Luzern, originally under the name of Cope AG with a total share capital of CHF 100,000.-. Pursuant to its relocation the corporation was entered in the Commercial Register of the Canton Zug (No. CH-170.3.018.595-1) on September 15, 1993. Its currently registered total share capital is CHF 146,000.-, which is fully paid. The purpose of COPE Holding AG is the acquisition, holding and disposal of equity investments, administration of intangible rights and acquisition, sale and rent of real estate. The book value of COPE Holding AG was $3,604,671 as of September 30, 1999.

   COPE Holding AG holds the total share capital of COPE AG, Rotkreuz, Switzerland, which was founded at the stockholders meeting on March 25, 1998 and entered in the Commercial Register of the Canton Zug (No. CH-170.3.022.016-
2) on April 1, 1998 with a total share capital of CHF 600,000.-, which is fully paid. Its purpose is the import, export and trade with computer-hardware and software as well as services in the IT-industry. The book value of COPE AG was 600,000 Swiss francs as of September 30, 1999.

   COPE Holding AG holds the total share capital of COPE GmbH, Olching, Germany, which was founded at the partners meeting on March 6, 1995 with the amendment on May 2, 1995 and entered in the Commercial Register of the Munich District Court (No. HRB 109763) on June 8, 1995 with a total share capital of DEM 100,000.-. Its currently registered total share capital is EURO 300,000.-, which is fully paid. The purpose of COPE GmbH is the distribution of computer systems, computer parts and peripherals and development of computer-software as well as business, product and personnel consulting in the area of IT. The book value of COPE GmbH was one Swiss franc as of September 30, 1999.

   COPE Holding AG holds the total share capital of COPE HandelsgmbH, Vienna, Austria, which was founded at the partners meeting on April 6, 1994 and entered in the corporations book of the Vienna District Court (No. FN 97305) on May 20, 1994 with a total share capital of ATS 1.000.000,-, which is fully paid. The purpose of COPE HandelsgmbH is the trade with computer peripherals. The book value of COPE HandelsgmbH was one Swiss franc as of September 30, 1999.

   COPE Holding AG holds the total share capital of HICOMP Software Systems GmbH, Hamburg, Germany, which was founded at the partners meeting on August 11, 1993 and entered in the Commercial Register of the Hamburg District Court (No. HRB 53850) on September 22, 1993, originally under the name of Hinrichs & Hinrichs GmbH, with a total share capital of DEM 50,000.-, which is fully paid. Its purpose are activities in all areas of business consulting and information processing and the execution of the corresponding actions and the entering into the legal transactions in connection herewith as well as activities in similar industries. These include consulting and planning activities, organization and technical rationalization activities, delivery of expert opinions and studies, programming, development and exploitation of software systems and products, including granting and obtaining licences and training activities in all aforementioned areas, distribution and trade with machinery, electrical equipment and peripherals of electronic data processing. The book value of HICOMP Software Systems GmbH was 40,000 Swiss francs as of September 30, 1999.

   Each of the COPE, Inc. subsidiaries obtain annual audits of their financial statements pursuant to the financial reporting laws of their jurisdiction, except for COPE GmbH and Forum GmbH each of which obtain limited reviews of their financial statements. Each of the COPE, Inc. subsidiaries, other than COPE GmbH and Forum GmbH, have received audit reports on their 1998 financial statements that do not include any disclaimers or qualifications. Set forth below are the public accountants for COPE, Inc. and each of its subsidiaries:

 COPE, Inc.                           ATAG Ernst & Young Ltd.,
                                      Zurich, Switzerland

 COPE Holding AG                      ATAG Ernst & Young Ltd.,
                                      Zurich, Switzerland

 COPE AG                              ATAG Ernst & Young Ltd.,
                                      Zurich, Switzerland

 Hicomp Software                      Ernst & Young Deutsche Allgemeine Treuhand AG,
  Systems GmbH                        (formerly Schitag Ernst & Young)
                                      Hamburg, Germany

 COPE GmbH                            Ernst & Young Deutsche Allgemeine Treuhand AG,
                                      (formerly Schitag Ernst & Young)
                                      Munich, Germany

 Forum GmbH                           Ernst & Young Deutsche Allgemeine Treuhand AG,
                                      (formerly Schitag Ernst & Young)
                                      Munich, Germany

 COPE                                 Europa Treuhand (Member of
  HandelsgmbH                         Ernst & Young International)

                                  INVESTMENTS

   COPE's ability to conceive and to expeditiously introduce to the market practice-oriented and innovative data storage and data security solutions is the most important precondition for the implementation of the goals of the company. The success and the rapid development of the company over the last few years is largely attributable to its employees. Their motivation, commitment and their readiness to adapt to and master new technologies on an ongoing basis will also be a comparative advantage of COPE in the future. In order to achieve this objective, highly qualified employees will be recruited on a continuous basis. Predominantly, COPE will invest in new employees in the fields of research, technical customer service, distribution and project oriented business.

   COPE has identified investments in the field of further development of its own backup-software HIBACK and HIBARS, and the training and further qualification of their employees as major factors for the success of the company which-simultaneously-shall afford to the customers the necessary protection of their investments.

   With the acquisition of all business shares of Forum GmbH, Olching, which was completely merged in the first quarter 1999 into COPE GmbH, Olching, and HICOMP Software Systems GmbH, Hamburg being executed in the previous months, the first acquisitions in the history of the company are now being integrated into the group. Further acquisitions will be made in the future following the capital increase and the listing of COPE, Inc. at the Frankfurt Stock Exchange, "Neuer Markt".

   According to its current planning, the company envisages to invest approximately $4.9 million in the business year 1999 ( in the business year 2000: approximately $5.5 million). Of those investments $0.5 million (in the business year 2000: approximately $1.1 million) will be allocated to additional personnel expenses and $4.6 million (in the business year 2000: approximately $4.7 million) to the planned expansion of COPE's international business activities and additional acquisitions. Within the context of investment planning for purposes of the current business year the purchase of Miracle V, software equipment for thirty additional working places and additional software have already been considered.

   Miracle V was introduced in the fourth quarter of 1999 and will ultimately be launched on January 1, 2000. Miracle V is a standard software package. Its standard modules and its modifications, among others, will meet the following requirements: administration of orders, accounting, stock keeping, marketing/distribution, calculation of commissions, maintenance contracts; rental agreements; maintenance of software and management information systems.

   At present, COPE's software systems already meet the aforementioned requirements. Aside from serving as an integration tool for the comprehensive package offered by COPE, Miracle V will-as a standard package with open interfaces-produce substantial improvements in the field of distributive evaluation, serving as a basis for targeted marketing measures.

   The emphasis of investments over the past three years has been related to the purchase of Forum GmbH with an amount of $962,977.-. Moreover, investments for plant and equipment purposes have been effected on a customary level (for the business year 1996: $229,210.-, for the business year 1997: $585,881.- and for the business year 1998: $370,208.-). The purchase of Hicomp Software Systems GmbH on April 1999 was a non cash transaction (share exchange).

   The investments have been financed by cash-flow payments, however, all recent and current investments have been predominantly equity-financed.

Sales and Marketing

   For the market in German-speaking countries, investments for marketing activities are currently undertaken for the business segment of sales of solutions. For the marketing of COPE's products in other countries, investments are undertaken in Europe and the United States. Key distribution measures are uniformly implemented throughout the COPE group.

Consulting

   The expansion of consulting services will be furthered by the employment of eight additional employees.

                            RESEARCH AND DEVELOPMENT

   Both research and development play a crucial role to our business.

   Subsequent to COPE's acquisition of HICOMP Software Systems GmbH the development of software products became very important for its business. COPE is planning on increasing the capacities to further develop its proprietary Back-up Software HIBACK & HIBARS.

   Additionally, COPE is focusing on extending its business development team, which is researching the market for innovative technologies and products. In case of positive results from due evaluation and testing procedures of a specific technology or product the business development team then proposes such technology or product to the management for the use of COPE.

   COPE's management believes, that a strong market position can only be granted by continuing technological development.

                              PATENTS AND LICENSES

   COPE currently does not hold any patents or licenses.

   Although the agreements between COPE and its product vendors are nonexclusive and short-term in nature, there are no specific dependencies (see also caption: "Products and Services").

                         QUALITY MANAGEMENT (ISO 9001)

   COPE has its own quality management team. The quality of the services and products sold by COPE is being tested on a standardized basis. Statistical data, which is being generated, helps to sort out poor quality services and products, revolving mistakes, etc.

   COPE has been ISO 9001-certified since 1995.

                        RECENT DEVELOPMENTS AND OUTLOOK

Recent Business Development

   Fiscal year 1999 has successfully developed during the first 9 months. Sales grew in this period $24,905,521 (+ 43.7%) compared to $17,324,933 of the same period in 1998. This growth is based on all business segments. Strongest growth with 105.6% was achieved by the services segment.

Outlook

   Based on the business development of the current fiscal year, COPE expects further growth of sales and results of operations compared to fiscal year 1998. The positive development of the structure of expenses and revenues is already displayed by the financial statements as of September 30, 1999.

   COPE has positioned itself in a niche of the IT industry, which is expected to considerably grow further. Enterprises have become more and more aware of the problems arising from storing and securing mass data. Being an independent provider COPE is able to offer optimal and individually tailored storage and security solutions to its customers.

Support of Consulting Services

   Crucial to COPE's business is the solution as opposed to the product. A significant portion of the customer's expenses for data storage and security solutions is being dedicated nowadays to consulting in respect of system design and implementation. Consulting services tend to achieve higher margins than direct reselling of products from the manufacturer to the customer. Sales in the business segments consulting and integration services is scheduled to be supported by further marketing activities.

Growth based on specific acquisitions

   Aside from its inherent growth COPE will significantly grow based on further acquisitions. COPE focuses on enterprises, which share COPE's dedication to high standard consulting and services. Through those acquisitions COPE intends to among others gain additional experienced staff.

   While COPE did not yet enter into any agreements with such enterprises there may be the possibility of short-term acquisitions after the offering.

Proprietary software-technology as an accelerator to COPE's future business

   Subsequent to the acquisition of HICOMP Software Systems GmbH in April 1999 COPE prospered to a full system provider with its own proprietary software-solutions. In order to convey the potential of this software to the market COPE engaged in significant marketing activities for the brand names HIBACK & HIBARS.

   The strong support of this high margin business segment is crucial to COPE's growth strategy.

   COPE expects to significantly enlarge its degree of publicity through its dual listing on NASDAQ National Market System and Neuer Markt Frankfurt as well as through its concurrent marketing activities.

   The Year 2000 Issue brings both chances and risks to the IT industry. Hence, it is hardly foreseeable for COPE whether IT investments will be intensified or postponed for the current year ending. However, COPE believes to have stronger sales opportunities in the field of data storage from the beginning of next year.

                     [translation of the admission clause:]

                           On the basis of the above
                                 Company Report

                                      the

                3,405,423 par value shares of common stock
                    with a par value per share of USD 0.001

                                      and

                 800,000 par value shares of common stock
                    with a par value per share of USD 0.001

      each carrying full dividend rights as from the fiscal year 2000

                       - Securities Code Number 876 954 -
                           - Common Code 100 94 313 -
                         - ISIN Code US 217 208 107 5 -
                           - Valor Number CH 952517 -

                                      and
                                     up to

                 380,200 par value shares of common stock
                    with a par value per share of USD 0.001

  in view of the option rights granted or to be granted in connection with the
                               Stock Option Plan
                     into par value shares of common stock
    carrying full dividend rights for the fiscal year in which the option is exercised

                                      and
                                     up to

                  24,621 par value shares of common stock
                    with a par value per share of USD 0.001

              in view of the warrant rights granted by COPE, Inc.
                     into par value shares of common stock
    carrying full dividend rights for the fiscal year in which the option is exercised

                                       of

                                   COPE, Inc.
                                 Delaware, USA

                   have been admitted to the Geregelten Markt
                              with trading on the
                                  Neuer Markt
                        of the Frankfurt Stock Exchange

         Frankfurt am Main, Hannover and Dusseldorf, January 2000

                            Norddeutsche Landesbank
                                  Girozentrale

                           HSBC Trinkaus & Burkhardt

                        Kommanditgesellschaft auf Aktien

                           Aufgrund des vorstehenden
                             Unternehmensberichtes

                                      sind

            Stuck 3.405.423 auf den Namen lautende Stammaktien
                      im Nennbetrag von USD 0,001 je Aktie

                                     sowie

             Stuck 800.000 auf den Namen lautende Stammaktien
                      im Nennbetrag von USD 0,001 je Aktie

   mit jeweils voller Gewinnanteilberechtigung ab dem Geschaftsjahr 2000

                       - Wertpapier-Kenn-Nummer 876 954 -
                           - Common Code 100 94 313 -
                         - ISIN Code US 217 208 107 5 -
                          - Valorennummer CH 952517 -

                                     sowie
                                     bis zu

             Stuck 380.200 auf den Namen lautende Stammaktien
                      im Nennbetrag von USD 0,001 je Aktie

im Hinblick auf die im Zusammenhang mit dem Stock Option Plan gewahrten oder zu gewahrenden Optionsrechte zum Bezug von auf den Namen lautenden Stammaktien mit voller
    Gewinnanteilberechtigung fur das Geschaftsjahr, in dem das Optionsrecht
                                 ausgeubt wird

                                     sowie
                                     bis zu

              Stuck 24.621 auf den Namen lautende Stammaktien
                      im Nennbetrag von USD 0,001 je Aktie

        im Hinblick auf die von der COPE, Inc. gewahrten Wandlungsrechte zur Wandlung in auf den Namen lautende Stammaktien mit voller Gewinnanteilberechtigung fur das Geschaftsjahr, in dem das Wandlungsrecht
                                 ausgeubt wird

                                      der

                                   COPE, Inc.
                                 Delaware, USA

                              zum Geregelten Markt
                          mit Aufnahme des Handels im
                                  Neuen Markt
                       an der Frankfurter Wertpapierborse
                               zugelassen werden.

          Frankfurt am Main, Hannover, Dusseldorf im Januar 2000

                            Norddeutsche Landesbank
                                  Girozentrale

                           HSBC Trinkaus & Burkhardt

                        Kommanditgesellschaft auf Aktien

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Delaware Statutes

   Section 145 of the Delaware General Corporation Law, as amended, provides for the indemnification of the Company's officers, directors, employees and agents under certain circumstances as follows:

   "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

   (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

   (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

   (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

   (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

   (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

   (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

   (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

   (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

   (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

   (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees). (Last amended by Ch.261,L.'94,eff.7-1-94.)"

Certificate of Incorporation

   The Company's Certificate of Incorporation provides that the directors of the Company shall be protected from personal liability to the fullest extent permitted by law. The Company's Bylaws also contain a provision for the indemnification of the Company's directors (see "Indemnification of Directors and Officers--Bylaws" below).

Bylaws

   The Company's Bylaws provide for the indemnification of the Company's directors, officers, employees, or agents under certain circumstances as follows:

   "7.1 Authorization For Indemnification. The Corporation may indemnify, in the manner and to the full extent permitted by law, any person (or the estate, heirs, executors, or administrators of any person) who was or is a party to, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

   7.2 Advance of Expenses. Costs and expenses (including attorneys' fees) incurred by or on behalf of a director or officer in defending or investigating any action, suit, proceeding or investigation may be paid by the Corporation in advance of the final disposition of such matter, if such director or officer shall undertake in writing to repay any such advances in the event that it is ultimately determined that he is not entitled to indemnification. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, or by the stockholders, that, based upon the facts known to the Board or counsel at the time such determination is made,
(a) the director, officer, employee or agent acted in bad faith or deliberately breached his duty to the Corporation or its stockholders, and (b) as a result of such actions by the director, officer, employee or agent, it is more likely than not that it will ultimately be determined that such director, officer, employee or agent is not entitled to indemnification.

   7.3 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or applicable law.

   7.4 Non-exclusivity. The right of indemnity and advancement of expenses provided herein shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Any agreement for indemnification of or advancement of expenses to any director, officer, employee or other person may provide rights of indemnification or advancement of expenses which are broader or otherwise different from those set forth herein."

Indemnity Agreements

   The Company's Bylaws provide that the Company may indemnify directors, officers, employees or agents to the fullest extent permitted by law and the Company has agreed to provide such indemnification to its directors pursuant to written indemnity agreements.

Item 25. Other Expenses of Issuance and Distribution.

   The following table sets forth estimated expenses to be incurred by COPE in connection with the issuance and distribution of the Shares being registered. All such expenses are estimated except for the SEC registration fee:

   SEC registration fee............................................ $     8,257
   NASDAQ National Market System Listing Fee....................... $    20,000
   Neuer Markt Listing Fee......................................... $     3,000
   Printing expenses............................................... $   170,000
   Fees and expenses of counsel for the Company.................... $   300,000
   Fees and expenses of accountants for Company.................... $   270,000
   Listing Fee to NORD/LB.......................................... $    90,000
   Marketing....................................................... $   145,000
   Underwriting expenses........................................... $    50,000
   Mandatory publication expenses in Germany....................... $    25,000
   Expense allowance............................................... $    40,000
     Total......................................................... $ 1,121,257

Item 26. Recent Sales of Unregistered Securities.

   A. From March 1996 to May 1996, the Company conducted a private placement of shares of its common stock. In the private placement, the Company sold a total of 3,643 shares of common stock to three individuals for the gross proceeds of $147,000. The issuance was conducted pursuant to Regulation S under the 1933 Act. There was no underwriter involved in this issuance.

   B. In April 1996, the Company issued 604 shares of common stock to one individual in consideration of consulting services valued at $12,250 rendered on behalf of the Company. The issuance was conducted pursuant to Section 4(2) of the 1933 Act. There was no underwriter involved in this issuance.

   C. From April 1997 to May 1997, the Company conducted a private placement of shares of its common stock. In the private placement, the Company sold a total of 34,500 shares of common stock for the gross proceeds of $10,000. The issuance was conducted pursuant to Regulation S under the 1933 Act. There was no underwriter involved in this issuance.

   D. In September 1997, the Company issued a total of 2,242 shares of common stock to two individuals in consideration of consulting services valued at $19,500 rendered on behalf of the Company. The issuance was conducted pursuant to Section 4(2) of the 1933 Act. There was no underwriter involved in this issuance.

   E. From October 1997 to November 1997, the Company conducted a private placement of shares of its common stock. In the private placement, the Company sold a total of 20,701 shares of common stock to seven individuals for the gross proceeds of $120,000. The issuance was conducted pursuant to Regulation S under the 1933 Act. There was no underwriter involved in this issuance.

   F. From February 1998 to March 1998, the Company conducted a private placement of shares of its common stock. In the private placement, the Company sold a total of 6,900 shares of common stock for the gross proceeds of $40,000. The issuance was conducted pursuant to Regulation S under the 1933 Act. There was no underwriter involved in this issuance.

   G. In August 1998, the Company granted to 39 of its employees options to purchase an aggregate of 59,300 shares of common stock at an exercise price of $8.40 per share. The options vest in four installments commencing on March 1, 1999, March 1, 2000, March 1, 2001 and March 1, 2005. The options were issued pursuant to Section 4(2) of the 1933 Act. There was no underwriter involved in this issuance.

   H. In September 1998, pursuant to an Amended and Restated Securities Purchase Agreement and Plan of Reorganization dated July 24, 1998, the holders of all of the issued and outstanding capital stock of COPE Holding AG transferred those shares to the Company in exchange for the Company's issuance of 2,862,000 shares of its common stock. Of these shares, 270,000 shares were issued pursuant to a Registration Statement on Form S-4 and the balance of 2,592,000 shares were issued to the two co-founders of COPE Holding AG pursuant to Section 4(2) of the 1933 Act. There was no underwriter involved in this issuance.

   I. In the fourth quarter of 1998, the Company issued 20,207 shares of common stock upon the exercise of outstanding common stock purchase warrants. The issuance was conducted pursuant to Regulation S under the 1933 Act. There was no underwriter involved in this issuance.

   J. In November 1998, the Company granted to its officers and directors options to purchase a total of 108,200 shares of common stock at exercise prices ranging from $8.50 to $15.00 per share. The options were issued pursuant to Section 4(2) of the 1933 Act. There was no underwriter involved in this issuance.

   K. In January 1999, the Company granted to its employees options to purchase an aggregate of 129,900 shares of common stock at exercise prices ranging from $20.00 to $50.00 per share. The options were issued pursuant to Section 4(2) of the 1933 Act. There was no underwriter involved in this issuance.

   L. In April, 1999, the Company issued 420,000 shares of common stock to Uwe Hinrichs in exchange for all of the issued and outstanding shares of Hicomp GmbH. The issuance was conducted pursuant to Section 4(2) of the 1933 Act. There was no underwriter involved in this issuance.

   M. In April 1999, the Company issued 22,390 shares of common stock to its employees upon the exercise of outstanding common stock options. The issuance was conducted pursuant to Section 4(2) of the 1933 Act. There was no underwriter involved in this issuance.

   N. In October 1999, COPE, Inc. issued 5,172 shares of common stock upon the exercise of common stock purchase warrants. The issuance was conducted pursuant to Regulation S under the 1933 Act. There was no underwriter involved in this issuance.


   O. In November 1999, COPE, Inc. granted to its employees, officers and directors options to purchase an aggregate of 82,800 shares of common stock at an exercise price of $22.00 per share. The issuance was conducted pursuant to
Section 4(2) of the 1933 Act. There was no underwriter involved in this issuance.

Item 21. Exhibits and Financial Statement Schedules.

   (a) Exhibits

 Exhibit
   No.                                Description
 -------                              -----------
  1.1    Form of Underwriting Agreement(19)

  2.1    Amended and Restated Securities Purchase Agreement and Plan of
          Reorganization dated July 24, 1998 between the Registrant and COPE
          AG(14)

  2.2 Common Stock Purchase Agreement dated September 11, 1998 between the registrant and New Capital Investment Fund.(15)

  3.1    Articles of Incorporation(1)

  3.2    Certificate of Amendment dated September 11, 1998 to Certificate of
          Incorporation(15)


 Exhibit
   No.                                 Description
 -------                               -----------
  3.3    Certificate of Correction dated September 15, 1998 to Certificate of
          Amendment of Certificate of Incorporation(15)

  3(ii)  Bylaws(1)

  5.1 Opinion of Oppenheimer Wolff & Donnelly LLP regarding legality of the securities being issued(18)

 10.1    Agreement with Licensia Export Trading Co. dated December 12, 1986(2)

 10.2    Agreement with Erich Klemke dated June 6, 1988(3)

 10.3 Amendment to agreement with European Investment and Equity Trading dated March 30, 1989(5)

 10.4    Distribution agreement with Mobal AG, dated January 17, 1989(4)

 10.5    1989 Stock Option and Stock Award Plan(1)

 10.6    Warrant Agreement dated as of November 13, 1989 among Harrier, Inc.
          ASFAG AG and Martin S. Wohnlich(5)

 10.7    Agreement dated November 10, 1989 between Tibech AG and Bioptron AG(5)

 10.8    Agreement dated February 7, 1990 between Tibech AG and Bioptron AG(5)

 10.9    Sales Agreement for HDC AG stock between Dr. Carl Odermatt and the
          Company(5)

 10.10 Distribution Agreement with Planeta, dated September 1, 1991 (with accompanying unofficial translation).(6)

 10.11   Univ. of Michigan Agreement dated October 17, 1992.(10)

 10.12   Univ. of Michigan Agreement dated March 18, 1992.(10)

 10.13   Sale of Assets Agreement by and between the Registrant and a German
          Investor(8)

 10.14 Agreement to Dissolve Joint Research and Development Project by and between the Registrant and Tecno-Bio CO., Ltd.(9)

 10.15 Purchase and License Agreement of HDC AG by and between the Registrant and Tecno-Bio CO., Ltd. T(9)

 10.16   Harrier, Inc./American Diagnostica Inc. R&D Joint Venture
          Agreement(11)

 10.17   Loan Agreement between New Capital Investment Fund and Harrier,
          Inc.(12)

 10.18   Asset Transfer and Plan of Liquidation and Dissolution dated June 30,
          1997 between the Registrant, Naturade, Inc. and DermaRay, LLC.(13)

 10.19   Securities Purchase Agreement and Plan of Reorganization dated October
          30, 1997 between Registrant and COPE AG.(13)

 10.20   Agreement dated October 30, 1997 between Registrant and New Concept
          Therapeutics, Inc.(13)

 10.21   Agreement dated September 25, 1998 between Registrant, COPE Holding
          AG, and New Capital Investment Fund.(17)

 10.22   Common Stock Purchase Agreement dated September 11, 1998 between
          Registrant and New Capital Investment Fund.(17)

 10.23   Assumption and Assignment Agreement dated September 11, 1998 between
          Registrant and Glycosyn Pharmaceuticals, Inc.(17)

 10.24   Indemnification Agreement dated September 28, 1998 by New Capital
          AG(17)

 10.25   Sale and Transfer of Business Shares (Forum GmbH) dated July 25, 1998 between COPE GmbH and Peter Doelling(17)

 10.26 Sale and Transfer of Business Shares (HICOMP Software Systems GmbH) dated December 21, 1998 between Registrant and Uwe Hinrichs(17)

 10.27   Loan Agreement between Registrant and NORD/LB dated July 19, 1999.(19)


 Exhibit
   No.                               Description
 -------                             -----------
 16.1    Letter dated March 19, 1999 from Raimondo Pettit Group.(16)

 21.1    Subsidiaries of the Company

 23.1    Consent of ATAG Ernst & Young Ltd., Independent Auditors.

 23.2    Consent of Oppenheimer Wolff & Donnelly LLP (included in Exhibit
          5.1).(18)

 23.3    Consent of Ernst & Young Deutsche Allgemeine Treuhand AG, Hamburg,
          Independent Auditors.

 23.4    Consent of Ernst & Young Deutsche Allgemeine Treuhand AG, Munich,
          Independent Auditors.

--------
 (1) Filed as an exhibit to Proxy Statement dated May 14, 1990, filed on May 16, 1990 (File No 1-9925), incorporated herein by reference.

 (2) Filed as an exhibit to Report on Form 10-K for the year-ended June 30, 1987, filed on March 18, 1988 (File No 1-9925), incorporated by reference.

 (3) Filed as an exhibit to Report on Form 10-K for the year-ended June 30, 1988, filed on November 3, 1988 (File No 1-9925), incorporated herein by reference.

 (4) Filed as an exhibit to Report on Form 10-K for the year-ended June 30, 1989, filed on October 13, 1989 (File No 1-9925), incorporated herein by reference.

 (5) Filed as an exhibit to Report on Form 10-K for the year-ended June 30, 1990, filed on October 13, 1990 (File No 1-9925), incorporated herein by reference.

 (6) Filed as an exhibit to Report on Form 10-K for the year-ended June 30, 1991, filed on October 13, 1991 (File No 1-9925), incorporated herein by reference.

 (7) Filed as an exhibit to Report on Form 8-K dated July 27, 1990,, filed on September 6, 1990 (File No 1-9925), incorporated herein by reference.

 (8) Filed as an exhibit to Report on Form 8-K dated July 10, 1992, filed on July 31, 1992 (File No 1-9925), incorporated herein by reference.

 (9) Filed as an exhibit to Report on Form 8-K dated August 1, 1992, filed on August 26, 1992 (File No 1-9925), incorporated herein by reference.

(10) Filed as an exhibit to Report on form 10-K for the year-ended June 30, 1992, filed on October 24, 1992 (File No. 1-9925), incorporated herein by reference.

(11) Filed as an exhibit to Report on Form 10-K for the year-ended June 30, 1993, filed on November 25, 1993 (File No. 1-9925), incorporated herein by reference.

(12) Filed as an exhibit to Report on Form 10-K for the year-ended June 30, 1996, filed on December 3, 1996 (File No. 1-9925), incorporated herein by reference.

(13) Filed as an exhibit to Report on Form 10-K for the year-ended June 30, 1997, filed on December 10, 1997 (File No. 1-9925), incorporated herein by reference.

(14) Filed as an exhibit to Registrant's Proxy Statement/Prospectus dated August 20, 1998 made part of the Registrant's Form S-4 Registration Statement (File No. 33-53223), incorporated herein by reference.

(15) Filed as an exhibit to Report on Form 8-K dated September 25, 1998, filed on October 13, 1998 (File No 1-9925), incorporated herein by reference.

(16) Filed as an exhibit to Report on Form 8-K dated March 18, 1999, filed on March 24, 1999 (File No 1-9925), incorporated herein by reference.

(17) Filed as an exhibit to Report on Form 10-KSB for the year ended December 31, 1998, filed on May 7, 1999 (File No. 1-9925) incorporated herein by reference.

(18) Filed as an exhibit to Registrant's Form SB-2 Registration Statement dated June 30, 1999 (File No. 1-9925) incorporated herein by reference.

(19) Filed as an exhibit to Registrant's Pre-Effective Amendment No. 1 to Form SB-2 Registration Statement dated August 31, 1999 (File No. 1-9925) incorporated herein by reference.

Item 28. Undertakings.

   (a) The undersigned Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Pre-Effective Amendment No. 3 to Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Rotkreuz, Switzerland, on December 10, 1999.

                                          COPE, INC.

                                                    /s/ Adrian Knapp
                                          By: _________________________________
                                                        Adrian Knapp
                                               Chairman of the Board and Vice
                                                          President
                                               (principal executive officer)

   In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

             Signature                           Title                   Date
             ---------                           -----                   ----

        /s/ Adrian Knapp             Chairman of the Board and     December 10, 1999
____________________________________  Vice President (principal
            Adrian Knapp              executive officer)

     /s/ Stephan Isenschmid          President and Chief           December 10, 1999
____________________________________  Executive Officer and
         Stephan Isenschmid           Director

      /s/ Markus Bernhard            Chief Financial Officer       December 10, 1999
____________________________________  (principal financial and
          Markus Bernhard             accounting officer)

       /s/ Markus Stalder            Director                      December 10, 1999
____________________________________
           Markus Stalder

         /s/ Peter Koch              Director                      December 10, 1999
____________________________________
             Peter Koch

        /s/ Kevin DeVito             Director                      December 10, 1999
____________________________________
            Kevin DeVito
